                                                Filed Pursuant to Rule 424(b)(5)
                                                File Number 333-74988

   The information contained in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

                             Subject to Completion
             Preliminary Prospectus Supplement dated June 13, 2002

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 21, 2002)

--------------------------------------------------------------------------------

[LOGO] Charter Mac
               Capital Solutions

Charter Municipal Mortgage Acceptance Company

2,000,000 Series A Convertible Community Reinvestment Act
            Preferred Shares

--------------------------------------------------------------------------------

Charter Municipal Mortgage Acceptance Company is offering 2,000,000 Series A Convertible Community Reinvestment Act Preferred Shares, which we refer to as "Series A Convertible CRA Shares" through Meridian Investments, Inc. as placement agent. The Series A Convertible CRA Shares are convertible into our common shares on a one-to-one basis and are subject to certain transfer restrictions as described herein.

The Series A Convertible CRA Shares are not, and we do not expect that they will be, listed on any securities exchange, nor do we expect any market for the Series A Convertible CRA Shares to develop.

An investment in the Series A Convertible CRA Shares is generally only suitable for banks and other financial institutions which are subject to the requirements of the Community Reinvestment Act.

Investing in the Series A Convertible CRA Shares involves risks. See "Risk Factors" beginning on page S-16.

                                                            Per Share Total
    -----------------------------------------------------------------------
    Public Offering Price                                       $       $
    -----------------------------------------------------------------------
    Placement Agent's Commission                                $       $
    -----------------------------------------------------------------------
    Proceeds, Before Expenses, to Charter Municipal
     Mortgage Acceptance Company                                $       $
    -----------------------------------------------------------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

There is no minimum number of Series A Convertible CRA Shares to be sold in this offering, and the number of Series A Convertible CRA Shares we may sell pursuant to this prospectus supplement may be increased or decreased by us without prior notice in our sole discretion. Meridian Investments, Inc., our placement agent, is not required to sell any specific number of Series A Convertible CRA Shares but will use its best efforts to sell the Series A Convertible CRA Shares offered hereby. The offering period for the Series A Convertible CRA Shares will terminate not later than July 31, 2002, unless extended by agreement between us and Meridian Investments, Inc. There are no arrangements to place funds in an escrow, trust or similar account during the offering period.

The Series A Convertible CRA Shares offered hereby will be ready for delivery
on or about             , 2002.

                          Meridian Investments, Inc.
                                Placement Agent

         The date of this Prospectus Supplement is             , 2002

                              [MAP] CHARTERMAC MAP


                               [GRAPHIC OMITTED]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with information different from or additional to that contained or incorporated by reference in this prospectus supplement or accompanying prospectus. We are offering to sell, and are seeking offers to buy, Series A Convertible CRA Shares only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of its respective date or as of other dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since these dates.

In this prospectus supplement, the term "Series A Convertible CRA Shares" refers to our Series A Convertible Community Reinvestment Act Preferred Shares convertible into our common shares and the term "Series A CRA shareholder" refers to the holders of the Series A Convertible CRA Shares offered hereby. The terms "Company," "we," "us," "our," and "ours" refer to Charter Municipal Mortgage Acceptance Company and its subsidiaries, except as the context otherwise requires. The term "Manager" refers collectively, to Charter Mac Corporation and Related Charter LP, unless otherwise stated, and the term "Related Capital" refers to Related Capital Company.


TABLE OF CONTENTS
--------------------------------------------------------------------------------
Prospectus Supplement
Prospectus Supplement Summary.........................................  S-1
Risk Factors.......................................................... S-16
Use of Proceeds....................................................... S-37
Our Series A Convertible CRA Shares................................... S-37
Our Company........................................................... S-44
Community Reinvestment Act............................................ S-69
Management............................................................ S-73
Federal Income Tax Considerations..................................... S-81
Plan of Distribution.................................................. S-88
Legal Matters......................................................... S-89
Experts............................................................... S-89
Forward Looking Information........................................... S-89
Appendix
Goulston & Storrs, P.C. CRA Opinion

Prospectus
Our Company............................................................  1
Description of Our Shares..............................................  2
Use of Proceeds........................................................  8
Plan of Distribution...................................................  8
Ratio of Earnings To Combined Fixed Charges and Preference Dividends...  9
Experts................................................................  9
Legal Matters..........................................................  9
Where You Can Find More Information.................................... 10
Incorporation of Certain Documents by Reference........................ 10

                             ---------------------

This prospectus supplement contains servicemarks and trade names of other companies.

--------------------------------------------------------------------------------
                                                                              i

Prospectus Supplement Summary

This summary highlights information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that is important to you. You should read the following summary together with the more detailed information included or incorporated by reference in this prospectus supplement or the accompanying prospectus, including risk factors, regarding our Company and our Series A Convertible CRA Shares being sold in this offering.

Our Company

  Overview

We are Charter Municipal Mortgage Acceptance Company, a business trust formed under the laws of the State of Delaware. We are offering 2,000,000 Series A Convertible CRA Shares, which are convertible into our common shares on a one-to-one basis. We have previously issued preferred shares that are on parity with the Series A Convertible CRA Shares offered hereby called the Convertible Community Reinvestment Act Preferred Shares, which we refer to as the "Convertible CRA Shares." With the exception of the conversion ratio, the terms of the Convertible CRA Shares are identical to those of the Series A Convertible CRA Shares offered hereby. As of March 31, 2002, our outstanding shares of beneficial interest consisted of (i) 41,152,738 common shares and
(ii) 1,882,364 Convertible CRA Shares which are convertible into 1,764,663 of our common shares.

We are a full service investor in and servicer of multifamily debt. We invest primarily in multifamily housing revenue bonds secured directly or indirectly by first mortgages, with a smaller portion secured by junior encumbrances, and have other similar investments designed to produce tax-exempt income, although a small portion of our investments do produce taxable income. Most of our investments are held indirectly through our subsidiaries.

In July, 2001, we formed Charter Mac Corporation (which we refer to as "CM Corp.") as a wholly-owned, consolidated subsidiary to help us to more efficiently manage our taxable business and to permit us to diversify our business lines to include (i) mortgage origination and servicing to third parties and (ii) guaranteeing mortgage loans for a fee. CM Corp. holds most of our taxable investments, conducts any fee-generating activities in which we may engage and provides management services to us.

On December 24, 2001, CM Corp. acquired 80% of the outstanding capital stock of PW Funding Inc. ("PW Funding"), a national mortgage banking firm specializing in multifamily housing. It is anticipated that CM Corp. will acquire the remaining 20% of the outstanding capital stock of PW Funding over the next 18 to 32 months.

We and our subsidiaries (excluding CM Corp. and PW Funding) are each classified as a partnership or disregarded for federal income tax purposes and thus are not subject to federal income taxation. As such, we pass through to our shareholders, in the form of distributions, income, including tax-exempt income, derived from our investments. Although the exact percentage will vary from time to time, we expect that for the year ending December 31, 2002, no less than approximately 95% of our distributions to shareholders will be excludable from their gross income for federal income tax purposes. For the calendar year ended December 31, 2001, approximately 96% of our distributions consisted of tax-exempt income. See "Risk Factors--Our classification as a publicly traded partnership is not free from doubt and could be challenged" and "Federal Income Tax Considerations" below.

  Our Investments

We commenced operations in October of 1997 with a portfolio of 31 revenue bonds with an aggregate par value of approximately $349 million which were secured by 31 affordable multifamily properties containing 8,043 units. During the period from our inception through March 31, 2002, we have invested in 130 new revenue bonds with an aggregate par value of approximately $907 million which are secured by 100 affordable multifamily properties containing 19,794 units. Additionally, 15 revenue bonds have been sold or repaid with an aggregate par value of approximately $142 million, which were secured by 14 affordable multifamily properties containing 3,003 units. Accordingly, as of March 31, 2002, our portfolio included direct or indirect interests in 146 revenue bonds with an aggregate par value of approximately $1.11 billion secured by 117 affordable multifamily properties containing 24,834 units located in 21 states and the District of Columbia.

The following chart depicts the aggregate par value of our portfolio of revenue bonds for the last three fiscal years ended December 31 and at March 31, 2002, reflecting the par value of the original revenue bond portfolio and the cumulative par value of our new revenue bonds owned as of those dates.

                      Par Value of Revenue Bond Portfolio
             (At December 31st of each year and at March 31, 2002)

                                    [CHART]

                               [GRAPHIC OMITTED]

  Investing in Our Series A Convertible CRA Shares

Based on an opinion of counsel and prior interpretive rulings issued by these four federal agencies, the (i) Office of the Comptroller of the Currency ("OCC"), (ii) Office of Thrift Supervision ("OTS"), (iii) Federal Deposit Insurance Corporation ("FDIC") and (iv) Board of Governors of the Federal Reserve System ("FRB", and, together with OCC, OTS and FDIC, the "CRA Federal Agencies"), we believe that our current revenue bond investments are, and we expect that substantially all of our future revenue bond investments will be, "qualified investments" under the Community Reinvestment Act of 1977, as amended and as affected by the Gramm-Leach-Bliley Act, enacted on November 12, 1999 (which we refer to as the "CRA"). As such, we believe that it is more likely than not that purchasers of our Series A Convertible CRA Shares who are subject to the CRA will receive positive consideration (which we refer to as "CRA Credit") under the CRA "investment test" for the allocated amount of their investment in us which benefits the purchaser's self-defined geographic CRA assessment area or a broader statewide or regional area that includes the investor's self-defined geographic CRA assessment area and which allocated amount such investor may report under the CRA "investment test." Our Series A Convertible CRA Shares will receive allocations of CRA Credits available as of the closing of this offering based on our then current unallocated investments and the area for allocation which the investor specifies as its preference.

We intend to use the net proceeds from the sale of the Series A Convertible CRA Shares offered hereby primarily to acquire additional revenue bonds, the proceeds of which will finance the construction and/or ownership of multifamily housing properties, most of which benefit from federal Low Income Housing Tax Credits ("LIHTCs") pursuant to Section 42 of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, we may acquire tax-exempt revenue bonds that are issued for the benefit of Section 501(c)(3) not-for-profit organizations and make other types of investments permitted under our trust agreement. Any remaining net proceeds will be used for general business purposes, including reduction of our indebtedness.

  Management of Our Company

We operate our day-to-day activities and select our investments utilizing the services and advice provided by CM Corp. and Related Charter LP, an affiliate of Related Capital. They provide these services pursuant to management agreements between (i) CM Corp. and/or Related Charter LP and us, and (ii) CM Corp. and each of our subsidiaries. For purposes of simplifying the description of our management arrangement in this prospectus supplement, we refer to CM Corp. and Related Charter LP collectively as our "Manager".

Our Manager has subcontracted its obligations under the management agreements to Related Capital and uses Related Capital's resources and real estate and investment expertise to advise us and provide us with services. The management team that provides us with investment advice has an average of 14 years of experience with our Manager and/or Related Capital and 21 years of experience in the real estate industry.

Community Reinvestment Act

The CRA requires federal bank regulatory agencies to encourage banks and similar institutions that are insured by the Federal Deposit Insurance Corporation to help meet the credit needs of their local communities, including low and moderate income neighborhoods. Approximately once every two years, examiners from the CRA Federal Agencies assess and "rate" a lending institution's activities in low and moderate income neighborhoods within such institution's self-defined geographic CRA assessment area. If a CRA Federal Agency finds that a lending institution is not serving those neighborhoods, it can delay or deny that institution's request to merge with another lender or to open or relocate a branch or expand any of its other services.

Lending institutions with assets of $250 million or more are subject to the most rigorous exams. Larger retail institutions receive an overall CRA rating based on their performance in three areas: lending, investment and service. The "lending test" considers the number of loans made to lower income and minority individuals and communities, and the "investment test" and the "service test" consider, respectively, the number and types of investments and services (e.g., branches and automatic teller machines) in minority and lower income communities. For an institution with $250 million or more in assets or for an institution whose holding company has $1 billion or more in assets, the investment test comprises 25% of the overall CRA rating. While smaller banks are subject only to a lending test, they can use their qualified investments to enhance their overall rating. Banks that are designated as limited purpose or wholesale banks for CRA purposes can elect to be evaluated partially or totally on their qualified investment performance.

  The Investment Test

In order to be a "qualified investment" for purposes of the "investment test," the primary purpose of the investment must be community development. Under the CRA, investments which promote community development include, among others, those investments which provide affordable housing for low or moderate income individuals or fund activities that revitalize or stabilize low or moderate income areas.

We have received from Goulston & Storrs, P.C. ("Goulston & Storrs") a legal opinion (the "CRA opinion") which concludes that, assuming a banking institution has legal authority to make the investment, it is more likely than not that (i) a banking institution's investment in our Series A Convertible CRA Shares will receive positive consideration under the CRA as a "qualified investment" and (ii) our methodology of initial allocation will be acceptable to the CRA Federal Agencies. The opinion is subject to any amendments to the existing rules, regulations and published agency guidance pertaining to the CRA that may occur in the future. See "Our Series A Convertible CRA Shares--Allocations with respect to this Series A Convertible CRA Share offering." However, particular investments, including our Series A Convertible CRA Shares, are not designated as CRA-qualifying at the time of issuance by any governmental agency. The final determination of whether securities are CRA-qualifying is made by the CRA Federal Agencies during their periodic examinations of regulated institutions. There is no assurance that the CRA Federal Agencies will concur with our evaluation that our Series A Convertible CRA Shares are a "qualified investment" under the CRA or with Goulston & Storrs' CRA opinion. See "Risk Factors--Our Series A Convertible CRA Shares may not be considered a qualified investment under the CRA."

In May, 2001, the first of our Convertible CRA Shareholders had a CRA performance evaluation in which their investment in our Convertible CRA Shares was reported. The investment was specifically identified by the Federal Reserve Bank of Virginia as an example contributing to the bank having met the community development test through qualified investments. Furthermore, to date, we are not aware that any CRA Federal Agencies have notified any holders of Convertible CRA Shares that they do not concur with our evaluation.

  Allocation of CRA Credits

Only holders of the Convertible CRA Shares (which we refer to as "Convertible CRA shareholders") and holders of the Series A Convertible CRA Shares (which we refer to as "Series A CRA shareholders") may request allocations of CRA Credit for their self-defined geographic CRA assessment areas up to the aggregate amount of their respective investment. Furthermore, the Series A Convertible CRA Shares participate with the Convertible CRA Shares (and other parity securities) in determining the allocation of CRA Credits. See "Our Series A Convertible CRA Shares--Allocations with respect to this Series A Convertible CRA Share offering--Allocation Priorities."

For a banking institution to receive CRA Credit under the "investment test" with respect to our Series A Convertible CRA Shares, we must hold CRA "qualifying investments" that relate to the banking institution's self-defined geographic CRA assessment area or a larger regional area which includes the institution's self-defined geographic CRA assessment area and which are allocated by us to such banking institution. A "qualified investment" is required to be responsive to the credit and community development needs of a banking institution's self-defined geographic CRA assessment area, among several other qualitative factors. According to the CRA Federal Agencies, a regional area may be as small as a city or a county, or as large as a multi-state area. The CRA Federal Agencies have, for example, stated that "the mid-Atlantic states" may comprise a regional area. However, an examiner may accord greater weight to a qualified investment that provides direct benefits to the banking institution's self-defined geographic CRA assessment area. According to the CRA Federal Agencies, depending on the circumstances, examiners may view loans or investments with more direct benefits to a banking institution's self-defined geographic CRA assessment area(s) as being more responsive to the credit and community development needs of the area(s) as compared to loans or investments for which the actual benefit to the assessment area(s) is uncertain or for which the benefit is diffused throughout a larger area that includes the institution's self-defined geographic CRA assessment area(s). Under guidance published by the CRA Federal Agencies in July 2001, financial institutions may receive credit for a qualified investment wholly outside of their self-defined geographic CRA assessment area, provided they have otherwise adequately addressed their assessment area needs.

Although each of our Convertible CRA shareholders and Series A CRA shareholders indirectly owns an undivided beneficial interest in all of our investments for purposes of quarterly distributions, allocations of our income and losses, and our distributions upon liquidation, dissolution or winding up, we allocate interests in specific investments to specific Convertible CRA shareholders and Series A CRA shareholders for CRA reporting purposes based on a banking institution's specification of its self-defined geographic CRA assessment area. Through our CRA Credit allocation procedures and reporting methodology, we intend to prevent CRA Credits from being "double-counted" (i.e., to prevent the allocation of the same CRA Credit to more than one shareholder) and to provide Convertible CRA shareholders and Series A CRA shareholders with allocations of qualified investments for CRA reporting purposes based on each such shareholder's designated self-defined geographic CRA assessment area.

We will work with our investors to allocate among them the amount of CRA Credits available as of the closing of this offering based on our current unallocated investments and the area for allocation which the investor specifies as its preference. Prospective investors in our Series A Convertible CRA Shares may request an allocation of CRA Credits for a specific self-defined geographic CRA assessment area in an amount equal to the aggregate amount of their investment. Each prospective investor will be asked to provide us with a self-defined geographic CRA assessment area. Each investor will be notified of such allocation prior to its purchase of Series A Convertible CRA Shares. To the extent that at the time of its purchase of Series A Convertible CRA Shares a Series A CRA shareholder is not allocated the CRA Credits within the area specified by such Series A CRA shareholder and in the amount to which it is entitled to receive based on its investment, we will use our commercially reasonable efforts to acquire investments after closing that satisfy such Series A CRA shareholder's specified CRA criteria. See "Risk Factors--Replacement or reallocation of CRA Credits may not be recognized by the CRA Federal Agencies."

The rights and preferences of the Series A Convertible CRA Shares offered pursuant to this prospectus supplement, together with a detailed description of the allocation procedure and rights, if any, to change allocations, or to obtain replacement allocations after the initial closing or upon a sale, repayment, prepayment or foreclosure of an investment or the transfer of Series A Convertible CRA Shares, are set forth under "Our Series A Convertible CRA Shares."

  CRA Reporting

We will provide the following technical support and documentation to prepare our Series A CRA shareholders for CRA examinations by the CRA Federal Agencies. See "Our Series A Convertible CRA Shares--CRA Examination Assistance" and "Our Series A Convertible CRA Shares --CRA Reporting" for a description of such technical support and documentation.

..  We will maintain documentation, which will be made available to our Series A
   CRA shareholders, supporting our evaluation that our investments (and, therefore, our Series A Convertible CRA Shares) are a "qualified investment" for CRA "investment test" purposes.

.. We will provide to our Series A CRA shareholders the following other supporting documentation:

  . an initial report within 30 days after their purchase of our Series A Convertible CRA Shares, which will set forth specific information such as the name and address of the underlying property, the carrying value of the investment allocated to such Series A CRA shareholder, data concerning the community served by the underlying property, tenant income limitations and a brief description of the underlying property's development status (i.e., under construction, leasing, or stabilized occupancy);

  . quarterly reports within 45 days after the end of each calendar quarter which will set forth specific information, such as the name and address of the underlying property, the carrying value of the investment allocated to such Series A CRA shareholder and updated information on the property's construction and physical occupancy status; and

  . copies of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC.

.. These reports, specific and password protected to each Series A CRA shareholder, will also be available on our secure website at http://www.chartermac.com.

Our CRA-Qualifying Investments

    The following table summarizes, by state, those revenue bonds held directly or indirectly by us as of the date of this prospectus supplement (organized by whether they yield tax-exempt or taxable income), all of which we believe are CRA-qualifying investments. Either a portion or the entire carrying value of the revenue bonds listed in bold/italics have been allocated to our convertible CRA shareholders.

                                                                                               Bond Carrying
                                                                                Bond Carrying Value Available
Property                                  City, State, Zip Code    No. of Units  Value/(1)/   for Allocation
--------                                -------------------------- ------------ ------------- ---------------

Tax-Exempt First Mortgage Revenue Bonds

Chapel Ridge of Little Rock............ Little Rock, AR 72223          128       $ 5,543,000    $ 5,543,000
Oakwood Manor.......................... Little Rock, AR 72209          200         5,337,000      5,337,000
Oakwood Manor.......................... Little Rock, AR 72209            *           469,000        469,000
Valley View & Summertree............... Little Rock, AR 72116          240         9,642,000      9,642,000
Valley View & Summertree............... Little Rock, AR 72116            *           565,000        565,000
Chapel Ridge of Lowell................. Little Rock, AR 72745          126         5,668,000      5,668,000
Chapel Ridge of Texarkana.............. Texarkana, AR 71854            144         5,957,000      5,957,000
Franciscan Riviera..................... Antioch, CA 94509              129         6,536,000      6,536,000
Sycamore Woods......................... Antioch, CA 94509              186         9,014,000      9,014,000
Palm Terrace........................... Auburn, CA 95603                80         4,596,000      4,596,000
Palm Terrace........................... Auburn, CA 95603                 *         2,041,000      2,041,000
Lexington (Bedford) Square............. Clovis, CA 93612               130         3,409,000      3,409,000
Silvercrest............................ Clovis, CA 93612               100         2,253,000      2,253,000
Greenbriar............................. Concord, CA 94518              199         9,177,000      9,177,000
Del Monte Pines........................ Fresno, CA 93650               366        10,417,000     10,417,000
Northpointe Village.................... Fresno, CA 93650               406        13,811,000     13,811,000
Cedarbrook............................. Hanford, CA 93230               70         2,808,000      2,808,000
Mecca Vineyards........................ Indio, CA 92201                268        13,166,000     13,166,000
Mecca Vineyards........................ Indio, CA 92201                  *         1,514,000      1,514,000
Carrington Point....................... Los Banos, CA 93635             80         2,989,000      2,989,000
Village Green.......................... Merced, CA 95348               128         3,215,000      3,215,000
Village Green.......................... Merced, CA 95349                 *           526,000        526,000
Standiford............................. Modesto, CA 95350              250         9,446,000      9,446,000
Casa Ramon............................. Orange, CA 92866                75         4,943,000      3,943,000
King's Village......................... Pasadena, CA 91103             313        18,435,000     18,435,000
Loveridge.............................. Pittsburg, CA 94565            148         8,930,000      8,930,000
Park Sequoia........................... San Jose, CA 95127              81         7,040,000      7,040,000
Autumn Ridge........................... San Marcos, CA 92069           192         9,912,000      9,912,000
Phoenix................................ Stockton, CA 95201             186         3,182,000      3,182,000
Lake Park.............................. Turlock, CA 95380              104         3,673,000      3,673,000
Stone Creek............................ Watsonville, CA 95076          120         8,718,000      8,718,000
West Meadows........................... Colorado Springs, CO 80906     216        13,125,000     13,125,000
Millpond Village....................... Broad Brook, CT 06016          360        15,035,000     15,035,000
Barnaby Manor.......................... Washington, DC 20032           124         4,622,000      4,622,000
Faircliff Plaza........................ Washington, DC 20009            80         7,000,000      7,000,000
Fort Chaplin........................... Washington, DC 20019           549        24,763,000     24,763,000
Garfield Park.......................... Washington, DC 20032            94         3,291,000      3,291,000
Newark Commons......................... New Castle, DE 19720           220        14,537,000     14,537,000
Reflections............................ Casselberry, FL 32707          336        13,411,000     13,411,000

                                                                                Bond Carrying
                                                                 Bond Carrying Value Available
Property                    City, State, Zip Code   No. of Units  Value/(1)/   for Allocation
--------                  ------------------------- ------------ ------------- ---------------
Gulfstream............... Dania, FL 33004                96        3,518,000      2,518,000
Summer Lake.............. Dania, FL 33314               108        5,771,000      5,771,000
Jubilee Courtyards....... Florida City, FL 33034         98        4,011,000              0
Lewis Place.............. Gainesville, FL 32641         112        3,760,000      3,760,000
Douglas Pointe........... Miami, FL 33056               176        6,921,000      6,921,000
Lakes Edge at Walden..... Miami, FL 33125               400       14,269,000     14,269,000
River Run................ Miami, FL 33169               164        8,021,000      7,021,000
Hidden Grove............. Miami, FL 33176               222        8,863,000      8,863,000
Running Brook............ Miami, FL 33177               186        8,754,000      8,754,000
College Park............. Naples, FL 34101              210       10,172,000      6,734,000
Madalyn Landing.......... Palm Bay, FL 32257            304       13,632,000     13,632,000
Belmont Heights.......... Tampa, FL 33607               201        8,308,000      8,308,000
Cypress Run.............. Tampa, FL 33647               408       12,533,000     12,533,000
Sherwood Lake............ Tampa, FL 33612               149        4,254,000      4,254,000
Lakepointe............... Atlanta, GA 30088             360       12,617,000     12,617,000
North Glen............... Atlanta, GA 30093             284       12,951,000     12,951,000
Orchard Mill............. Atlanta, GA 30108             238       10,967,000     10,967,000
Shannon Lake............. Atlanta, GA 30291             294       11,698,000     11,698,000
Columbia at Bells Ferry.. Cherokee County, GA 30102     272       13,397,000     13,397,000
Midtown Square........... Columbus, GA 31906            144        5,771,000      5,771,000
Magnolia Arbors.......... Covington, GA 30016           250       13,056,000     13,056,000
Lenox Park............... Gainesville, GA 30501         292       12,311,000     12,311,000
Willow Creek............. Ames, IA 50010                138        6,159,000      6,159,000
Falcon Creek............. Indianapolis, IN 46201        131        6,190,000      6,190,000
Armstrong Farm........... Jeffersonville, IN 47130      168        8,613,000      8,613,000
Bristol Village.......... Bloomington, MN 56478         290       17,756,000     17,756,000
Thomas Lake.............. Eagan, MN 56122               216       13,552,000     13,552,000
Highland Ridge........... St. Paul, MN 56118            228       15,145,000     15,145,000
Lakewood Terrace......... Belton, MO 64012              152        7,884,000      7,884,000
Lakes, The............... Kansas City, MO 64135         400       11,127,000     11,127,000
Mansion, The............. Independence, MO 64055        550       19,637,000     19,637,000
Merchandise Mart......... St. Louis, MO 63101           213       26,111,000     26,111,000
Pelican Cove............. St. Louis, MO 63031           402       18,173,000     18,173,000
Grandview Forest......... Durham, NC 27713               92        5,728,000      5,728,000
Lakemoor................. Durham, NC 27701              160        9,087,000      9,087,000
Forest Hills............. Garner, NC 27529              136        5,817,000      5,817,000
Hamilton Gardens......... Hamilton, NJ 06610            174        6,311,000              0
Westlake Village......... Jackson, NJ 08527             150        6,442,000      2,706,000
Westlake Village......... Jackson, NJ 08527               *          641,000        641,000
River's Edge............. Green Island, NY 12183        190       15,040,000     15,040,000
Chapel Ridge of Claremore Claremore, OK 74017           104        4,282,000      4,282,000
Highpointe Club.......... Harrisburg, PA 17110          240        4,073,000      4,073,000
Highpointe Club.......... Harrisburg, PA 17110            *        5,849,000      5,849,000
Walnut Park Plaza........ Philadelphia, PA 11372        224        5,718,000      5,718,000
Cedar Pointe............. Nashville, TN 37013           210        9,261,000      9,261,000
Arbors at Creekside...... Austin, TX 78746              176        8,982,000      8,982,000
Blunn Creek.............. Austin, TX 78704              280       15,249,000     15,249,000
Circle S................. Austin, TX 78745              200        9,300,000      9,300,000
Mountain Ranch........... Austin, TX 73301              196        9,050,000      9,050,000
Riverside Meadows........ Austin, TX 78741              248       11,210,000     11,210,000
South Congress........... Austin, TX 78704              172        6,580,000      5,580,000
Southwest Trails......... Austin, TX 78735              160        6,653,000      6,653,000
Walnut Creek............. Austin, TX 78723               98        3,384,000      3,384,000
Walnut Creek............. Austin, TX 78724                *          351,000        351,000
Hillside................. Dallas, TX 75217              236       12,185,000     12,185,000
Oak Hollow............... Dallas, TX 75216              150        8,408,000      8,408,000
Oaks at Hampton.......... Dallas, TX 75224              250        9,560,000      8,560,000
Williams Run............. Dallas, TX 75214              252       12,850,000     12,850,000
Bluffview................ Denton, TX 76201              250       11,325,000     11,325,000
Knollwood Villas......... Denton, TX 76201              264       14,553,000     14,553,000
Parks at Westmoreland.... DeSoto, TX 75115              250       11,287,000     11,287,000
Grace Townhomes.......... Ennis, TX 75119               112        5,458,000      5,458,000
Cobb Park................ Ft. Worth, TX 76105           172        7,729,000      7,729,000
Lexington Trails......... Houston, TX 77092             200        5,521,000      5,521,000
West Oaks................ Houston, TX 77082             168       10,150,000     10,150,000
Gateway at Lake Jackson.. Lake Jackson, TX 77566        160       10,651,000     10,651,000
Bay Colony............... League City, TX 77573         248       10,549,000     10,549,000
Lakeline................. Leander, TX 78761             264       21,472,000     21,472,000

                                                                                                 Bond Carrying
                                                                                                     Value
                                                                                  Bond Carrying  Available for
Property                                  City, State, Zip Code      No. of Units  Value/(1)/     Allocation
--------                                 -------------------------   ------------ -------------- --------------
     Cedar Creek....................... McKinney, TX 75069                 250         8,381,000      7,381,000
     Greenbridge at Buckingham......... Richardson, TX 75081               242        19,392,000     19,392,000
     Red Hill Villas................... Round Rock, TX 78664               168        10,202,000     10,202,000
     White Rock........................ San Antonio, TX 78218              336        20,397,000     20,397,000
     San Marcos........................ San Marcos, TX 78666               156         7,427,000      7,427,000
     Woods Edge........................ Charlottesville, VA 22901           97         5,066,000      5,066,000
     Ocean Air......................... Norfolk, VA 23501                  434        10,096,000      8,541,700
     Marsh Landings.................... Portsmouth, VA 23701               250         6,069,000      6,069,000
     Princess Anne House............... Virginia Beach, VA 23462           186         7,833,000      7,833,000
     Tallwood.......................... Virginia Beach, VA 23462           120         6,265,000      6,265,000
     Ocean Ridge....................... Federal Way, WA 98003              192         6,460,000      6,460,000
     Silverwood........................ Lakewood, WA 98499                 107         3,309,000      3,309,000
     Crowne Pointe..................... Olympia, WA 98502                  160         5,124,000      5,124,000
     Newport Village................... Tacoma, WA 98407                   402        13,125,000     13,125,000
     Orchard Hills..................... Tacoma, WA 98467                   176         5,704,000      5,704,000
                                                                        ------    -------------- --------------
   Subtotal--Tax-Exempt First Mortgage Revenue Bonds at
    March 31, 2002...............................................       23,746    $1,080,174,000 $1,055,123,700
                                                                        ------    -------------- --------------

Taxable First Mortgage Revenue Bonds
------------------------------------
     Oakwood Manor..................... Little Rock, AR 72209             *              831,000        831,000
     Greenbriar........................ Concord, CA 95418                 *            2,073,000      2,073,000
     Mecca Vineyards................... Indio, CA 92201                   *              370,000        370,000
     Lake Park......................... Turlock, CA 95380                 *              386,000        386,000
     Lakes Edge at Walden.............. Miami, FL 33125                   *            1,760,000      1,760,000
     Midtown Square.................... Columbus, GA 31906                *              240,000        240,000
     Magnolia Arbors................... Covington, GA 30016               *            1,023,000      1,023,000
     Circle S.......................... Austin, TX 78745                  *            1,925,000      1,925,000
     Riverside Meadows................. Austin, TX 78741                  *              200,000        200,000
     Hillside.......................... Dallas, TX 75217                  *              423,000        423,000
     Oaks at Hampton................... Dallas, TX 75224                  *              540,000        540,000
     Williams Run...................... Dallas, TX 75214                  *              211,000        211,000
     Parks at Westmoreland............. DeSoto, TX 75115                  *              468,000        468,000
     Cobb Park......................... Ft. Worth, TX 76105               *              309,000        309,000
     Lakeline.......................... Leander, TX 78761                 *              581,000        581,000
     Greenbridge at Buckingham......... Richardson, TX 75081              *              400,000        400,000
     Red Hill Villas................... Round Rock, TX 78664              *              434,000        434,000
     White Rock........................ San Antonio, TX 78218             *              467,000        467,000
     Princess Anne House............... Virginia Beach, VA 23462          *              136,000        136,000
     Ocean Ridge....................... Federal Way, WA 98003             *            2,325,000      2,325,000
     Silverwood........................ Lakewood, WA 98499                *              525,000        525,000
                                                                                  -------------- --------------
   Subtotal--Taxable First Mortgage Revenue Bonds at
    March 31, 2002...............................................                 $   15,627,000 $   15,627,000
                                                                                  -------------- --------------
      Total First Mortgage Revenue Bonds at March 31, 2002....          23,746    $1,095,801,000 $1,070,750,700
                                                                        ======    ============== ==============

Tax-Exempt Subordinate Revenue Bonds
------------------------------------
     Draper Lane/(2)/.................. Silver Spring, MD 20910            406        11,000,000     11,000,000
     Museum Towers/(2)/................ Philadelphia, PA 19130             286         6,000,000      6,000,000
     Park at Landmark/(2)/............. Alexandria, VA 22304               396         9,500,000      7,945,700
                                                                        ------    -------------- --------------
   Subtotal Tax-Exempt Subordinate Revenue Bonds at March 31, 2002       1,088    $   26,500,000 $   24,945,700
                                                                        ------    -------------- --------------
      Total Revenue Bonds Investments at March 31, 2002.......          24,834    $1,122,301,000 $1,095,696,400
                                                                        ======    ============== ==============

First Mortgage Revenue Bonds Purchased from March 31, 2002 up to and including June 13, 2002.
                                                                                           Bond Carrying
                                                                                               Value
                                                                            Bond Carrying  Available for
Property                               City, State, Zip Code   No. of Units     Value       Allocation
--------                             ------------------------- ------------ -------------- --------------

Tax-Exempt First Mortgage Revenue Bonds
---------------------------------------
Bryte Gardens....................... West Sacramento, CA 95605       108         5,358,800      5,358,800
Clearwood Villas.................... Houston, TX 77075               276        15,000,000     15,000,000
Lansing Heights..................... Lansing, KS 66027               130         8,320,500      8,320,500
Lansing Heights..................... Lansing, KS 66027                 *           231,500        231,500
Lincoln Park........................ Newark, NJ 07102                 80         4,900,000      4,900,000
Matthew Ridge....................... Houston, TX 32257               240        10,968,000     10,968,000
Meridian............................ Hollywood, FL 33312             160         8,255,000      8,255,000
Johnston Mill....................... Columbus, GA 31904              336        16,000,000     16,000,000
Oaks at Brandlewood................. Savannah, GA 31405              324        12,725,000     12,725,000
Stonebridge Townhomes............... Florissant, MO 63033            100         5,270,000      5,270,000
Cobblestone......................... Acworth, GA 30101               172        11,500,000     11,500,000
Colonial Park....................... Margate, FL 33063               160         8,200,000      8,200,000
Georgia King/(3)/................... Newark, NJ 07107                422        16,075,000     16,075,000
Georgia King/(3)/................... Newark, NJ 07107                  *         8,925,000      8,925,000
Viewcrest Villages.................. Bremerton, WA 98310             300         8,723,200      8,723,200
                                                                  ------    -------------- --------------
   Subtotal--Tax-Exempt First Mortgage Revenue Bonds.......        2,808    $  140,452,000 $  140,452,000
                                                                  ------    -------------- --------------

Taxable First Mortgage Revenue Bonds
------------------------------------
Meridian............................ Hollywood, FL 33312               *           375,000        375,000
Johnston Mill....................... Columbus, GA 31904                *           500,000        500,000
Oaks at Brandlewood................. Savannah, GA 31405                *         1,200,000      1,200,000
Clearwood Villas.................... Houston, TX 77075                 *           125,000        125,000
Colonial Park....................... Margate, FL 33063                 *           375,000        375,000
Viewcrest Villages.................. Bremerton, WA 98310               *         2,180,800      2,180,800
                                                                            -------------- --------------
   Subtotal--Taxable First Mortgage Revenue Bonds..........                 $    4,755,800 $    4,755,800
                                                                            -------------- --------------
      Total Revenue Bond Investments at June 13, 2002...          27,642    $1,267,508,800 $1,240,904,200
                                                                  ======    ============== ==============

--------
(1) Represents the bond carrying value as of March 31, 2002.
(2) With the exception of Draper Lane, Museum Towers and Park at Landmark, all of the revenue bonds are secured by first mortgages and comprise all of the bonds of each bond issue.
(3) Closed in escrow.
 * Not applicable to avoid duplication.

Recent Developments

On January 14, 2002, we announced that our board of trustees formed a special committee to explore strategic alternatives for our future management structure, including the potential internalization of management and ways to further diversify our revenue sources. The special committee consists of the independent members of our board of trustees, Peter T. Allen, Arthur P. Fisch and Charles L. Edson. The special committee has retained Morris, Nichols, Arsht & Tunnell as independent counsel and Dresdner Kleinwort Wasserstein as financial advisor to assist them in this process.

On June 4, 2002, our consolidated subsidiary, Charter Mac Equity Issuer Trust, which we refer to as the "Equity Trust," completed a $55 million preferred equity offering to institutional investors. Equity Trust sold 60 of its 6.80% Series A-3 Cumulative Preferred Shares ("Series A-3 preferred shares") with an aggregate liquidation amount of $30 million and 50 of its 7.20% Series B-2 Subordinate Cumulative Preferred Shares ("Series B-2 preferred shares") with an aggregate liquidation amount of $25 million. Both the Series A-3 preferred shares and the Series B-2 preferred shares are subject to mandatory repurchase on October 31, 2052. Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as the initial purchaser of the Series A-3 and Series B-2 preferred shares. See "Our Company--Raising Capital--Equity Offerings--Preferred Equity Issuances by Subsidiary."

Our Address

Our principal executive offices, as well as those of our Manager and Related Capital, are located at 625 Madison Avenue, New York, New York 10022. Our telephone number is (212) 421-5333.

The Offering

Securities offered by us..............   2,000,000 Series A Convertible CRA
                                         Shares. The number of Series A
                                         Convertible CRA Shares we may sell
                                         pursuant to this prospectus supplement
                                         may be increased or decreased by us
                                         without prior notice in our sole
                                         discretion.

Offering Price........................   $        per Series A Convertible CRA
                                         Share./(1) /

Minimum Investment....................   The minimum investment for each
                                         investor in our Series A Convertible
                                         CRA Shares will be $5 million. In our
                                         sole discretion, an investor may be
                                         permitted to invest less than $5
                                         million. We and the placement agent
                                         reserve the right to reject any order
                                         to purchase our Series A Convertible
                                         CRA Shares in whole or in part or to
                                         sell more or less than all of the
                                         Series A Convertible CRA Shares
                                         offered hereby.

Use of Proceeds.......................   We estimate that the net proceeds from
                                         this offering will be approximately
                                         $     million, after payment of the
                                         placement agent's commission and other
                                         offering expenses. We intend to use
                                         the net proceeds from the sale of our
                                         Series A Convertible CRA Shares
                                         offered hereby primarily to acquire
                                         additional revenue bonds, the proceeds
                                         of which will finance the construction
                                         and/or ownership of multifamily
                                         housing properties, most of which will
                                         benefit from federal LIHTCs. In
                                         addition, we may acquire tax-exempt
                                         revenue bonds that are issued for the
                                         benefit of Section 501(c)(3)
                                         not-for-profit organizations and make
                                         other types of investments permitted
                                         under our trust agreement. Any
                                         remaining net proceeds will be used
                                         for general business purposes,
                                         including reduction of our
                                         indebtedness.

--------
(1) The offering price of the Series A Convertible CRA Shares offered hereby will equal the greater of: (i) the average closing price of our common shares on the American Stock Exchange for the 30 trading days prior to the pricing date of this offering or (ii) an amount which equates to a 7.5% yield on our most recent quarterly distribution per common and Convertible CRA Share on an annualized basis. Assuming a distribution of $1.24 per common and Convertible CRA Share on an annualized basis (based upon our most recent quarterly distribution of $0.31 per common and Convertible CRA Share) and assuming the 30 day trading average is less than $16.53, the offering price would be $16.53.

CRA Credits...........................   Based on the CRA opinion received from
                                         Goulston & Storrs and prior
                                         interpretive rulings issued by CRA
                                         Federal Agencies, we believe that our
                                         current revenue bond investments are,
                                         and we expect that substantially all
                                         of our future revenue bond investments
                                         will be, "qualified investments" under
                                         the CRA. The CRA opinion concludes
                                         that, assuming a banking institution
                                         has legal authority to make the
                                         investment, it is more likely than not
                                         that (i) a banking institution's
                                         investment in our Series A Convertible
                                         CRA Shares will receive positive
                                         consideration under the CRA as a
                                         "qualified investment" and (ii) our
                                         methodology of initial allocation will
                                         be acceptable to the CRA Federal
                                         Agencies. Our Series A Convertible CRA
                                         Shares offered hereby will receive
                                         allocations of the CRA Credits
                                         available as of the closing date of
                                         this offering from our then current
                                         unallocated investments and based on
                                         the area for allocation which the
                                         purchaser specifies as its preference
                                         for allocation. Our investments will
                                         be valued at their carrying value for
                                         CRA Credit allocation purposes as set
                                         forth in our most recently issued
                                         annual or quarterly report filed with
                                         the SEC prior to the date of this
                                         prospectus supplement. See "Our
                                         CRA-Qualifying Investments" above for
                                         a list of the carrying values of the
                                         CRA-qualifying investments we
                                         currently hold.

Allocation of CRA Credits.............   Prospective investors in our Series A
                                         Convertible CRA Shares may request an
                                         allocation of CRA Credits for specific
                                         self-defined geographic CRA assessment
                                         areas in an amount up to the aggregate
                                         amount of their investment. Each
                                         prospective investor will be asked to
                                         provide us with a self-defined
                                         geographic CRA assessment area. We
                                         will work with prospective Series A
                                         CRA shareholders to allocate among
                                         them the amount of CRA Credits
                                         available as of the closing of this
                                         offering based on the carrying value
                                         of our current unallocated investments
                                         and the area for allocation which the
                                         investor specifies as its preference
                                         for allocation. Each investor will be
                                         notified of its allocated CRA Credits
                                         prior to its purchase of Series A
                                         Convertible CRA Shares. To the extent
                                         that at the time of its purchase of
                                         Series A Convertible CRA Shares a
                                         Series A CRA shareholder is not
                                         allocated the CRA Credits within the
                                         area specified by such holder and in
                                         the
                                         amount which it is entitled to receive
                                         based on its investment in our Series
                                         A Convertible CRA Shares, we will use
                                         our commercially reasonable efforts to
                                         acquire investments after the closing
                                         that satisfy such holder's specified
                                         CRA criteria.

                                         The rights and preferences of our
                                         Series A Convertible CRA Shares
                                         offered hereby, together with a
                                         detailed description of the allocation
                                         procedure and rights, if any, to
                                         change allocations, or to obtain
                                         replacement allocations after the
                                         initial closing or upon a sale,
                                         repayment, prepayment or foreclosure
                                         of an investment or the transfer of
                                         Series A Convertible CRA Shares, are
                                         set forth under "Our Series A
                                         Convertible CRA Shares." See "Risk
                                         Factors--Replacement or reallocation
                                         of CRA Credits may not be recognized
                                         by the CRA Federal Agencies."

Rank..................................   Our Series A Convertible CRA Shares
                                         participate, pro rata (based on number
                                         of shares) with our Convertible CRA
                                         Shares and our common shares, in all
                                         distributions made by us to our
                                         Convertible CRA shareholders and our
                                         common shareholders, and the Series A
                                         CRA shareholders will rank on a parity
                                         with our Convertible CRA shareholders
                                         and our common shareholders with
                                         respect to rights upon our
                                         liquidation, dissolution or winding
                                         up. Our income and losses will also be
                                         allocated pro rata among our common
                                         shareholders, our Convertible CRA
                                         shareholders and our Series A CRA
                                         shareholders. Our Series A Convertible
                                         CRA Shares and Convertible CRA Shares
                                         have fewer voting rights than our
                                         common shares.

                                         We may issue additional Series A
                                         Convertible CRA Shares, Convertible
                                         CRA Shares and other securities which
                                         are on parity with our Series A
                                         Convertible CRA Shares with respect to
                                         allocations of CRA Credits without the
                                         consent of any Series A CRA
                                         shareholders and all parity securities
                                         will rank equally with each other with
                                         respect to allocations of CRA Credits.

                                         We will not allocate any CRA Credits
                                         to our common shareholders.

Distributions.........................   Our Series A Convertible CRA Shares
                                         participate pro rata (based on number
                                         of shares) with our Convertible CRA
                                         Shares and our common shares in our
                                         distributions. For the year ended
                                         December 31, 2001, we paid
                                         distributions totaling $1.14 per
                                         common share and Convertible CRA
                                         Share. Our most recent distribution on
                                         an annualized basis is $1.24 per
                                         common and Convertible CRA Share
                                         (based upon our most recent quarterly
                                         distribution of $0.31 per common and
                                         Convertible CRA Share). Subject to any
                                         preferential rights of any other
                                         shares and to the discretion of our
                                         board of trustees, we anticipate that
                                         we will pay distributions on our
                                         shares quarterly. See "Distribution
                                         Policy" below.

                                         We expect to make distributions on the
                                         Series A Convertible CRA Shares
                                         offered hereby beginning in November,
                                         2002 for the quarter ending September
                                         30, 2002, subject to the declaration
                                         of distributions by our board of
                                         trustees. The first distribution will
                                         be based upon the quarterly
                                         distribution then payable, pro rated
                                         for the period from the closing date
                                         of this offering through September 30,
                                         2002. For the first distribution,
                                         earnings will be similarly prorated
                                         for tax purposes.

Conversion............................   Our Series A Convertible CRA Shares
                                         may be converted into our common
                                         shares at the end of any calendar
                                         quarter (or more frequently at our
                                         discretion upon not less than 14 days
                                         written notice) at the shareholder's
                                         option on a one-to-one basis (as
                                         adjusted as described under "Our
                                         Series A Convertible CRA
                                         Shares--Anti-Dilution" herein). Upon
                                         conversion, holders will no longer be
                                         entitled to retain the CRA Credits
                                         allocated to the Series A Convertible
                                         CRA Shares that were converted to our
                                         common shares.

Tax Matters...........................   We will receive an opinion of Paul,
                                         Hastings, Janofsky & Walker LLP ("Paul
                                         Hastings") to the effect that,
                                         although the issue is not free from
                                         doubt, we have been and are properly
                                         treated as a partnership for federal
                                         income tax purposes and thus, are not
                                         subject to federal corporate income
                                         taxation. The holders of our Series A
                                         Convertible CRA Shares will be treated
                                         as partners in such partnership and
                                         the portion of our income allocated to
                                         the holders of our Series A
                                         Convertible CRA Shares which
                                         represents tax-exempt income
                                         will be excludible from gross income
                                         for purposes of federal income
                                         taxation. See "Certain Federal Income
                                         Tax Considerations."

Voting Rights.........................   Our Series A Convertible CRA Shares
                                         will have only limited voting rights
                                         as described under "Our Series A
                                         Convertible CRA Shares --Voting
                                         Rights."

Transfer Restrictions.................   A Series A CRA shareholder may not
                                         transfer less than (i) 200,000 Series
                                         A Convertible CRA Shares, or (ii) in
                                         the event that at our discretion an
                                         investor was permitted to purchase and
                                         did purchase less than 200,000 Series
                                         A Convertible CRA Shares , the number
                                         of shares so purchased. In all events,
                                         however, if a transferor has not
                                         transferred all of its shares, it must
                                         retain no less than 200,000 Series A
                                         Convertible CRA Shares or the amount
                                         of shares initially acquired.

Absence of Market for our Series A
  Convertible CRA Shares..............   Our Series A Convertible CRA Shares
                                         have no established trading market. We
                                         do not expect to list our Series A
                                         Convertible CRA Shares on any
                                         securities exchange, nor do we expect
                                         any trading market for our Series A
                                         Convertible CRA Shares to develop.
                                         There can be no assurance as to the
                                         liquidity of our Series A Convertible
                                         CRA Shares. See "Plan of
                                         Distribution." Our Series A
                                         Convertible CRA Shares are
                                         convertible, however, into our common
                                         shares which are listed on the
                                         American Stock Exchange under the
                                         symbol "CHC". See "Risk Factors--There
                                         is no public market for our Series A
                                         Convertible CRA Shares."

Reports...............................   In accordance with our trust
                                         agreement, after the close of each
                                         taxable year, we will provide Schedule
                                         K-1 tax information to each Series A
                                         CRA shareholder for the preparation of
                                         such shareholder's own tax returns, as
                                         well as any and all reports given to
                                         the common shareholders. In addition,
                                         we will provide special reports to
                                         each Series A CRA shareholder with
                                         respect to its CRA Credit allocations.
                                         These reports, specific and password
                                         protected to each Series A CRA
                                         shareholder, will also be available at
                                         our secure website at
                                         http://www.chartermac.com.

Distribution Policy

Subject to any preferential rights of any outstanding shares or series of shares, our Convertible CRA shareholders, Series A CRA shareholders and common shareholders are entitled to receive distributions, if, when and as authorized by our board of trustees, out of funds legally available for distribution to our shareholders. Equity Trust has issued preferred shares with an aggregate liquidation amount of approximately $274 million which effectively rank, with respect to payment of distributions and liquidation amounts, senior to our common shares, Convertible CRA Shares and Series A Convertible CRA Shares. See "Our Company--Raising Capital--Equity Offerings--Preferred Equity Issuances by Subsidiary." Equity Trust may issue additional preferred shares, which effectively rank, with respect to payment of distributions and liquidation amounts, senior to the Series A Convertible CRA Shares without the approval of the Series A CRA shareholders.

We expect to make distributions on the Series A Convertible CRA Shares offered hereby beginning in November, 2002, pro rated for the quarter ending September 30, 2002, subject to the declaration of distributions by our board of trustees. Although the exact percentage will vary from time to time, we expect that for the year ending December 31, 2002, no less than approximately 95% of our distributions to shareholders will be excludable from their gross income for federal income tax purposes. For the calendar year ended December 31, 2001, approximately 96% of our distributions consisted of tax-exempt income.

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Risk Factors

An investment in our Series A Convertible CRA Shares involves a high degree of risk. You should carefully consider the following risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to purchase our Series A Convertible CRA Shares. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common shares and the value of our Series A Convertible CRA Shares could decline, and you may lose all or part of the money you paid to buy our Series A Convertible CRA Shares. This section includes or refers to certain forward-looking statements. You should refer to the explanation of the qualifications and limitations on such forward-looking statements discussed on page S-89 of this prospectus supplement.

Our Series A Convertible CRA Shares may not be considered a qualified investment under the CRA.

We believe that our revenue bond investments are "qualified investments" under the CRA and will permit banking institutions to receive positive consideration under the CRA investment test for the amount of the Series A Convertible CRA Shares they own. Our belief is based on the CRA opinion received from Goulston & Storrs and written responses that the OCC has provided to other pooled investment vehicles, and other published interpretive pronouncements of the Federal Financial Institutions Examination Council. We believe that these responses and interpretations have established that lawful investments in a pooled or commingled investment fund like our revenue bond portfolio may be reported as a qualified investment under the CRA provided that the pooled investment entity itself holds qualifying investments. However, particular securities, including our Series A Convertible CRA Shares, are not designated as qualified investments under the CRA at the time of issuance by any governmental agency. The final determination of whether securities are qualified investments under the CRA is made by the CRA Federal Agencies during their periodic examinations of regulated institutions. There can be no assurance that the CRA Federal Agencies will concur with our conclusion that our Series A Convertible CRA Shares are a "qualified investment" under the CRA or with Goulston & Storrs' CRA opinion, attached as an appendix hereto.

Replacement or reallocation of CRA Credits may not be recognized by the CRA Federal Agencies.

As described under "Our Series A Convertible CRA Shares--Series A CRA Shareholders' Rights with Respect to CRA Credit Allocations," we allow Series A CRA shareholders (in specific instances described therein) whose allocated investments have been either repaid, prepaid, sold or foreclosed and, in certain circumstances, other Series A CRA shareholders to replace their originally allocated investments with unallocated investments. The CRA Federal Agencies do not appear to distinguish between short-term and long-term investments. Published interpretive letters issued by the CRA Federal Agencies indicate that, all else being equal, banking institutions making the same dollar amount of investments over the same years would receive the same level of consideration. While we believe that our replacement allocation procedures are reasonable and within the spirit of the CRA, neither the CRA nor the interpretive rulings published by the CRA Federal Agencies give firm guidance as to whether our reallocation procedures and methodology will be accepted by the CRA Federal Agencies for CRA purposes and therefore we are unable at this time to determine how replacement allocations of CRA Credits will be treated by the CRA Federal Agencies. The CRA opinion provided by Goulston & Storrs relates only to initial allocations of

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S-16

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Risk Factors
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CRA Credits to Series A CRA shareholders. There can be no assurance that the
CRA Federal Agencies will give the replaced CRA Credits the same degree of consideration as they do to initial allocations of CRA Credits.

Our revenue bond investments may be repaid, prepaid, sold or foreclosed and we may have to acquire new revenue bond investments.

Our revenue bond investments allocated to a particular Series A CRA shareholder may be repaid, prepaid, sold or foreclosed prior to their maturities and there can be no assurance that we will acquire additional revenue bonds that will provide such Series A CRA shareholder with the amount and type of CRA Credits provided by such investments. Although we believe that our current revenue bond investments are, and we expect that substantially all of our future revenue bond investments will be, "qualified investments" under the CRA, we are not required under our trust agreement or otherwise to limit our investments to investments that are "qualified investments" under the CRA. To the extent that we do acquire additional investments that are "qualified investments" under the CRA, there can be no assurance that such new investments will satisfy a particular Series A CRA shareholder's CRA investment criteria. See "Our Series A Convertible CRA Shares--Allocations with respect to this Series A Convertible CRA Share offering."

There is no public market for our Series A Convertible CRA Shares.

We have not listed, and we do not intend to list, our Series A Convertible CRA Shares on any stock exchange. Accordingly, there is no established trading market for our Series A Convertible CRA Shares and there can be no assurance that any trading market for our Series A Convertible CRA Shares will develop or be maintained, or that the holders will be able to sell their Series A Convertible CRA Shares at times and prices which are attractive or at all. In addition, the ability of a Series A CRA shareholder who converts its Series A Convertible CRA Shares into common shares to sell such common shares will be subject to the liquidity of the market for the common shares. For the twelve months ended May 31, 2002, the average daily trading volume for our common shares was approximately 108,284 per day.

Our Series A Convertible CRA Shares are not an appropriate investment for ERISA plans.

Our Series A Convertible CRA Shares are not an appropriate investment for ERISA plans. Each purchaser and other transferee of our Series A Convertible CRA Shares will be deemed to have represented and agreed that it is not (and is not deemed for purposes of ERISA and Section 4975 of the Code to be) and for so long as it holds Series A Convertible CRA Shares (or common shares received upon a conversion) will not be (or be deemed for such purposes to be) an ERISA plan or an entity whose underlying assets include the assets of such a plan.

Our revenue bonds are subject to uncertainties that may affect our revenues, net income and cash available for distribution.

We invest primarily in revenue bonds. By investing in revenue bonds, we expose ourselves to several risks that may adversely affect our revenues, net income, and cash available for distribution, as well as our ability to adhere to our investment strategy. These risks include:

.. decreases in value of our revenue bonds caused by increases in interest rates;

..  changes in market interest rates;

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                                                                           S-17

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Risk Factors
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..  competition with private investors, mortgage banking companies, lending institutions, trust funds, mutual funds, domestic and foreign credit enhancers, bond insurers, investment partnerships and other entities that have similar investment objectives to ours;

..  no recourse against state or local governments if a revenue bond defaults;

..  government regulations;

.. changes in restrictions imposed by the governmental issuer of a revenue bond; and

..  changes in federal and state tax laws.

Our income is subject to the risks of investments in affordable multifamily residential properties.

We derive income by investing in revenue bonds secured by affordable multifamily residential properties. Investing in such revenue bonds subjects us to various types and degrees of risk that could adversely affect the value of our assets and our ability to generate revenue. The factors that may reduce our revenues, net income and cash available for distributions to shareholders include the following:

.. the property securing a revenue bond may not generate sufficient income to meet its operating expenses and debt service on its related revenue bond;

.. economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units at the properties, and may result in a reduction in timely rent payments or a reduction in occupancy levels;

.. occupancy and rent levels may be affected by construction of additional housing units and national, regional and local politics, including current or future rent stabilization and rent control laws and agreements;

.. federal LIHTCs and city, state and federal housing subsidy or similar programs which apply to many of the properties, impose rent limitations and could adversely affect the ability to increase rents to maintain the properties in proper condition during periods of rapid inflation or declining market value of such properties; and

.. if a revenue bond defaults, the value of the property securing such revenue bond (plus, for properties that have availed themselves of the federal LIHTCs, the value of such credit) may be less than the face amount of such revenue bond.

We and our shareholders are dependent on our Manager.

We and our subsidiaries (with the exception of PW Funding) have no employees (although, for administrative convenience, we have appointed officers) and are dependent on our managers and their affiliates for the management and administration of our business and investments. We and each of our subsidiaries (with the exception of PW Funding) have entered into separate management agreements with Related Charter LP and/or CM Corp. pursuant to which they provide each respective entity with investment advice, portfolio management and all of the other services vital to such entity's operations. The term of each of our management agreements is one year, and the term of our subsidiaries' management agreements is generally 5 years. Neither we nor our subsidiaries may terminate our respective management agreements prior to the end of each term other than for cause. Thereafter, each management agreement may be renewed, subject to evaluation of the performance of the manager by the relevant entity's board of trustees (or directors). Each management agreement may be terminated (i) without cause by the manager, or (ii) for cause by a majority of such entity's independent trustees (or directors), in each case without

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S-18

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Risk Factors
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penalty and each upon 60 days' prior written notice to the non-terminating party. Our shareholders have no right or power to take part in the management of our Company. If our management agreements with our Manager are terminated, each of our subsidiaries' respective management agreements with our Manager will automatically terminate. All decisions with respect to the management or control of our Company, subject to the supervision of our board of trustees (or the applicable subsidiaries board of directors), will be made exclusively by our Manager. This includes, without limitation, the determination as to how we choose our investments. Our success will, to a large extent, depend on the identification and selection of attractive investments and the general quality of our Manager. If our Manager terminates any of these entities' management agreements, such entity may not be able to find an adequate replacement manager.

Potential conflicts of interest may arise due to competition with our Manager, Related Capital and Affiliates.

Our Manager has subcontracted with Related Capital to provide the services which our Manager is required to provide under management agreements with us and/or each of our subsidiaries (with the exception of PW Funding). There are risks involved with this arrangement. Under these management agreements, Related Charter LP and Related Capital are permitted to act as manager to other clients or investment vehicles (affiliated or otherwise) which invest in tax-exempt debt instruments. To the extent that other programs with similar investment objectives have funds available for investment at the same time as us, and/or an investment is potentially suitable for more than one such entity, conflicts of interest could arise as to which entity should acquire the investment. In such situations, Related Charter LP and its affiliates will review the investment portfolio of each such entity and will make the decision as to which such entity will acquire the investment on the basis of such factors as the effect of the acquisition on each such entity's portfolio and investment objective, the amount of funds available and the length of time such funds have been available for investment, and the cash requirements of each such entity. If funds are available to two or more entities to purchase a given investment and the other factors enumerated above have been deemed equally applicable to each entity, then the entities will acquire such investments on a basis of rotation with the initial order of priority determined by the dates of formation of the entities. Neither Related Charter LP nor Related Capital currently provides management services to any entity whose revenue bond investments are similar to ours.

We have invested in, and may in the future invest in, revenue bonds secured by properties in which either direct or indirect affiliates of Related Capital own equity interests in the borrower. Our trust agreement contains a limitation, equal to 15% of our total market value, on the aggregate amount of revenue bonds either we or our subsidiaries may hold where the borrowers under such revenue bonds are either direct or indirect affiliates of Related Capital and Related Capital generally has a controlling economic interest (which we refer to as "15% Affiliates"). Our trust agreement also requires that we obtain a fairness opinion from an independent adviser before investing under any circumstance in revenue bonds involving 15% Affiliates. For purposes of the foregoing limitations, a borrower in which Related Capital or its affiliates owns a partnership or joint venture interest merely to facilitate an equity financing on behalf of one of Related Capital's investment funds is not deemed a 15% Affiliate under our trust agreement by virtue of such relationship (which we refer to as a "non-15% Affiliate" and, together with the 15% Affiliates, the "RCC Affiliates"). A typical non-15% Affiliate borrower would be structured as a limited partnership as follows: the general partner would be an unaffiliated third party with a 1% general partnership interest and the 99% limited partner would itself be a limited partnership in which an affiliate of Related Capital would own a 1% general partnership interest and one or more Fortune 500 companies would own a 99% limited partnership interest.

Every transaction entered into between us and an RCC Affiliate raises a potentially ongoing inherent conflict of interest. In addition to the initial determination to invest in revenue bonds secured by

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                                                                           S-19

Risk Factors
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properties owned by an RCC Affiliate, such conflicts of interest with respect to these revenue bonds include, among others, decisions regarding (i) whether to waive defaults of such RCC Affiliate, (ii) whether to foreclose on a loan, and (iii) whether to permit additional financing on the properties securing our investments other than financing provided by us. Although not required by our trust agreement, our board of trustees has adopted the following policy to address certain of such conflicts: in the event that we are required to take any of the following actions with respect to a revenue bond secured by properties in which an RCC Affiliate owns equity interests, the approval of a majority of the independent trustees shall be required for: (i) modification of any material rights and obligations respecting the RCC Affiliate, (ii) our waiver of material rights under the affiliated loan documents, (iii) the advancement of a material amount of additional funds to an RCC Affiliate borrower and (iv) forbearing to exercise any of our rights or collect any material costs due to us from an RCC Affiliate borrower.

In addition, The Related Companies, L.P. (which is affiliated with both Related Capital and Related Charter LP) effectively controls two Delaware limited liability companies whose principal lines of business have been the arrangement of credit enhancements for revenue bonds. As of the date of this prospectus supplement, neither entity is actively operating. However, The Related Companies, L.P. hopes to establish a new vehicle whose business will be the arrangement of credit enhancements for revenue bonds, and is currently seeking financing to fund this new vehicle. In the past these limited liability companies have not provided credit enhancement to properties that rely on federal LIHTCs for a significant part of their total capitalization similar to the properties underlying our revenue bonds and it is not expected that any future vehicle would look to provide credit enhancement to such properties. Therefore, it is not likely that a new venture would directly compete with our primary business, although such a new venture might compete with PW Funding and us for certain transactions. For example, we have recently completed one credit enhancement transaction and such a new venture might compete with us for similar credit enhancement transactions in the future.

We may suffer adverse consequences from changes in interest rates.

An increase in market interest rates may reduce the carrying value of our investments, including our residual interests in tax-exempt securitization transactions, decrease the amount we could realize on the sale of those investments and adversely affect the amount of funds available for distribution to the holders of Series A Convertible CRA Shares. Since a significant portion of our investments represent residual interests in revenue bonds or other securities whose cash flow is used to pay senior securities with short-term floating interest rates, any increase in short-term interest rates will reduce the cash flow from our residual interests and could adversely affect the market value of our shares by reducing the amount of cash available for distribution to our shareholders.

A decrease in market interest rates may lead to the refinancing of some of the revenue bonds we own, through redemption thereof by the issuing entities or the borrowers. We may not be able to reinvest the proceeds of any such redemption in a comparable revenue bond at an attractive rate of return. In addition, we may not be able to purchase new revenue bonds at the same interest rates as we have in the past. This may affect our ability to generate sufficient tax-exempt income to make distributions and other payments in respect of our Series A Convertible CRA Shares.

Various financial vehicles exist which would allow our Manager to mitigate the impact of interest rate fluctuations on our earnings and cash flow. Our Manager continually monitors and evaluates the interest rate environment and the costs of such strategies. Currently, we manage a portion of our interest rate risk through TBMA-indexed interest rate swaps. As of March 31, 2002, we had entered into two such

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S-20

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Risk Factors
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swaps: one has a notional amount of $50 million fixed at an annual rate of
3.98% which expires in January 2006 and the other has a notional amount of $100 million fixed at an annual rate of 3.64% which expires in February 2004. The combined notional amount of these swaps is $150 million, which represented approximately 29% of our floating rate exposure in our securitization programs as of March 31, 2002. As of March 31, 2002, the annual weighted average fixed interest rate payable by us on these swaps was 3.75%. Upon expiration of these swaps, our Manager will evaluate whether we should enter into replacement swaps and there can be no assurance that our Manager will advise us to enter into such swaps. The receipt of payments pursuant to these or other swaps would constitute taxable, rather than tax-exempt, income.

On January 10, 2002, we acquired an interest rate cap at 8%, on a notional amount of $30 million, which is intended to mitigate the effects of the floating one month LIBOR-indexed loan we used to finance the purchase of PW Funding.

Possible difficulty of mortgage principal repayment with respect to our revenue bonds may affect us.

Full principal or the unamortized balance of a mortgage loan is generally required to be repaid as a lump-sum "balloon" payment. A portion of the tax-exempt revenue bonds held by us and our subsidiaries have balloon payments. If revenue bonds are put by us on their put dates (which are prior to their maturity dates), all of such revenue bonds will also require balloon payments. The ability of the property owners to repay the mortgage loans with balloon payments is dependent upon their ability to sell the properties securing our investments or obtain refinancing. As is the case with the revenue bonds in the existing portfolio, the new mortgage loans are not expected to be personal obligations of the property owners, and we will be relying solely on the value of the properties securing our investments for security.

There are risks associated with investing in participating interest revenue bonds.

A portion of the revenue bonds we directly or indirectly own are participating interest bonds. Participating interest bonds are bonds that bear interest at rates which include participating or otherwise contingent interest payable from a percentage of net cash flow generated from the operation of, and/or sale or refinancing proceeds respecting, the properties securing our mortgage loan investments. There are risks associated with investing in participating interest bonds which could adversely affect income realized by us and our cash available for distribution. In the event a property securing one of our participating interest bonds is not sold prior to the maturity or remarketing of the participating interest bond, any participating or contingent interest payable by virtue of our participation in the net sale or refinancing proceeds of this underlying property will be determined on the basis of the appraised value of the underlying property. Real estate appraisals represent only an estimate of the value of the property being appraised and are based on subjective determinations, such as the extent to which the properties are comparable to the property being evaluated and the rate at which a prospective purchaser would capitalize the cash flow of the property to determine a purchase price. Accordingly, such appraisals may result in us realizing more or less participating interest from the revenue bond than would have been realized had such underlying property been sold, and the amount realized may, to a certain extent, be based on subjective decisions by the independent appraisers. Therefore, the risks involved in investing in participating interest bonds include:

.. the possibility that a real estate appraisal, which is a subjective assessment of value, could be necessary if a property securing one of our participating interest bonds is not sold prior to maturity;

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                                                                           S-21

Risk Factors
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..  the possibility that there will not be sufficient cash flow and proceeds to pay the participating or contingent interest;

.. the chance that borrowers will either fail to make payments due under the mortgage loans or default, reducing the amount of participating or contingent interest to be realized by us; and

.. changes in market interest rates and/or changes in the economic climate or recession may reduce the cash flow from our residual interests and could adversely affect the market value of our shares.

We have no recourse against state or local governments upon default of our revenue bonds or upon the bankruptcy of a borrower under a mortgage loan.

Although state or local governments or their agencies or authorities issue the revenue bonds we purchase, the revenue bonds are not general obligations of any state or local government. No government is liable to repay the revenue bonds, nor is the taxing power of any government pledged to the payment of principal or interest under the revenue bonds. An assignment of the related mortgage loan to a bond trustee on behalf of us or one of our subsidiaries, or in some cases, an assignment to the bondholder, secures each revenue bond we directly or indirectly own. The loan is secured by a mortgage on the properties securing our investments and an assignment of rents. The underlying mortgage loans are nonrecourse other than customary recourse carve-outs for bad acts such as fraud; that is, the owners of the properties securing the revenue bonds that we directly or indirectly own are liable for the payment of principal and interest under the loans only to the extent of cash flow from and sale proceeds of such properties. Accordingly, the revenue derived from the operation of the properties securing the revenue bonds that we directly or indirectly own and amounts derived from the sale, refinancing or other disposition of the these properties are the sole sources of funds for payment of principal and interest under the revenue bonds.

Our revenue may also be adversely affected by the bankruptcy of an owner of properties securing the revenue bonds that we directly or indirectly own. An owner of such properties under bankruptcy protection may be able to forcibly restructure its debt service payments and stop making, temporarily or otherwise, debt service payments. Our rights in this event would be defined by applicable law.

Some of the properties underlying our revenue bonds are owned by charities.

A small portion of our revenue bonds were issued on behalf of non-profit organizations described in Section 501(c)(3) of the Code and finance low income multifamily properties or facilities for the elderly. Because an allocation of volume cap is not needed for these revenue bonds, they may be more readily available than revenue bonds which require an allocation of volume cap. However, because charities are not profit-motivated, they may not operate properties as efficiently as for-profit owners. Many charities are thinly capitalized and are unable to invest significant amounts of equity into affordable multifamily properties acquired by them. This may increase the likelihood of default because the charity may (i) not have the capital required to operate and maintain the property if the cash flow expected to be generated by rental income is less than expected or (ii) be more willing to abandon a property experiencing financial difficulty because its investment is minimal. In addition, investing in revenue bonds owned by charities is subject to other risks, including:

..  changes in governmental sponsorship of subsidized programs;

.. subsidization of indigent persons who use their facilities, which may reduce the cash flow available to pay debt service on revenue bonds secured by such facilities;

.. the possibility that a charity's status as an exempt organization could be revoked or the possibility that the property is sold to a person which is not an exempt organization that is described in Section

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S-22

Risk Factors
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   501(c)(3) of the Code, for example, as a result of a foreclosure sale
   (resulting in the interest on the revenue bonds issued for the benefit of such charity becoming includable in gross income for purposes of federal income taxation from the date of issue of the respective revenue bond); and

.. the inability of the owner of the revenue bond to recover sufficient value in the event of a default and subsequent foreclosure, because of the loss of the benefit of the tax-exempt financing and, in some cases, real estate tax abatements, unless the project is promptly resold to another qualifying non-profit organization.

There may be negative effects of requirements with respect to rent restrictions and permissible income of occupants of properties securing our revenue bonds.

All of the properties securing our revenue bonds are subject to certain federal, state and/or local requirements with respect to the permissible income of their tenants. The LIHTC program and, often, state or local law establish a rent ceiling for some or all tenants. In addition, pursuant to the Code, all of the properties securing our revenue bonds are required to have at least 20% (and in the case of low income properties owned by charities, at least 75%) of the units reserved for occupancy by low or moderate income persons or families. The Code provides that, as a general rule, for obligations issued on or after January 1, 1986, the income limitations for low or moderate income tenants will be adjusted for family size. Since federal subsidies are not generally available in connection with the mortgage loans, rents must be charged on such portions of the units at a level to permit such units to be continuously occupied by low or moderate income persons or families, which rents may not be sufficient to cover all operating costs with respect to such units and debt service on the applicable revenue bond. In such event, the rents on the remaining units may have to be higher than they would otherwise be and may, therefore, exceed competitive rents, which may adversely affect the occupancy rate of a property securing an investment and the developer's ability to service its debt.

We are subject to construction completion risks.

Many of the revenue bonds we invest in are secured by affordable multifamily housing properties which are still in various stages of construction. Construction of such properties generally takes approximately 12 to 24 months. The principal risk associated with construction lending is the risk of noncompletion of construction which may arise as a result of: (i) underestimated initial construction costs; (ii) cost overruns during construction; (iii) delays in construction; (iv) failure to obtain governmental approvals; and (v) adverse weather and other unpredictable contingencies beyond the control of the developer. If a mortgage loan is called due to construction not being completed as required in the mortgage loan documents, we may incur certain costs and be required to invest additional capital in order to preserve our investment.

In order to minimize certain risks which may occur during the construction phase of a property, our Manager will endeavor to obtain in most instances one or more types of security during such period, including a construction completion guarantee from the principals of the property owner, personal recourse to the property owner and payment and performance bonding of the general contractor, if any, with respect to a property securing our investment. In addition, our Manager may require principals of the property owner to provide us with an operating deficit guarantee, covering operating deficits of a property securing an investment during an agreed-upon period, or a letter of credit from a financial institution, which letter of credit would secure the financial institution's obligation to purchase the bonds if tendered by us in the event that construction is not completed in a timely manner. Since inception, we have required most developers to arrange for financial institutions to post such letters of credit for properties which are under construction or the subject of a substantial rehabilitation. These letters of credit are equal to the full face amount of our revenue bonds and they are issued by financial institutions

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                                                                           S-23

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Risk Factors
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that have an investment grade rating. In the event a property underlying our revenue bonds is not completed on time or the construction costs are not fully paid by the developer, we can put the bond to the financial institution and collect our full face amount pursuant to the letter of credit. We may not be able, however, to obtain such security with respect to certain properties; in other cases, we may decide to forego certain types of available security if we determine that the security is not necessary or is too expensive to obtain in relation to the risks covered. We have expanded our loan origination staff to closely review construction loan risks and we expect that, depending on the financial strength of a developer, we may make certain construction loans without requiring the developer to arrange for a put to the construction lender to repay the revenue bond under certain conditions or for a letter of credit.

The properties securing certain of our revenue bonds, which are currently in a lease-up stage, may experience financial distress if they do not meet occupancy and debt service coverage levels sufficient to stabilize such properties.

Certain of our revenue bonds are secured by mortgages on properties which are currently in a lease-up stage. The lease-up of these underlying properties may not be completed on schedule or at anticipated rent levels, resulting in a greater risk that such revenue bonds may go into default than bonds secured by mortgages on properties that are stabilized. Moreover, there can be no assurance that the underlying property will achieve expected occupancy or debt service coverage levels.

Our Manager often requires borrowers to provide one or more types of security during the lease-up stage, including a mandatory partial redemption of bond principal and/or an earn-out escrow. The mandatory partial redemption may be triggered by us in the event the property operations do not reach the levels necessary to maintain required debt service coverage. In such event, the property owner will then be required to pay down a portion of bond principal to an amount that results in the underwritten debt service coverage being met. There can be no assurance, however, that the property owner will have the money available to meet its partial redemption obligation. The earn-out escrow is designed to give the owner of the underlying property securing our investments an incentive to maximize the performance of the property to meet certain stabilization tests, on both occupancy and financial results. The earn-out feature requires that certain amounts be held in an escrow account and can be released to the owner of the property upon achievement of specified rental and operational levels.

Other parties may have the first right to income from and principal of, and control of foreclosure on, some of our investments.

As of the date of this prospectus supplement, a portion of our investments consist of revenue bonds that are subordinated or that represent interests in bonds, notes or other instruments that may be junior in right of payment to other bonds, notes or instruments. There are risks in investing in revenue bonds and other subordinated interests that could adversely affect our ability to make expected distributions to our Series A CRA shareholders, including:

.. the risk that borrowers may not be able to make payments on both the senior and the junior revenue bonds, resulting in us, as a holder of the junior revenue bond, receiving less than the full and timely payments of interest and principal;

.. the risk that short-term interest rates rise significantly, which would increase the amounts payable to the holders of the senior interests in our securitizations and reduce the amounts payable to us or our subsidiaries as holders of the junior residual interests; and

.. the possibility that the holders of the senior revenue bonds or senior securitizations may control the ability to enforce remedies, limiting our ability to take actions that might protect our interests.

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Risk Factors
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Because we hold most of our investments through our subsidiaries, we may not have the first priority on the income from and principal of the investments held by our subsidiaries.

We hold most of our investments through our subsidiaries, which have a contractual first priority on the income generated from these investments. Certain of our subsidiaries were formed as financing vehicles for us, and, together with third parties, may have contractual first priorities on the income from and principal of the investments held by some of our subsidiaries. In particular, the holders of the preferred shares of one of our subsidiaries are entitled to receive preferential distributions with respect to revenues generated by investments held directly or indirectly through that subsidiary, which constitute a substantial portion of our assets. Accordingly, a portion of the earnings on these investments will not be available for distribution on our Series A Convertible CRA Shares.

Certain of the revenue bonds held by us and our subsidiaries are subject to a pledge.

All of the revenue bonds currently held by two of our indirect subsidiaries, the Origination Trust and the Owner Trust, have been pledged to MBIA Insurance Corp. ("MBIA") and to a consortium of highly-rated banks (the "Liquidity Banks") that serve as liquidity providers under the Private Label Tender Option Program, to secure the credit enhancement and liquidity provided by MBIA and the Liquidity Banks, respectively. Through our subsidiaries, as of March 31, 2002, we have raised $350 million through the Private Label Tender Option Program to purchase revenue bonds and other related investments. Upon the occurrence of an event of default under the Private Label Tender Option Program documents, which events of default include the failure of the underlying revenue bonds to generate sufficient income to pay distributions on the floater certificates issued in connection with the Private Label Tender Option Program, MBIA and the Liquidity Banks may exercise their rights as pledgees, which includes the right to compel a sale of all or a portion of the pledged revenue bonds. We will only recover proceeds from such sale to the extent the value of such revenue bonds exceeds the amounts owed to MBIA and/or the Liquidity Banks. In the event such value is insufficient, payments in respect of our shares may be delayed, reduced or eliminated.

We and our subsidiaries have securitized certain revenue bonds through the Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") P-FLOATs/RITES/SM/ program. Certain of the revenue bonds held directly by one of our subsidiaries have been pledged to the credit enhancer of the revenue bonds underlying the P-FLOATs/SM/ and RITES/SM/, to secure that subsidiary's obligations to the credit enhancer. Upon the occurrence of an event of default under the P-FLOATs/RITES/SM/ program documents, which events of default include our failure to maintain certain specified levels of collateral and the failure of the underlying revenue bonds to generate sufficient interest to pay distributions on the P-FLOATs/SM/ issued in connection with the P-FLOATs/RITES/SM/ program, the credit enhancer may exercise its rights as pledgee in the same manner as noted above with respect to the Private Label Tender Option Program. See "Our Company--Raising Capital."

On December 31, 2001 CM Corp. entered into a transaction pursuant to which it provided credit enhancement on a $46.9 million first loss position in respect of a portfolio of multifamily housing properties, each of which had been financed with an issue of variable rate tax-exempt multifamily mortgage loans. We provided a guaranty of CM Corp.'s obligations and in support thereof we pledged certain of our revenue bonds with a collateral value equal to 50% of the first loss exposure. The level of required collateral has been reduced to 40% of the first loss exposure as of April 2002.

Our revenue bonds and mortgage loans may be considered usurious.

State usury laws establish restrictions, in certain circumstances, on the maximum rate of interest that may be charged by a lender and impose penalties on the making of usurious loans, including monetary

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                                                                           S-25

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Risk Factors
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penalties, forfeiture of interest and unenforceability of the debt. Although we do not intend to acquire revenue bonds secured by mortgage loans at usurious rates, there is a risk that our revenue bonds and mortgage loans could be found to be usurious as a result of uncertainties in determining the maximum legal rate of interest in certain jurisdictions, especially with respect to participating interest. Therefore, the amount of interest to be charged and our return from our revenue bonds will be limited by the state usury laws. In order to minimize the risk of making a usurious loan, our trust agreement requires our Manager to obtain an opinion of local counsel to the effect that the interest rate of a proposed revenue bond is not usurious under applicable state law. We also intend to obtain an opinion of local counsel to the effect that the interest on the proposed mortgage loan is not usurious. To obtain such opinions, we may have to agree to defer or reduce the amount of interest that can be paid in any year. Some states may prohibit the compounding of interest, in which case we may have to agree to forego the compounding feature of our revenue bond structure.

Risks associated with DUS Lending.

Through our DUS program, PW Funding originates loans which are thereafter purchased by Fannie Mae. PW Funding retains a first loss position with respect to loans that it originates and sells to Fannie Mae. PW Funding assumes responsibility for a portion of any loss that may result from borrower defaults, based on the Fannie Mae loss sharing formulas, Levels I, II, or III. As of March 31, 2002, all but one of the PW Funding's loans consisted of Level I loans. For such loans, PW Funding is responsible for the first 5% of the unpaid principal balance and a portion of any additional losses to a maximum of 20% of the original principal balance. Level II and Level III loans carry a higher loss sharing percentage. Any remaining loss is sustained by Fannie Mae.

Under the terms of the Master Loss Sharing Agreement between Fannie Mae and PW Funding, PW Funding is responsible for funding 100% of mortgagor delinquency (principal and interest) and servicing (taxes, insurance and foreclosure costs) advances until the amounts advanced exceed 5% of the unpaid principal balance at the date of default. Thereafter, for Level I loans, PW Funding may request interim loss sharing adjustments which allow PW Funding to fund 25% of such advances until final settlement under the Master Loss Sharing Agreement. No interim sharing adjustments are available for Level II and Level III loans.

Risks Associated with Credit Enhancement.

On December 31, 2001 CM Corp. entered into a transaction pursuant to which it provided credit enhancement on a $46.9 million first loss position in respect of a portfolio of multifamily housing properties, each of which had been financed with an issue of variable rate tax-exempt multifamily mortgage loans. We provided a guaranty of CM Corp.'s obligations and in support thereof we pledged certain of our revenue bonds with a collateral value equal to 50% of the first loss exposure. The level of required collateral has been reduced to 40% of the first loss exposure as of April 2002. The Related Companies, L.P. has provided us with an indemnification of fifty percent (50%) of any losses we sustain in this transaction. Although we reviewed the performance of each of the underlying properties prior to entering into this transaction, there can be no assurance that all of the underlying properties will be able to meet their debt service requirements. The risk would be exacerbated in an environment where interest rates are rising, since the interest rates on the underlying revenue bonds reset weekly based on current market conditions. In the event that one or more of the underlying properties were to default in its payment obligations or otherwise, a financial loss could result, in which event CM Corp. would be called upon to make a payment pursuant to its credit enhancement of the first loss position. Were this to occur, we would be called upon to make such payment as the guarantor of CM Corp.'s obligations. Although

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

Risk Factors
--------------------------------------------------------------------------------

given the diversification and current financial strength of the underlying portfolio it is unlikely that there will be any defaults, there can be no assurance that defaults will not occur and we are at risk for an amount up to $46.9 million. Furthermore, although The Related Companies, L.P. has indemnified us for 50% of any losses incurred, there can be no assurance that payment will be forthcoming on such indemnification.

Although The Related Companies, L.P. had a net worth of $179.3 million as of December 31, 2001, a substantial portion of its net worth is illiquid and it has no obligation to maintain such net worth.

No assurance can be given that our subsidiary, CM Corp., will be operated profitably.

CM Corp. is engaged in the business of originating and servicing mortgage loans for a fee, providing credit enhancement for a fee and providing management services for a fee. These fee generating activities are significantly different from the majority of our historical investment business where revenue bonds are held and income is generated primarily through receipt of interest payments. There can be no assurance that we will be able to conduct our new fee business profitably.

The portion of our dividends that represent tax-exempt income could decrease.

If the taxable dividend income distributed by CM Corp. to us grows as a percentage of our net income in the future, if we invest in a larger percentage of taxable investments or if we engage in other taxable fee generating business, the percentage of our net income that is tax-exempt is likely to decrease.

First loss and non-investment grade subordinated interests are subject to increased risk of loss.

We have invested indirectly in subordinated Commercial Mortgage Backed Securities ("CMBS") through our ownership of preferred membership interest in ARCap Investors L.L.C. ("ARCap"). Subordinated CMBS of the type in which ARCap invests include "first loss" and non-investment grade subordinated interests. A first loss security is the most subordinate class in a structure and accordingly is the first to bear the loss upon a default or restructuring or liquidation of the underlying collateral and the last to receive payment of interest and principal. Accordingly, such classes are subject to special risks, including a greater risk of loss of principal and non-payment of interest than more senior, rated classes. The market values of subordinated interests in CMBS and other subordinated securities tend to be more sensitive to changes in economic conditions than more senior, rated classes. As a result of these and other factors, subordinated interests generally are not actively traded and are relatively illiquid investments. With respect to our investment in ARCap, our ability to transfer our membership interest in ARCap is further limited by the terms of ARCap's operating agreement.

Certain types of losses are uninsured.

There are certain types of losses (generally of a catastrophic nature, such as earthquakes, floods, terrorism and wars) which are either uninsurable or not economically insurable. Should such a disaster occur to, or cause the destruction of, one of the properties securing a revenue bond that we directly or indirectly own, it is possible that we could lose both our invested capital and anticipated profit. We evaluate the risks of these types of losses on an individual transaction basis.

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                                                                           S-27

Risk Factors
--------------------------------------------------------------------------------


Our investments are illiquid.

Our investments lack a regular trading market, particularly during turbulent market conditions or if any of our tax-exempt revenue bonds become taxable or are in default. There is no limitation in our trust agreement or otherwise as to the percentage of our investments that may be illiquid and we do not expect to invest a substantial portion of our assets in liquid securities. There is a risk involved in investing in illiquid securities, particularly in the event that we need additional cash. If a situation arises where we would require additional cash, we could be forced to liquidate some of our investments on unfavorable terms that could substantially reduce the amount of distributions available and payments made in respect of our shares.

Our board of trustees can change our business policies unilaterally.

Our shareholders have no control over changes in our policies, including our business policies with respect to acquisitions, financing, growth, debt, capitalization and distributions, which are determined by our board of trustees. Although our board of trustees has no present intention to change its business plan, it may amend or revise these and certain other policies from time to time without shareholder vote. There is a risk that changes in our business policies may not fully serve the interests of all of our shareholders.

We invest in revenue bonds secured by real estate, which involves risk of liability under the environmental laws.

Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances released on, above, under or in such property. These laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. As a result, the owners of the real estate securing our investments could be required to pay removal or remediation costs. These costs of removal or remediation could be substantial and could negatively impact the availability of property cash flow for payments on our investments. Phase I reports have been obtained for all of the properties securing our investments, and in certain instances, because of findings in the Phase I reports, Phase II reports have also been obtained. The results of such reports were that no material violations of applicable regulations were found and such reports concluded that there has been no verifiable or apparent adverse environmental impact from past or present land use which has not been or will not be remediated. Other than such Phase I and Phase II reports, no further environmental analyses have been performed with respect to the properties securing our investments. Other than the results of the reports described above, our awareness of environmental problems associated with the properties securing our investments is derived, for the most part, from information obtained from owners of the properties which secure our investments, due diligence inquiries when our investments were financed or visual inspections of properties by independent appraisers. There may, however, be environmental problems associated with a property securing an investment not known to us and our subsidiaries and not revealed by the reports described above. Our intention is that all investments acquired in the future will have Phase I environmental site assessments and, if necessary, Phase II environmental site assessments and other analyses.

We are not registered under the Investment Company Act and would not be able to conduct our activities as we currently conduct them if we were to become required to be registered.

Neither we nor our subsidiaries are registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") and we would not be able to conduct our activities as we currently conduct them if we were required to register.

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S-28

Risk Factors
--------------------------------------------------------------------------------


We at all times intend to conduct our activities, and those of our subsidiaries, so as not to become regulated as an investment company under the Investment Company Act. While we are not an "investment company" under the Investment Company Act, if a subsidiary of ours were to be deemed to be an "investment company" we could also be subject to regulation under the Investment Company Act. There are a number of possible exemptions from registration under the Investment Company Act that we believe apply to our subsidiaries and which we believe make it possible for us not to be subject to registration under the Investment Company Act.

For example, the Investment Company Act exempts entities that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate," which we refer to as "qualifying interests." Under current interpretation of the staff of the Securities and Exchange Commission, one of the ways in which our subsidiaries can qualify for this exemption is to maintain at least 55% of its assets directly in qualifying interests and the balance in real estate-type interests. Under this test, unless certain mortgage securities represent all of the certificates issued with respect to an underlying pool of mortgages, such mortgage securities may be treated as securities separate from the underlying mortgage loans and, thus, may not be considered qualifying interests for purposes of the 55% requirement. We believe our subsidiaries can rely on this exemption or another exemption from registration (excluding CM Corp. and PW Funding whose activities do not implicate the registration requirements under the Investment Company Act).

The requirement that our subsidiaries maintain 55% of assets in qualifying interests (or satisfy another exemption from registration) may inhibit our ability to acquire certain kinds of assets or to securitize additional interests in the future. If any of our subsidiaries fail to qualify for exemption from registration as an investment company, we, in turn, may be required to register as an investment company under the Investment Company Act. In such event, our ability to maintain our financing strategies would be substantially reduced, and we would be unable to conduct our business as described herein. Such a failure to qualify could have a material adverse effect upon our ability to make distributions to our shareholders.

Possible adverse effect arising from shares available for future sale.

Our board of trustees is permitted to offer additional Series A Convertible CRA Shares or other of our equity or debt securities or those of our subsidiaries in exchange for money, property or otherwise. Our ability to sell or exchange such securities will depend on conditions then prevailing in the relevant capital markets and our results of operations, financial condition, investment portfolio and business prospects. Subject to American Stock Exchange rules which require shareholder approval for certain issuances of securities and as long as the issuance is made in accordance with our trust agreement, the issuance of such additional securities will not be subject to the approval of our Series A CRA shareholders and may negatively affect any resale price of our Series A Convertible CRA Shares. Series A CRA shareholders will not have any preemptive rights in connection with the issuance of any additional securities we or our subsidiaries may offer and any of our equity offerings may cause dilution of a shareholder's investment in us, except that the Series A CRA shareholders who purchased Series A Convertible CRA Shares pursuant to this prospectus supplement who are without CRA Credits due to an unfulfilled initial allocation will have priority over other parity securities with respect to unallocated CRA Credits.

Our inability to raise capital could adversely affect our growth.

Our ability and the ability of our subsidiaries to sell any additional securities, including our Series A Convertible CRA Shares, is subject to risks, including:

..  conditions then prevailing in the relevant capital markets;

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                                                                           S-29

Risk Factors
--------------------------------------------------------------------------------


.. our results of operations, financial condition, investment portfolio and business prospects;

.. the timing and amount of distributions to the holders of our shares which could negatively affect the price of a common share; and

.. the amount of securities that are structurally senior to the securities being sold.

Furthermore, the issuance of additional securities means that our shareholders are subject to the following risks:

..  we generally do not need shareholder approval to issue additional securities;

.. our shareholders do not have any preemptive rights in connection with the issuance of any additional securities; and

..  the investment of our shareholders may be diluted.

Our classification as a publicly traded partnership not taxable as a corporation is not free from doubt and could be challenged.

We and each of our subsidiaries (excluding CM Corp. and PW Funding) have chosen to operate as partnerships for federal income tax purposes. Operating as a partnership for federal income tax purposes allows us to pass through our income, including our tax-exempt income, and deductions to our shareholders. The listing of our common shares on the American Stock Exchange causes us to be treated as a "publicly traded partnership" for federal income tax purposes. We, and Paul, Hastings, Janofsky & Walker LLP, our counsel (which we also refer to as "Paul Hastings"), believe that we have been and are properly treated as a partnership for federal income tax purposes. However, the Internal Revenue Service ("IRS") could challenge our partnership status and we could fail to qualify as a partnership in future years. Qualification as a partnership involves the application of highly technical and complex Code provisions. For example, a publicly traded partnership is generally taxable as a corporation unless 90% or more of its gross income is "qualifying" income (which includes interest, dividends, real property rents, gains from the sale or other disposition of real property, gain from the sale or other disposition of capital assets held for the production of interest or dividends, and certain other items). We have represented that in all prior years of our existence at least 90% of our gross income was qualifying income and we intend to conduct our operations in a manner such that at least 90% of our gross income will constitute qualifying income in the future. Subject to the discussion below entitled "Federal Income Tax Considerations--General," in the opinion of Paul Hastings, although the issue is not free from doubt, we have been and are properly treated as a partnership for federal income tax purposes.

In determining whether interest is treated as qualifying income under these rules, interest income derived from a "financial business" and income and gains derived by a "dealer" in securities is not treated as qualifying income. We have represented that we are acting as an investor with respect to our investments and that we have not engaged in, and will not engage in, a financial business. There is no clear guidance on what constitutes a financial business. We have taken the position that for purposes of determining whether we are in a financial business, our bond acquisition and financing activities as well as our proposed activities would not cause us to be engaged in a financial business or to be considered a "dealer" in securities. The IRS could assert that our activities constitute a financial business. Even if we were considered to be engaged in a financial business, we believe that we would satisfy the requirement that 90% or more of our income constitutes qualifying income. If our activities constitute (or as a result of increased volume constitute) a financial business or cause us to be treated as a dealer, there is a substantial risk that more than 10% of our gross income would not constitute qualifying income. We could also be treated as if we were engaged in a financial business if the activities of our Manager were attributed to us. Although we are affiliated with our Manager, we seek to enter into arms length

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S-30

Risk Factors
--------------------------------------------------------------------------------

arrangements with our Manager, have not authorized our Manager to act as our agent and our Manager will be subject to income tax with respect to amounts earned by it. Accordingly, we believe the activities of our Manager will not be attributed to us.

In addition, in determining whether interest is treated as qualifying income, interest income that is determined based upon the income or profits of any person is not treated as qualifying income. A portion of the interest payable on participating interest bonds owned by us and our subsidiaries is determined based upon the income or profits of the properties securing our investments. Accordingly, if we were to receive more than 10% of our interest income in any given year from such "contingent interest," the IRS could take the position that we and/or our subsidiaries should be treated as publicly traded partnerships, taxable as associations. We carefully monitor the type of interest income we receive to avoid such a circumstance. However, there can be no assurance that such monitoring would be effective in all events to avoid the receipt of more than 10% contingent interest in any given year, because circumstances outside of the control of us and our subsidiaries could cause such a result.

If for any reason less than 90% of our gross income constitutes qualifying income, items of income and deduction would not pass through to our shareholders and our shareholders would be treated for federal income tax purposes as stockholders in a corporation. We would be required to pay income tax at regular corporate rates on any portion of our net income that did not constitute tax-exempt income. In addition, a portion of our tax-exempt income may be included in determining our alternative minimum tax liability. Distributions by us to our shareholders would constitute ordinary dividend income taxable to such holders to the extent of our earnings and profits, which would include tax-exempt income, as well as any taxable income we might have, and the payment of these distributions would not be deductible by us. These consequences would have a material adverse effect on us and our shareholders.

Our treatment of income from our residual interests as tax-exempt could be challenged.

We hold, directly or indirectly, residual interests in certain tax-exempt revenue bonds through securitization programs, such as the Private Label Tender Option Program and P-FLOATs/RITES/SM/ program, which entitle us to a share of the tax-exempt interest of such revenue bonds. Special tax counsel have each rendered an opinion to the effect that the issuer of the RITES/SM/ and the Private Label Tender Option Program residual certificates, respectively, will be classified as a partnership for federal income tax purposes and the holders of the RITES/SM/ and the Private Label Tender Option Program residual certificates will be treated as partners of such partnership. Consequently, as the holder of the RITES/SM/ and the Private Label Tender Option Program residual certificates, we are entitled to treat our share of the tax-exempt income allocated and distributed to us as tax-exempt income. However, it is possible that the IRS could disagree with those conclusions and an alternative characterization could adversely affect the treatment of the income we receive from the RITES/SM/ and the Private Label Tender Option Program residual certificates as ordinary taxable income.

The value of our common shares, our Series A Convertible CRA Shares and our preferred shares, if any, and our ability to make distributions of tax-exempt income depends upon the application of tax laws.

The following discussion relates only to those investments which generate tax-exempt income.

Tax treatment of our revenue bonds. We will primarily acquire and hold tax-exempt investments that we reasonably believe, based upon the opinion of nationally recognized counsel delivered on the date the investment was originally issued (or on the date on which the investment was considered reissued), will generate interest or distributions excludable from the gross income of the holders thereof for federal

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                                                                           S-31

Risk Factors
--------------------------------------------------------------------------------

income tax purposes. Certain of the revenue bonds acquired directly or indirectly by us bear interest at rates which include participating or otherwise contingent interest. These revenue bonds are called participating interest bonds. In the case of all participating interest bonds, the opinions of counsel include an underlying opinion to the effect that such participating interest bond would be treated as debt for federal income tax purposes.

Tax-exemption of our revenue bonds. On the date of original issuance or reissuance of each revenue bond, nationally recognized bond counsel or special tax counsel rendered its opinion to the effect that, based on the law in effect on the date of original issuance or reissuance, interest on such revenue bonds is excludable from gross income for federal income tax purposes, except with respect to any revenue bond (other than a revenue bond, the proceeds of which are loaned to a charitable organization described in Section 501(c)(3) of the
Code) during any period in which it is held by a "substantial user" of the property financed with the proceeds of such revenue bonds or a "related person" of such a "substantial user." In the case of participating interest bonds, such opinion assumes, in certain cases in reliance on another unqualified opinion, that such participating interest bond constitutes debt for federal income tax purposes. See "--Treatment of revenue bonds as equity" below. Each opinion speaks only as of the date it was delivered. In addition, in the case of revenue bonds which, subsequent to their original issuance, have been reissued for federal tax purposes, nationally recognized bond counsel or special tax counsel has delivered opinions to the effect that interest on the reissued revenue bond is excludable from gross income of the bond holder thereof for federal income tax purposes from the date of reissuance or, in some cases, to the effect that the reissuance did not adversely affect the excludability of interest on the revenue bonds from the gross income of the holders thereof.

The reissuance of a revenue bond generally does not, in and of itself, cause the interest on such revenue bond to be includable in the gross income of the holder thereof for federal income tax purposes. However, if a revenue bond is treated as reissued and the appropriate federal tax information return, a Form 8038, has not been timely filed or a late filing has not been accepted by the IRS, interest on such revenue bond could be includable in the gross income of the holder thereof for federal income tax purposes from and after the reissuance date. In addition, if a participating interest revenue bond is treated as reissued, there can be no assurance that such revenue bond would continue to be characterized as debt, as described below, insofar as the facts and circumstances underlying such characterization may have changed. Furthermore, pursuant to regulations generally effective as of June 30, 1993, if an issue of the revenue bonds is treated as reissued within six months of the transfer of the project financed by such issue of revenue bonds by the owner of such project to an unrelated party the interest on such revenue bonds could become includable in gross income for purposes of federal income taxation. In addition, if a participating interest revenue bond is reissued after August 13, 1996, the reissued revenue bond is or would become subject to certain regulations concerning contingent payments, which could cause some or all of the interest payable on such participating interest revenue bond to become includable in gross income of the holder thereof for federal income tax purposes, unless such participating interest revenue bond is modified at the time of reissuance to comply with the contingent payment regulations.

The Code establishes certain requirements which must be met subsequent to the issuance and delivery of tax-exempt revenue bonds for interest on such revenue bonds to remain excludable from gross income for federal income tax purposes. Among these continuing requirements are restrictions on the investment and use of the revenue bond proceeds and, for revenue bonds the proceeds of which are loaned to a charitable organization described in Section 501(c)(3) of the Code, the continued exempt status of such borrower. In addition, the continuing requirements include tenant income restrictions, regulatory agreement compliance and compliance with rules pertaining to arbitrage. Each issuer of the revenue bonds, as well as each of the underlying borrowers, has covenanted to comply with certain procedures

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S-32

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Risk Factors
--------------------------------------------------------------------------------

and guidelines designed to ensure satisfaction with the continuing requirements of the Code. Failure to comply with these continuing requirements of the Code may cause the interest on such bonds to be includable in gross income for federal income tax purposes retroactively to the date of issuance, regardless of when such noncompliance occurs.

Greenberg Traurig, LLP (also referred to as "Greenberg Traurig") as our bond counsel, and Paul Hastings, as our securities counsel (Greenberg Traurig and Paul Hastings are collectively referred to herein as our "Counsel"), have not, in connection with the offering of the Series A Convertible CRA Shares pursuant to this prospectus supplement, passed upon and do not assume any responsibility for, but rather have assumed the continuing correctness of, the opinions of bond counsel or special tax counsel (including opinions rendered by Greenberg Traurig) relating to the exclusion from gross income of interest on the revenue bonds and have not independently verified whether any events or circumstances have occurred since the date such opinions were rendered that would adversely affect the conclusions set forth therein. However, as of the date of this prospectus supplement, neither we, nor our subsidiaries, our affiliates or our Counsel have knowledge of any events that might adversely affect the tax-exempt status of our revenue bonds, including any notice that the IRS considers interest on any of our revenue bonds to be includable in gross income.

Treatment of revenue bonds as equity. Payment of a portion of the interest accruing on each participating interest bond depends in part upon the cash flow from, and proceeds upon sale of, the property securing our investment financed by such revenue bond. An issue may arise as to whether the relationship between us and the respective obligors is that of debtor and creditor or whether we are engaged in a partnership or joint venture with the respective obligors. If the IRS were to determine that one or more of the participating interest bonds represented or contained an equity investment in the respective property securing our investment because of this feature, all or part of the interest on such participating interest bond, could be viewed as a taxable return on such investment and would not qualify as tax-exempt interest for federal income tax purposes.

To our knowledge, neither the characterization of the participating interest bonds as debt, nor the characterization of the interest thereon as interest excludable from gross income of the holders thereof, has been challenged by the IRS in any judicial or regulatory proceeding. In certain instances, opinions rendered by bond counsel provided that the characterization of the bonds as debt was not free from doubt and that all or a portion of the interest on such bonds, including "contingent interest" and "deferred interest," may not be treated as interest for state and federal law but that it is more likely than not that such interest is interest for state and federal law purpose or otherwise similarly limited.

We or our predecessors received opinions of counsel from Willkie, Farr & Gallagher LLP and other counsel retained by us or our predecessor respecting each of our participating interest bonds to the effect that, based upon assumptions described in such opinions, which assumptions included the fair market value of the respective properties upon completion and economic projections and guarantees, the participating interest bonds "would" be treated for federal tax purposes as representing debt. The implicit corollary of these opinions is that the participating interest bonds do not constitute the following: (i) an equity interest in the underlying borrower; (ii) an equity interest in a venture between the underlying borrower and us; or (iii) an ownership interest in the properties securing our investments. Although we assume the continuing correctness of these opinions, and will treat all interest received with respect to these bonds as tax-exempt income, there can be no assurance that such assumptions are correct, such treatment would not be challenged by the IRS, or that intervening facts and circumstances have changed the assumptions and basis for providing such opinions.

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Risk Factors
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Most of the opinions described in the preceding paragraph were not rendered by
Greenberg Traurig, which has not passed on or assumed any responsibility for the opinions of other counsel on this issue, nor made any independent determination as to whether any events or circumstances have occurred or intervened since the original issuance of the "indebtedness" opinions that would adversely affect such opinions (including the defaults respecting certain of the participating interest bonds described below). In addition, the opinions discussed above speak only as of their respective delivery dates, and our Counsel has not passed upon or assumed any responsibility for reviewing any events that may have occurred subsequent to the delivery of such opinions which could adversely affect the conclusions contained therein.

"Substantial User" Limitation. Interest on a revenue bond owned by us or our subsidiaries, other than a bond the proceeds of which are loaned to a charitable organization described in Section 501(c)(3) of the Code, will not be excluded from gross income during any period in which we are a "substantial user" of the facilities financed with the proceeds of such revenue bond or a "related person" to a "substantial user." We have received advice from our counsel with respect to our revenue bonds to the effect that we are not a "substantial user" of any facilities financed with the proceeds of such bonds or a "related person" thereto. A "substantial user" generally includes any underlying borrower and any person or entity who uses the financed facilities on other than a de minimis basis. We would be a "related person" to a "substantial user" for this purpose if, among other things, (i) the same person or entity owned more than a fifty percent interest in both us and in the ownership of the facilities financed with the proceeds of a bond owned by us or one of our subsidiaries, or (ii) if we owned a partnership or similar equity interest in the owner of a property financed with the proceeds of a bond. Additionally, a determination that we are a partner or a joint venturer with a mortgagor involving an equity interest, as described above under "Treatment of revenue bonds as equity," could cause us to be treated as a "substantial user" of the properties securing our investments. In the event that the ownership entity which owns a property securing our investment financed with the proceeds of a revenue bond owned by us were to acquire shares of us, the IRS, if it became aware of such ownership, could take the position that the substantial user and related person rules require that the interest income on such revenue bond allocable to all of our investors, including the holders of the shares, including the Series A Convertible CRA Shares, be included in gross income for federal income tax purposes. Greenberg Traurig, has advised us that in its opinion such a result is not supported by the Code and treasury regulations; however, there can be no assurance that the IRS would not take such a position.

Related Charter LP and certain of its affiliates own a portion of our outstanding common shares. Such ownership of the obligors of certain of our revenue bonds and our common shares were considered when we received advice that we are not a "substantial user" of the facilities financed by such revenue bonds or a "related party" to a "substantial user." Greenberg Traurig has reviewed the revenue bonds owned by us and our subsidiaries, the ownership of the obligors of our revenue bonds and the ownership of our shares and our subsidiaries' shares, and concurs in the conclusion that we and our subsidiaries are not "substantial users" of the facilities financed with the proceeds of the revenue bonds or related parties thereto. There can be no assurance, however, that the IRS would not challenge such conclusion. If such challenge were successful, the interest received on any bond respecting which we or our subsidiaries were treated as a "substantial user" or a "related party thereto" would be includable in gross income for federal income tax purposes.

Taxable income. We primarily invest in investments that produce only tax-exempt income. However, the IRS may seek to recharacterize a portion of our tax-exempt income as taxable income as described above. If the IRS were successful, a shareholder's distributive share of such income will be taxable to the shareholder, regardless of whether an amount of cash equal to such distributive share is actually distributed. Any taxable income will be allocated pro rata between our Series A Convertible CRA Shares and our common shares. We may also have taxable income in the form of market discount or gain on the

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Risk Factors
--------------------------------------------------------------------------------

sale or other disposition of our investments, and we expect to own investments that will generate taxable income. See "Federal Income Tax Considerations."

No assurance can be given that our shareholders will be entitled to the same limitation on personal liability as stockholders of private corporations for profit.

We are governed by the laws of the State of Delaware. Under our trust agreement and the Delaware Business Trust Act, as amended ("Delaware Act"), our shareholders will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. However, a shareholder may be obligated to make certain payments provided for in our trust agreement and bylaws. In general, stockholders of Delaware corporations are not personally liable for the payment of corporation debts and obligations, and are liable only to the extent of their investment in the Delaware corporation.

The properties securing our investments are dispersed in numerous states and the District of Columbia. In jurisdictions which have not adopted legislative provisions regarding business trusts similar to those of the Delaware Act, questions exist as to whether such jurisdictions would recognize a business trust, absent a state statute, and whether a court in such jurisdiction would recognize the Delaware Act as controlling. If not, a court in such jurisdiction could hold that our shareholders are not entitled to the limitation of liability set forth in our trust agreement and the Delaware Act and, as a result, be personally liable for our debts and obligations.

Our anti-takeover provisions may discourage third party proposals.

Certain provisions of our trust agreement and our management agreements may have the effect of discouraging a third party from making an acquisition proposal for our Company. This could inhibit a change in control of our Company under circumstances that could give our shareholders the opportunity to realize a premium over the then-prevailing market prices. Such provisions include the following:

Additional Classes and Series of Shares.   Our trust agreement permits our
board of trustees to issue additional classes or series of beneficial interests and to establish the preferences and rights of any such issued. Thus, our board of trustees could authorize the issuance of beneficial interests with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of our shares might receive a premium for their shares over the then-prevailing market price of such shares.

Staggered Board. Our board of trustees has three classes of Managing Trustees. The terms of the third, first and second classes will expire in 2003, 2004 and 2005, respectively. Managing Trustees for each class will be chosen for a three-year term upon the expiration of the current class' term. The use of a staggered board makes it more difficult for a third-party to acquire control over us.

Our Manager's Rights Under our Management Agreements. Our management agreements cannot be terminated by us prior to their expiration (generally annually on September 30 of each year) and our subsidiaries' management agreements cannot be terminated prior to October 1, 2006, other than for cause. The vote of the holders of 66-2/3% of our then outstanding common shares is required to approve a dissolution and liquidation of our Company that is not recommended by our Manager and the holders of a majority of the outstanding common shares are required to approve a dissolution and liquidation of our Company that is recommended by our Manager. The inability to terminate our management agreements with our Manager other than annually or for cause could discourage third parties willing to acquire a controlling interest in us from doing so, especially if they were seeking to replace our Manager in order themselves to receive the fees otherwise payable to our Manager.

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                                                                           S-35

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Risk Factors
--------------------------------------------------------------------------------


Terrorist attacks in the United States may have a negative effect on our earnings.

The terrorist attacks which occurred in New York City and Washington, D.C. on September 11, 2001, and the subsequent military actions taken by the United States and its allies in response, have caused significant uncertainty in the global financial markets. While the long-term effects of these events and their potential consequences are uncertain, they could have a material adverse effect on general economic conditions, consumer confidence and market liquidity. Among other things, it is possible that short-term interest rates may be affected by these events. If short-term interest rates increase rapidly, it would cause our borrowing costs to increase in comparison to the interest rates we earn on our revenue bond investments. If that were to happen, our earnings would be negatively affected.

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

--------------------------------------------------------------------------------


Use Of Proceeds

We estimate that the net proceeds from this offering will be approximately $ million, after payment of the placement agent's commission and other offering expenses. We intend to use the net proceeds from the sale of the Series A Convertible CRA Shares offered hereby primarily to acquire additional revenue bonds, the proceeds of which will finance the construction and/or ownership of multifamily housing properties, most of which will benefit from federal LIHTCs. In addition, we may acquire tax-exempt revenue bonds issued for the benefit of
Section 501(c)(3) not-for-profit organizations and make other types of investments permitted under our trust agreement. Any remaining net proceeds will be used for general business purposes, including reduction of our indebtedness.

Our Series A Convertible CRA Shares

General

We are offering 2,000,000 Series A Convertible CRA Shares, which are convertible into our common shares on a one-to-one basis. We have previously issued preferred shares that are on parity with the Series A Convertible CRA Shares offered hereby called the Convertible CRA Shares, which participate with the Series A Convertible CRA Shares in the allocation of CRA Credit and whose terms, with the exception of the conversion ratio, are identical to the Series A Convertible CRA Shares offered hereby. See "Description of our Shares--Overview--Description of our Outstanding Preferred Shares--Community Reinvestment Act preferred Shares" in the accompanying prospectus. As of March 31, 2002, our outstanding shares of beneficial interest consisted of
(i) 41,152,738 common shares and (ii) 1,882,364 Convertible CRA Shares which are convertible into 1,764,663 common shares.

Rank

Our Series A Convertible CRA Shares rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, (i) on a parity (pro rata based on number of shares) with our Convertible CRA Shares, common shares and all other equity securities issued by us other than the equity securities referred to in clause (ii); and (ii) junior to all equity securities issued by us whose terms specifically provide, other than with respect to allocations of CRA Credits, that they rank senior to our Convertible CRA Shares and our Series A Convertible CRA Shares. With respect to CRA allocations, our Series A Convertible CRA Shares rank pari passu with our Convertible CRA Shares and senior to our common shares. See "Allocations with respect to this Series A Convertible CRA Share Offering--Allocation Priorities" below. We may issue additional parity securities (i.e. securities which rank on parity with our Series A Convertible CRA Shares and Convertible CRA Shares as to CRA allocations) without the consent of our Series A CRA shareholders.

Only holders of Convertible CRA Shares and Series A Convertible CRA Shares are entitled to receive allocations of CRA Credits relating to the self-defined geographic CRA assessment areas. We will not allocate any CRA Credits to our common shareholders, nor will holders of our common shares issued upon conversion of Convertible CRA Shares or Series A Convertible CRA Shares be entitled to retain any CRA Credits in respect of such Convertible CRA Shares or Series A Convertible CRA Shares.

Our Series A Convertible CRA Shares have fewer voting rights than our common shares. See "Voting Rights" and "Overview--General Description of our Common Shares--Voting Rights" in the accompanying prospectus.

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                                                                           S-37

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Our Series A Convertible CRA Shares
--------------------------------------------------------------------------------


Distributions

Subject to any preferential rights of any other shares and to the discretion of our board of trustees, we anticipate that we will pay distributions on our Convertible CRA Shares, Series A Convertible CRA Shares and common shares quarterly. The record dates and payment dates with respect to quarterly distributions to our common shareholders, our Convertible CRA shareholders and our Series A CRA shareholders will be the same.

We expect to make distributions on the Series A Convertible CRA Shares offered hereby beginning with the quarter ending September 30, 2002, subject to the declaration of distributions by our board of trustees. The first distribution will be based upon the quarterly distribution then payable, pro rated for the period from closing date of this offering through September 30, 2002. For the first distribution, earnings will be similarly prorated for tax purposes.

As noted above under the heading "--Rank", our Series A Convertible CRA Shares rank on parity (pro rata based on number of shares) with our common shares with respect to the economic attributes of an investment in our Company. In this regard, in the event of (i) the payment of distributions payable in common shares or securities convertible into our common shares, (ii) the issuance to all holders of our common shares of certain rights, options or warrants entitling them to subscribe for or purchase our common shares at a price per share less than the fair market value per common share, and (iii) distributions to all holders of our common shares of evidences of our indebtedness or our assets, our Series A CRA shareholders will receive for each Series A Convertible CRA Share held the same payment, issuance or distribution payable for each common share held. For example, in the case of clause (i), if our common shareholders are entitled to receive two common shares for each common share they hold, our Series A CRA shareholders will receive two common shares for each Series A Convertible CRA Share they hold. In connection with the foregoing payments, issuances or distributions, we will take whatever actions we consider to be advisable in order that our common shareholders and our Series A CRA shareholders will be treated the same for federal income tax purposes.

Series A CRA Shareholders' Rights with Respect to CRA Credit Allocations

Only holders of our Convertible CRA Shares and Series A Convertible CRA Shares are entitled to receive allocations of CRA Credits relating to their self-defined geographic CRA assessment areas which they can request. We will not allocate any CRA Credits to our common shareholders, nor will holders of common shares issued upon conversion of Series A Convertible CRA Shares be entitled to retain any CRA Credits in respect of such Series A Convertible CRA Shares.

CRA Credit allocations will be undertaken upon each issuance of our Series A Convertible CRA Shares (or other parity securities) and reallocations, if any, will be undertaken at the end of each quarter. Through our CRA Credit allocation procedures described in "--CRA Reporting" below, we intend to prevent CRA Credits from being "double-counted" (i.e. to prevent the allocation of the same CRA Credit to more than one shareholder) and to provide Series A CRA shareholders with allocations of qualified investments for CRA reporting purposes based on such Series A CRA shareholder's designated self-defined geographic CRA assessment area. Our revenue bond investments will be valued at their carrying value for CRA Credit allocation purposes as of our most recent quarter. See "Prospectus Supplement Summary--Our CRA-Qualifying Investments" for a list of the carrying values of the CRA-qualifying investments we currently hold.

Allocations with respect to this Series A Convertible CRA Share offering

  Initial Allocations

Prior to the closing of this offering of Series A Convertible CRA Shares, we will work with prospective investors to allocate among them the CRA Credits available as of the closing of this offering. The

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

Our Series A Convertible CRA Shares
--------------------------------------------------------------------------------

amount of CRA Credits which will be available with respect to a given unallocated investment will be based on the carrying value of such investment as reflected in our most recently issued quarterly report filed with the SEC. The CRA Credits associated with each allocated investment will be earmarked to investors in our Series A Convertible CRA Shares until each investor has been allocated investments with a carrying value equal to the purchase price of its investment in our Series A Convertible CRA Shares. These investments will be allocated within the investor's self-defined geographic CRA assessment area, in accordance with the CRA. Each investor will provide our Manager with a certification of its self-defined geographic CRA assessment area in order to facilitate this process. Our Manager will notify each investor of its allocation of investments prior to such investor's purchase of our Series A Convertible CRA Shares. To the extent that a Series A CRA shareholder or Convertible CRA Shareholder is not allocated investments with a carrying value equal to the purchase price of its investment in our Series A Convertible CRA Shares or Convertible CRA Shares (such a Series A CRA shareholder or Convertible CRA Shareholder herein being referred to as an "Unallocated Shareholder"), we will use our commercially reasonable efforts to acquire investments after the closing of this offering that satisfy such Unallocated Shareholders' specified CRA criteria. We refer to an investor in our Series A Convertible CRA Shares which is allocated investments with a carrying value equal to the purchase price of its investment in our Convertible CRA Shares as a "Fully Allocated Shareholder".

  Replacement Allocations

General. We are unable at this time to determine how replacements or reallocations of CRA Credits will be treated by the CRA Federal Agencies. According to the CRA Federal Agencies, examiners determine the dollar amount of qualified investments by relying on the figures recorded by the banking institution according to GAAP, including both new and outstanding investments. As a general matter, the CRA Federal Agencies have indicated that banking institutions may receive positive consideration under the CRA for a range of investment strategies, including short-term investments, investments that are immediately funded, and investments with a binding up front commitment that are funded over a period of time. According to the CRA Federal Agencies, all else being equal, banking institutions making the same dollar amount of investments over the same number of years would receive the same level of consideration. The extent to which qualified investments receive favorable consideration also depends on how examiners evaluate the investments under the remaining three performance criteria (e.g. innovativeness and complexity, responsiveness to the needs of the institution's community, and degree to which the investment is not routinely provided by private investors). See "Community Reinvestment Act--The Investment Test." While we believe that our replacement allocation procedures are reasonable and within the spirit of the CRA, neither the CRA nor the interpretive rulings published by the CRA Federal Agencies give firm guidance as to whether our reallocation procedures and methodology will be accepted for CRA purposes. See "Risk Factors--No assurance that replacement or reallocations of CRA Credits will be recognized by CRA Federal Agencies," for a discussion of the risks associated with replacements or reallocations.

Prepayment, Repayment or Sale of Allocated Investments. If an investment which is allocated to a Series A CRA shareholder is either repaid, prepaid, sold or foreclosed within 24 months after the investment is first allocated to such Series A CRA shareholder, then we will either reallocate a comparable unallocated investment to the Series A CRA shareholder or use our commercially reasonable efforts to replace the terminated allocation with a comparable investment and reallocate it to the Series A CRA shareholder. See "Risk Factors--Our investments may be repaid, prepaid, sold or foreclosed and we may have to acquire new investments." However, if an investment which is allocated to a Series A shareholder is either repaid, prepaid, sold or foreclosed after the initial 24-month period, we will have no

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                                                                           S-39

Our Series A Convertible CRA Shares
--------------------------------------------------------------------------------

obligation to replace the investment with a new investment, although such Series A CRA shareholder may choose to receive a reallocation from any then existing but unallocated investments, subject to the priorities set forth in "--Allocation Priorities" below.

Reclassification Upon Transfer. If a Fully Allocated Shareholder transfers its Series A Convertible CRA Shares, the transferee will receive the same allocation of CRA Credits as the Fully Allocated Shareholder had prior to transfer. If an Unallocated Shareholder transfers its Series A Convertible CRA Shares, the transferee will receive (i) the same allocations of CRA Credits as the Unallocated Shareholder had prior to transfer, and (ii) the same priority that the Unallocated Shareholder had prior to transfer with respect to allocations of CRA Credits which the Unallocated Shareholder has properly requested from us but had not received prior to transfer. A transferee will have a one-time option to obtain a different allocation of CRA Credits based on any then existing but unallocated investments.

Permissive Reallocations; Sources of Unallocated CRA Credits. Our Series A CRA shareholders are not entitled to reallocate the CRA Credits which have been allocated to them except in the event of an allocation which has been either repaid, prepaid, sold or foreclosed within 24 months after its allocation as set forth in "--Prepayment, Repayment or Sale of Allocated Assets" or a transfer of our Series A Convertible CRA Shares as set forth in "--Reclassification Upon Transfer" above. However, we may, in our sole discretion allow a Series A CRA shareholder to reallocate its CRA Credits to unallocated CRA Credits available from the sources set forth below, subject to the priority in which unallocated CRA Credits may be allocated to Series A CRA shareholders as set forth in "--Allocation Priorities" below. The sources of unallocated CRA Credits will be as follows:

   . Current Investments. Our current revenue bond investments which are unallocated to any Convertible CRA shareholders or Series A CRA shareholders.

   . New Investments. New revenue bond investments acquired by us from time to time which are unallocated to any Convertible CRA shareholders or Series A CRA shareholders.

   . Conversions to common shares. CRA Credits allocated to Convertible CRA shareholders or Series A Convertible CRA Shares that are converted to common shares.

  Allocation Priorities

Unallocated CRA Credits will be allocated in accordance with the following priorities:

    i. first, to Unallocated Shareholders;

   ii. second, to Convertible CRA shareholders and Series A CRA shareholders with an investment which has been either repaid, prepaid, sold or foreclosed within 24 months after the investment is first allocated to such Convertible CRA shareholders or Series A CRA shareholder;

   iii.third, to the transferee of Convertible CRA Shares or Series A
       Convertible CRA Shares;

   iv. fourth, to Convertible CRA shareholders and Series A CRA shareholders with an investment which has been either repaid, prepaid, sold or foreclosed subsequent to 24 months after the investment is first allocated to such Convertible CRA shareholders or Series A CRA shareholder; and

    v. in our sole discretion, the balance to Convertible CRA shareholders and Series A CRA shareholders who request reallocations of CRA Credits.

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

Our Series A Convertible CRA Shares
--------------------------------------------------------------------------------


Within each category set forth above, we will determine the order in which Convertible CRA shareholders and Series A CRA shareholders are entitled to receive allocations of CRA Credits as follows:

   (a) for clause (i) above, priority will be based on the order in which Convertible CRA shareholders or Series A CRA shareholders became Unallocated Shareholders;

   (b) for clauses (ii) and (iv) above, priority will be based on the order in which Convertible CRA shareholders or Series A CRA shareholders suffer a terminated allocation;

   (c) for clause (iii) above, priority will be based on the order in which Convertible CRA Shares or Series A Convertible CRA Shares were transferred; and

   (d) for clause (v) above, priority will be based on the order in which we receive the request for reallocation.


  Allocations with respect to securities which are on parity with our Series A Convertible CRA Shares

We have previously completed two offerings of Convertible CRA Shares which rank on parity with the Series A Convertible CRA Shares offered hereby. With the exception of the conversion ratio, the terms of the Convertible CRA Shares are identical to those of the Series A Convertible CRA Shares offered hereby and share with the Series A Convertible CRA Shares in the allocation of CRA Credits in the same manner as set forth under "--Allocation Priorities," above.

We may issue additional Series A Convertible CRA Shares and other securities which are on parity with the Series A Convertible CRA Shares with respect to allocations of CRA Credits including, without limitation, additional Series A Convertible CRA Shares and Convertible CRA Shares. During the sales period for any such subsequent offering, we will work with such prospective investors to allocate among them our investments not previously allocated to existing holders of our Series A Convertible CRA Shares and Convertible CRA Shares or the parity securities. Each subsequent purchaser will be notified of its allocation of investments prior to its purchase of the parity securities.

After an investor's purchase of securities which are on parity with our Series A Convertible CRA Shares in a subsequent offering and after such investor's initial allocation of investments, such holder of these parity securities will have the same rights to allocation of unallocated investments as the Series A CRA shareholders and other holders of parity securities who purchased shares in prior offerings, subject to the priorities described under "--Allocations with respect to this Series A Convertible CRA Share offering--Replacement Allocations--Allocation Priorities" above.

  Administration of the Allocation Process

Our Manager is responsible for adopting such procedures as it deems necessary to implement the reallocation and/or replacement allocation rights.

Conversion

Our Series A Convertible CRA Shares may be converted into our common shares at the end of any calendar quarter (or more frequently at our discretion upon not less than 14 days written notice) at the shareholder's option on a one-to-one basis (subject to anti-dilution protections as described in "Anti-Dilution" below). Upon conversion, holders will no longer be entitled to retain the CRA Credits allocated to the Series A Convertible CRA Shares that were converted to common shares. Such investments may be re-allocated to other parity shareholders as set forth under "--Rights with Respect to CRA Allocations" above.

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                                                                           S-41

Our Series A Convertible CRA Shares
--------------------------------------------------------------------------------


CRA Reporting

Series A CRA shareholders will receive reports on a quarterly basis and initial reports after their purchase of our Series A Convertible CRA Shares. These reports will include:

    i. an initial report within 30 days after their purchase of our Series A Convertible CRA Shares, which will set forth specific information such as the name and address of the underlying property, the carrying value of the investment allocated to such Series A CRA shareholder, data concerning the community served by the underlying property, tenant income limitations and a brief description of the underlying property's development status (i.e., under construction, leasing, or stabilized occupancy);

   ii. quarterly reports within 45 days after the end of each calendar quarter which will set forth specific information, such as the name and address of the underlying property, the carrying value of the investment allocated to such Series A CRA shareholder (as adjusted for events described in "Our Series A Convertible CRA Shares--Allocations with respect to this Series A Convertible CRA Share offering--Replacement Allocations) and updated information on the property's construction and physical occupancy status; and

  iii. copies of our Annual Report on Form 10-K and our Quarterly Reports on 10-Q filed with the SEC.

These reports, specific and password protected to each Series A CRA shareholder, will also be available on our secure website at http://www.chartermac.com.

CRA Examination Assistance

We, with the assistance of our Manager, will provide certain technical support and documentation to prepare Series A CRA shareholders for CRA examinations by CRA Federal Agencies and will attend examination meetings if requested. In the event that such support and documentation is requested, the Series A CRA shareholder making the request will be required to pay all out-of-pocket expenses associated with such assistance.

Anti-Dilution

As provided in the certificate of designation, the conversion ratio of our Series A Convertible CRA Shares is subject to adjustment upon the occurrence of subdivisions, combinations and reclassifications of our common shares.

In case we are a party to any transaction (including, without limitation, a merger, consolidation, tender offer for all or substantially all of our shares or sale of all or substantially all of our assets), as a result of which common shares will be converted into the right to receive securities or other property (including cash or any combination thereof), each Series A Convertible CRA Share, if convertible after the consummation of the transaction, will thereafter be convertible into the kind and amount of shares and other securities and property (including cash or any combination thereof) receivable upon the consummation of such transaction by a holder of that number of common shares or fraction thereof into which one Series A Convertible CRA Share was convertible immediately prior to such transaction, assuming such holder of Series A Convertible CRA Shares failed to exercise any rights of election to convert (provided that if the kind and amount of stock or beneficial interest, securities and other property so receivable is not the same for each non-electing share, the kind and amount so receivable by each non-electing share will be deemed to be the kind and amount received per share by a plurality of non-election shares). We may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

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Our Series A Convertible CRA Shares
--------------------------------------------------------------------------------


Tax Matters

We will receive at the closing, an opinion of Paul Hastings to the effect that, although the issue is not free from doubt, we have been and are properly treated as a partnership for federal income tax purposes, and thus, are not subject to federal corporate income taxation. The holders of our Series A Convertible CRA Shares will be treated as partners in such partnership and the portion of our income allocable to our Series A Convertible CRA Shares which represents tax-exempt income should be excludible from gross income for purposes of federal income taxation. See "Certain Federal Income Tax Considerations."

Voting Rights

The affirmative vote or consent of the holders of a majority of all of our outstanding Series A Convertible CRA Shares is required to amend, alter or repeal the terms of our Series A Convertible CRA Shares or of any provision of our trust agreement (as amended to include the certificate of designation, which sets forth the rights, preferences and privileges of our Series A Convertible CRA Shares) that would adversely affect the powers, preferences, privileges or rights of our Series A Convertible CRA Shares. Other than the foregoing, our Series A Convertible CRA Shares do not have any voting rights.

Transfer Restrictions

A Series A CRA shareholder may not transfer less than (i) 200,000 Series A Convertible CRA Shares, or, (ii) in the event that at our discretion an investor was permitted to purchase and did purchase less than 200,000 Series A Convertible CRA Shares, the number of shares so purchased. In all events, however, if a transferor has not transferred all of its Series A Convertible CRA Shares, it must retain no less than 200,000 Series A Convertible CRA Shares or the amount of Series A Convertible CRA Shares initially acquired.

Legend

Each Series A Convertible CRA Share certificate will contain a legend substantially to the following effect:

   THE SERIES A CONVERTIBLE CRA SHARES REPRESENTED HEREBY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN WHOLE SHARES. OTHER TRANSFER RESTRICTIONS, INCLUDING MINIMUM TRANSFER AMOUNTS, ARE SET FORTH IN THE CERTIFICATE OF DESIGNATION.

Transfer Agent

We will act as the transfer agent with respect to the Series A Convertible CRA Shares.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Our Company

General

We are a Delaware business trust which commenced operations in October 1997. We and our subsidiaries, each of which, with the exception of CM Corp. and PW Funding, is also a Delaware business trust, are either treated as partnerships or disregarded for federal income tax purposes. Therefore, we and our subsidiaries, with the exception of CM Corp. and PW Funding, pass through to our shareholders, in the form of distributions, income, including tax-exempt income, derived from our investments without paying federal income tax. We intend to operate so that a substantial portion of our ordinary income will be excluded from gross income for federal income tax purposes. Other income, such as capital gains and taxable interest income, as well as any dividend income from CM Corp., generally will be subject to tax.

We were created as the result of the consolidation of three publicly registered limited partnerships, Summit Tax Exempt Bond Fund, L.P., Summit Tax Exempt L.P. II and Summit Tax Exempt L.P. III. One of the general partners of these partnerships was an affiliate of Related Capital. Pursuant to this consolidation, we issued our common shares to all partners in each of the partnerships in exchange for their interests in each of the partnerships based upon each partner's proportionate interest in the common shares issued to their partnership.

Our trust agreement provides that we may only incur leverage or other financing in an amount up to 50% of our total market value. Our trust agreement defines "total market value" as the greater of (i) the sum of (a) the aggregate market value of all of our outstanding shares of beneficial interest (including, without limitation, our common shares and preferred shares), and (b) our total leverage; or (ii) the aggregate value of our assets as determined by our Manager based upon third-party or management appraisals and other criteria as our board of trustees shall determine in its sole discretion. See "Risk Factors--We may suffer adverse consequences from changes in interest rates."

In July, 2001, we formed CM Corp. as a wholly-owned, consolidated subsidiary to help us to more efficiently manage our taxable business and to permit us to diversify our business lines to include, among other things, mortgage origination and servicing to third parties and guaranteeing mortgage loans for a fee. PW Funding, the national mortgage banking firm that we acquired an 80% interest in on December 24, 2001, is a subsidiary of CM Corp. CM Corp. holds most of our taxable investments, conducts any fee-generating activities in which we may engage and provides management services to us.

Our Revenue Bond and Loan Investments

We invest primarily in multifamily housing revenue bonds secured directly or indirectly by first mortgages, with a smaller portion secured by junior encumbrances, and have other similar investments designed to produce tax-exempt income, although a small portion of our revenue bond and loan investments do produce taxable income. Although we and our subsidiaries currently hold participating revenue bonds that were in our original revenue bond portfolio, we and our subsidiaries do not expect to acquire a significant amount of participating revenue bonds in the future.

Although we hold a small portion of our revenue bond and loan investments directly, we hold substantially all of our investments indirectly through our subsidiaries. See "--Entity Structure" below for a more complete description of our relationship with our subsidiaries. The types of revenue bond and loan investments we and our subsidiaries held as of March 31, 2002 are described below.

--------------------------------------------------------------------------------

Our Company
--------------------------------------------------------------------------------


  Revenue Bonds

The proceeds of the revenue bonds we directly or indirectly hold were used to make mortgage loans for the construction, rehabilitation, acquisition or refinancing of affordable multifamily housing properties throughout the United States. The various loan documents that were negotiated, executed and delivered upon the issuance of the revenue bonds define our rights and the specific terms of those revenue bonds. All of the underlying properties are "qualified residential rental properties" under Section 142(d) of the Code (or a predecessor provision), which requires that a specified percentage of rental units of these properties be rented to individuals or families whose incomes do not exceed certain area median income levels. Accordingly, our revenue bonds are "qualified bonds" within the meaning of Section 141(e) of the Code and, based upon the opinions of bond counsel or special tax counsel rendered at the time of initial issuance or reissuance of each issue of revenue bonds, interest paid on our revenue bonds is excludable from gross income for federal income tax purposes.

As indicated on the following chart, as of March 31, 2002, our portfolio included direct or indirect interests in 146 revenue bonds with an aggregate par value of approximately $1.11 billion secured by 117 affordable multifamily properties containing 24,834 units located in 21 states and the District of Columbia.

--------------------------------------------------------------------------------

Our Company
--------------------------------------------------------------------------------


Investment Statistics
Revenue Bonds
As of March 31, 2002
(unaudited)


                                                    Last Year                                      Optional
                                                     of Con-   Partici-                            Redemp-
                                                    struction/  pating   Bond   Month/Year  Put      tion   Maturity  Bond Par
      Property           Location    State Units    Rehab/1/     Bond    Type    Acquired  Date/2/ Date/3/    Date    Value ($)
----------------------------------------------------------------------------------------------------------------------------------
Tax-Exempt First Mortgage Bonds
Stabilized Portfolio
Bristol Village       Bloomington     MN      290     1989       No      80/20    Jul-87   Jan-10   Jan-05   Dec-27   17,000,000
Carrington Point      Los Banos       CA       80     1999       No      LIHTC    Sep-98   Oct-17   Oct-10   Sep-40    3,375,000
Casa Ramon            Orange County   CA       75     2001       No      LIHTC    Jul-00   Oct-16   Oct-16   Sep-35    4,744,000
Cedar Creek/8/        McKinney        TX      250     1988       No      80/20    Dec-86   Oct-10   Oct-03   Oct-20    8,100,000
Cedar Pointe/8/       Nashville       TN      210     1989       Yes     80/20    Apr-87   Nov-06   Mar-04   Apr-17    9,500,000
Cedarbrook            Hanford         CA       70     1999       No      LIHTC    Apr-98   May-17   Jun-10   May-40    2,840,000
Crowne Pointe         Olympia         WA      160     1986       Yes     80/20    Dec-86   6 mo.    Sep-11   Aug-29    5,075,000
Cypress Run/8/        Tampa           FL      408     1988       Yes     80/20    Aug-86   Dec-29   Dec-04   Dec-29   15,402,428
Del Monte Pines       Fresno          CA      366     2000       No      LIHTC    May-99   May-17   May-17   May-36   11,000,000
Douglas Pointe        Miami           FL      176     2001       No      LIHTC    Sep-99   Oct-26   Oct-16   Sep-41    7,100,000
Fort Chaplin/9/       Washington      DC      549     2000       No      LIHTC    Dec-99   Jan-16   Jan-16   Jan-36   25,800,000
Franciscan Riviera    Antioch         CA      129     2001       No      LIHTC    Aug-99   Apr-16   Apr-16   Aug-36    6,587,500
Garfield Park         Washington      DC       94     2000       No      LIHTC    Aug-99   Aug-17   Aug-17   Aug-31    3,260,000
Greenbriar            Concord         CA      199     2000       No      LIHTC    May-99   May-17   May-17   May-36    9,585,000
Gulfstream            Dania           FL       96     2000       No      LIHTC    Jul-98   Apr-16   Apr-10   Jul-38    3,500,000
Hamilton Gardens      Hamilton        NJ      174     2001       No      LIHTC    Mar-99   Mar-17   Mar-10   Mar-35    6,400,000
Highland Ridge        St. Paul        MN      228     1989       Yes     80/20    Dec-86   Jun-10   Jun-03   Jun-18   15,000,000
Highpointe            Harrisburg      PA      240     1991       Yes     80/20    Jul-86   6 mo.    Jun-96   Jun-06    8,900,000
Highpointe            Harrisburg      PA        *        *       No      80/20    Nov-00   Jun-06     --     Jun-06    3,250,000
Lakepoint             Atlanta         GA      360     1989       Yes     80/20    Nov-87   Jul-05   Jul-05   Jun-17   15,100,000
Lakes Edge at Walden  Miami           FL      400     2001       No      80/20    Jun-99   Jun-13   Jun-19   May-35   14,850,000
Lakes, The/8/         Kansas City     MO      400     1989       Yes     80/20    Dec-86   Dec-06     --     Dec-06   13,650,000
Lewis Place           Gainesville     FL      112     2000       No      LIHTC    Jun-99   Jun-16   Jun-16   Jun-41    4,000,000
Lexington Square      Clovis          CA      130     2000       No      LIHTC    Aug-98   Sep-17   Sep-10   Aug-40    3,850,000
Lexington Trails/10/  Houston         TX      200     1997       No     501(c)3   Nov-00   May-07   May-06   May-22    4,900,000
Loveridge             Pittsburg       CA      148     1987       No      80/20    Nov-86   Jun-04   Jun-04   Nov-06    8,550,000
Mansions, The         Independence    MO      550     1987       No      80/20    May-86   Jan-11   Jan-06   Apr-25   19,450,000
Newport Village       Tacoma          WA      402     1987       Yes     80/20    Feb-87   6 mo.    Sep-06   Aug-29   13,000,000
North Glen/9/         Atlanta         GA      284     1987       Yes     80/20    Sep-86   Jul-05   Jul-05   Jun-17   12,400,000
Ocean Air             Norfolk         VA      434     2001       No      LIHTC    Apr-98   Jan-16   Jan-11   Nov-30   10,000,000
Orchard Hills         Tacoma          WA      176     1987       Yes     80/20    Dec-86   Jun-04   Jun-04   Aug-29    5,650,000
Orchard Mill/8/       Atlanta         GA      238     1990       Yes     80/20    May-89   Jul-05   Jul-05   Jun-17   10,500,000
Park Sequoia/8/       San Jose        CA       81     2001       No      LIHTC    Oct-00   Mar-17   Mar-17   Mar-37    6,740,000
Pelican Cove          St. Louis       MO      402     1989       No      80/20    Feb-87   Oct-10   Oct-03   Oct-20   18,000,000
Phoenix               Stockton        CA      186     2000       No      LIHTC    Apr-98   Nov-16   Nov-10   Oct-29    3,250,000
Reflections           Casselberry     FL      336     1995       Yes     80/20    Nov-00   Dec-05   Dec-04   Dec-25   10,700,000
River Run             Miami           FL      164     1987       Yes     80/20    Aug-87   6 mo.    Aug-97   Aug-07    7,200,000
Shannon Lake/9/       Atlanta         GA      294     1988       Yes     80/20    Jun-87   Jul-05   Jul-05   Jun-17   12,000,000
Silvercrest           Clovis          CA      100     1999       No      LIHTC    Sep-98   Oct-17   Oct-10   Sep-40    2,275,000
South Congress/9/     Austin          TX      172     2001       No      LIHTC    May-00   Oct-16   Oct-16   Sep-36    6,300,000
Standiford            Modesto         CA      250     2001       No      LIHTC    Sep-99   Apr-16   Apr-16   Aug-36    9,520,000
Stonecreek            Clovis          CA      120     2000       No      LIHTC    Apr-98   May-17   May-10   Apr-40    8,820,000
Sycamore Woods        Antioch         CA      186     2000       No      LIHTC    May-99   May-17   May-17   May-36    9,415,000
Tallwood              Virginia Beach  VA      120     2000       No      LIHTC    Sep-99   Nov-17   Oct-16   Oct-41    6,205,000
Thomas Lake           Eagan           MN      216     1988       No      80/20    Sep-86   Jan-10   Jan-05   Dec-27   12,975,000
Village Green         Merced          CA        *        *       No      LIHTC    Aug-00     *        *      Aug-14      503,528
Village Green         Merced          CA      128     2001       No      LIHTC    Aug-00   Jan-17   Jan-17   Jan-37    3,078,000
Walnut Park Plaza/11/ Philadelphia    PA      224     2000       No      LIHTC    Apr-00     --     Apr-10   Oct-18    5,500,000
Williams Run/12/      Dallas          TX      252     1986       No     501(c)3   Dec-00   Jan-11   Jan-14   Nov-40   12,650,000
Willow Creek/9/       Ames            IA      138     1988       Yes     80/20    Feb-87   Jul-08   Jul-08   Jun-22    6,100,000
                                           ------                                          ------   ------   ------  -----------
Stabilized Properties--
 Subtotal/Weighted Average                 10,997                                          Oct-12   May-09   May-27  443,550,456
                                           ------                                          ------   ------   ------  -----------

                                   Letter                   Effective           Q1 2002
                                     of    Stated   Future   Date of  Q1 2002 Unit Rental Unaudited
                       Carrying    Credit Interest Interest  Future   Rental     Rates     Q1 2002
      Property        Value/4/ ($) Put/5/ Rate/6/  Rate/7/   Rate/7/  Occup.      ($)       DSCR    Entity**//
--------------------------------------------------------------------------------------------------------------
Tax-Exempt First Mortgage Bonds
Stabilized Portfolio
Bristol Village        17,756,000  --    7.500%    --       --     95.1%  400-2,398   1.11x     Owner
Carrington Point        2,989,000  --    6.375%    --       --     99.0%  448-  565   1.18x     Owner
Casa Ramon              4,943,000  --    7.500%    --       --    100.0%  652-1,086   1.13x     Owner
Cedar Creek/8/          8,381,000  --    7.430%    --       --     84.4%  250-  940   1.10x     Owner
Cedar Pointe/8/         9,261,000  --    7.000%    --       --     83.3%  540- 4860   1.32x     Orig
Cedarbrook              2,808,000  --    7.125%    --       --    100.0%  418-  517   1.07x     Owner
Crowne Pointe           5,124,000  --    7.250%    --       --     95.0%  485-  845   1.51x     Owner
Cypress Run/8/         12,533,000  --    5.500%    --       --     88.7%  485-  855   1.44x     Orig
Del Monte Pines        10,417,000  --    6.800%    --       --     99.0%  388-  544   1.36x     Owner
Douglas Pointe          6,921,000  --    7.000%    --       --    100.0%  504-  604   1.22x    Equity
Fort Chaplin/9/        24,763,000  --    6.900%    --       --     96.9%  419-1,032   0.98x     Owner
Franciscan Riviera      6,536,000  --    7.125%    --       --     94.6%  500-  872   1.62x    Equity
Garfield Park           3,291,000  --    7.250%    --       --     94.7%  585-  946   1.33x     Orig
Greenbriar              9,177,000  --    6.875%    --       --     98.0%  750-1,100   1.52x     Owner
Gulfstream              3,518,000  --    7.250%    --       --    100.0%  502-  633   1.05x     Owner
Hamilton Gardens        6,311,000  --    7.125%    --       --     97.1%  625-  730   1.11x    Equity
Highland Ridge         15,145,000  --    7.250%    --       --     90.4%  850-1,460   1.46x     Owner
Highpointe              4,073,000  --    8.500%    --       --     97.9%  450-  830   1.18x    Issuer
Highpointe              5,849,000  --    9.000%    --       --        *       *       1.00x    Holding
Lakepoint              12,617,000  --    6.000%    --       --     94.7%  462-  895   1.11x     Orig
Lakes Edge at Walden   14,269,000  --    6.900%    --       --     95.7%  618-  944   1.21x    Equity
Lakes, The/8/          11,127,000  --    4.870%    --       --     85.8%  495-  700   1.48x     Orig
Lewis Place             3,760,000  --    7.000%    --       --     97.3%  529-  642   1.19x    Equity
Lexington Square        3,409,000  --    6.375%    --       --    100.0%  393-  471   1.41x     Orig
Lexington Trails/10/    5,521,000  --    9.000%    --       --    100.0%  435-  700   0.96x    Holding
Loveridge               8,930,000  --    7.500%    --       --     98.6%  650-1,300   1.76x    Equity
Mansions, The          19,637,000  --    7.250%    --       --     92.4%  410-1,350   1.64x     Owner
Newport Village        13,125,000  --    7.250%    --       --     96.0%  376-  690   1.53x     Owner
North Glen/9/          12,951,000  --    7.500%    --       --     93.6%  575-1,010   0.87x     Owner
Ocean Air              10,096,000  --    7.250%    --       --     97.2%  590-  690   2.30x     Owner
Orchard Hills           5,704,000  --    7.250%    --       --     96.6%  475-  815   1.41x     Owner
Orchard Mill/8/        10,967,000  --    7.500%    --       --     89.9%  459-  900   1.21x     Owner
Park Sequoia/8/         7,040,000  --    7.500%    --       --     87.7%  799-1,350   1.24x     Owner
Pelican Cove           18,173,000  --    7.250%    --       --     95.8%  390-  725   1.32x     Owner
Phoenix                 3,182,000  --    7.125%    --       --     96.8%  395-  721   2.37x     Owner
Reflections            13,411,000  --    9.000%    --       --     93.4%  280-  780   1.48x     Owner
River Run               8,021,000  --    8.000%    --       --     93.2%  351-1,034   1.33x     Owner
Shannon Lake/9/        11,698,000  --    7.000%    --       --     84.3%  463-  855   0.67x    Issuer
Silvercrest             2,253,000  --    7.125%    --       --     98.0%  300-  393   1.36x     Owner
South Congress/9/       6,580,000  --    7.500%    --       --     91.9%  303-  504   0.85x     Owner
Standiford              9,446,000  --    7.125%    --       --     95.6%  395-  650   1.43x     Owner
Stonecreek              8,718,000  --    7.125%    --       --     99.2%  654-  993   1.49x     Owner
Sycamore Woods          9,014,000  --    6.875%    --       --     96.8%  575-1,003   1.66x     Owner
Tallwood                6,265,000  --    7.250%    --       --     95.0%  597-  680   1.25x    Equity
Thomas Lake            13,552,000  --    7.500%    --       --     95.2%  830-1,300   1.49x     Owner
Village Green           3,215,000  --    7.500%    --       --        *       *           *     Owner
Village Green             526,000  --    7.500%    --       --    100.0%  380-  485   1.64x     Owner
Walnut Park Plaza/11/   5,718,000  --    7.500%    --       --     88.8%  597-  650   1.27x     Owner
Williams Run/12/       12,850,000  --    7.650%    --       --     77.0%  554-  751   0.72x    Equity
Willow Creek/9/         6,159,000  --    7.250%    --       --    100.0%  565-  810   0.94x     Owner
                      -----------          -----                       -----                -----
Stabilized Properties--
 Subtotal/Weighted Average                 437,730,000         7.146%                      93.9%              1.30x
                      -----------          -----                       -----                -----

--------------------------------------------------------------------------------
S-46

Our Company
--------------------------------------------------------------------------------


Investment Statistics
Revenue Bonds
As of March 31, 2002
(unaudited)



                                                     Last Year                                      Optional
                                                      of Con-   Partici-                            Redemp-
                                                     struction/  pating   Bond   Month/Year  Put      tion   Maturity  Bond Par
       Property            Location     State Units  Rehab/1/     Bond    Type    Acquired  Date/2/ Date/3/    Date    Value ($)
----------------------------------------------------------------------------------------------------------------------------------
Lease-Up Portfolio/13/
Armstrong Farm          Jeffersonville   IN     168    2002        No      LIHTC   Oct-00   Oct-17   Oct-17   Oct-40    8,246,000
Autumn Ridge            San Marcos       CA     192    2002        No      LIHTC   Aug-00   Aug-27   Aug-17   Jul-37    9,304,230
Barnaby Manor           Washington       DC     124    2001        No      LIHTC   Nov-99   May-17   May-17   May-32    4,500,000
Bay Colony              League City      TX     248    2001        No      LIHTC   Aug-00   Aug-17   Jul-17   Aug-42   10,100,000
Chapel Ridge at
 Claremore              Claremore        OK     104    2002        No      LIHTC   Oct-00   Oct-17   Oct-17   Oct-42    4,100,000
Chapel Ridge at Little
 Rock                   Little Rock      AR     128    2001        No      LIHTC   Aug-99   Aug-15   Aug-16   Aug-39    5,600,000
Chapel Ridge at
 Texarkana              Texarkana        AR     144    2000        No      LIHTC   Sep-99   Oct-16   Oct-16   Sep-41    5,800,000
College Park            Naples           FL     210    2000        No      LIHTC   Jul-98   Jul-25   Jul-10   Jul-40   10,100,000
Columbia at Bells Ferry                                                              A
                        Cherokee Co.     GA     272    2001        No      LIHTC   pr-00    Apr-17   Apr-17   Apr-42   13,000,000
Falcon Creek            Indianapolis     IN     131    2000        No      LIHTC   Sep-98   Sep-16   Sep-10   Aug-38    6,144,600
Forest Hills            Garner           NC     136    2000        No      LIHTC   Dec-98   Jun-16   Jul-04   Jun-34    5,930,000
Grace Townhomes         Ennis            TX     112    2002        No      LIHTC   May-00   Jun-17   Jun-17   Jun-42    5,225,600
Grandview Forest        Durham           NC      92    2002        No      LIHTC   Dec-00   Feb-18   Feb-18   Jan-43    5,483,907
Jubilee Courtyards      Florida City     FL      98    1999        No      LIHTC   Sep-98   Oct-25   Oct-10   Sep-40    4,150,000
King's Village          Pasadena         CA     313    2002        No      LIHTC   Jul-00   Dec-16   Dec-16   Dec-36   17,650,000
Lake Jackson            Lake Jackson     TX     160    2000        No      LIHTC   Dec-98   Jan-18   Jan-11   Jan-41   10,934,000
Lake Park               Turlock          CA     104    2000        No      LIHTC   Jun-99   Oct-15   Oct-16   Sep-35    3,638,000
Lakemoor                Durham           NC     160    2001        No      LIHTC   Dec-99   Jan-17   Jan-17   Dec-41    9,000,000
Lenox Park              Gainesville      GA     292    2000        No      LIHTC   Jul-99   Aug-21   Aug-16   Jul-41   13,000,000
Madalyn Landing         Palm Bay         FL     304    2000        No      LIHTC   Nov-98   Dec-17   Nov-10   Nov-40   14,000,000
Marsh Landing           Portsmouth       VA     250    2001        No      LIHTC   May-98   Jul-17   Jul-10   Jul-30    6,050,000
Millpond Village        East Windsor     CT     360    2001        No      LIHTC   Dec-00     --       --     Dec-31   14,300,000
Mountain Ranch          Austin           TX     196    2001        No      LIHTC   Dec-98   Jan-18   Jan-11   Jan-41    9,128,000
Newark Commons          New Castle       DE     220    2001        No      LIHTC   May-00   May-18   Nov-17   May-43   14,300,000
Northpointe Village     Fresno           CA     406    2000        No      LIHTC   Aug-98   Sep-17   Sep-10   Aug-40   13,250,000
Oaks at Hampton         Dallas           TX     250    2002        No      LIHTC   Apr-00   Mar-27   Mar-17   Mar-40    9,535,000
Parks at Westmoreland   DeSoto           TX     250    2002        No      LIHTC   Jul-00   Jul-17   Jul-17   Jul-40    9,535,000
San Marcos              San Marcos       TX     156    2001        No      LIHTC   May-00   Mar-17   Mar-17   Mar-42    7,231,000
Southwest Trails        Austin           TX     160    2002        No      LIHTC   Aug-00   Jun-17   Jun-17   Jun-42    6,500,000
Summer Lake             Davie            FL     108    2001        No      LIHTC   Mar-00   Apr-27   Apr-27   Mar-42    5,600,000
Walnut Creek            Austin           TX      98    2001        No      LIHTC   May-00   Oct-16   Oct-16   Sep-36    3,240,000
Walnut Creek            Austin           TX       *       *        No      LIHTC   May-00     *        *      May-14      360,000
Woods Edge              Charlottesville  VA      97    2002        No      LIHTC   Nov-00   Nov-17   Nov-17   Nov-40    4,850,000
                                              -----                                         ------   ------   ------  -----------
Lease-Up--Subtotal/
 Weighted Average                             6,043                                         Jan-19   May-15   Oct-39  269,785,337
                                              -----                                         ------   ------   ------  -----------
Construction Bond
 Portfolio/14/
Arbors at Creekside     Austin           TX     176      --        No      LIHTC   Jun-01   Jun-18   Jun-18   May-41    8,600,000
Belmont Heights
 Estates                Tampa            FL     201      --        No      LIHTC   Jun-01   Jun-18   Jun-18   Jun-43    7,850,000
Bluffview               Denton           TX     250      --        No      LIHTC   May-01   May-18   May-18   May-41   10,700,000
Blunn Creek             Austin           TX     280      --        No      LIHTC   Aug-01   Jul-18   Jul-18   Jul-41   15,000,000
Chapel Ridge at Lowell  Lowell           AR     126      --        No      LIHTC   May-01   Oct-01   May-01   Nov-02    5,500,000
Circle S                Austin           TX     200      --        No      LIHTC   Feb-02   Dec-18   Dec-18   Jan-42    9,300,000
Cobb Park               Ft. Worth        TX     172      --        No      LIHTC   Jul-01   Aug-18   Aug-18   Jul-41    7,500,000
Greenbridge at
 Buckingham             Richardson       TX     242      --        No    501(c)3   Nov-00   Mar-17   Mar-17   Nov-40   19,735,000

                                                                 Effective           Q1 2002
                                     Letter of  Stated   Future   Date of  Q1 2002 Unit Rental Unaudited
                         Carrying     Credit   Interest Interest  Future   Rental     Rates     Q1 2002
       Property         Value/4/ ($)  Put/5/   Rate/6/  Rate/7/   Rate/7/  Occup.      ($)        DSCR   Entity**//
-------------------------------------------------------------------------------------------------------------------
Lease-Up Portfolio/13/
Armstrong Farm            8,613,000     --      7.500%      --      --       47.6%  470-  681     --      Equity
Autumn Ridge              9,912,000     --      7.650%      --      --       95.8%  569-  930     --       Owner
Barnaby Manor             4,622,000     --      7.375%      --      --      100.0%  850-  975     --      Equity
Bay Colony               10,549,000     --      7.500%      --      --       96.0%  526-  609     --        Orig
Chapel Ridge at
 Claremore                4,282,000     --      7.500%      --      --       68.3%  435-  595     --      Issuer
Chapel Ridge at Little
 Rock                     5,543,000     --      7.125%      --      --       90.6%  425-  795     --       Owner
Chapel Ridge at
 Texarkana                5,957,000     --      7.375%      --      --       95.8%  320-  685     --       Owner
College Park             10,172,000     --      7.250%      --      --       98.6%  451-  780     --       Owner
Columbia at Bells Ferry
                         13,397,000     --      7.400%      --      --       64.8%  615-  835     --       Owner
Falcon Creek              6,190,000     --      7.250%      --      --       95.4%  425-  800     --       Owner
Forest Hills              5,817,000     --      7.125%      --      --       98.0%  550-  650     --      Equity
Grace Townhomes           5,458,000     --      7.500%      --      --       79.5%  526-  730     --        Orig
Grandview Forest          5,728,000     --      8.500%   7.500%   Jan-03     57.6%  675-  871     --        Orig
Jubilee Courtyards        4,011,000     --      7.125%      --      --       97.0%  525-  710     --       Owner
King's Village           18,435,000     --      7.500%      --      --      100.0%  684-1,051     --       Owner
Lake Jackson             10,651,000     --      7.000%      --      --       90.0%  550-1,095     --       Owner
Lake Park                 3,673,000     --      7.250%      --      --       97.1%  452-  634     --       Owner
Lakemoor                  9,087,000     --      7.250%      --      --       66.3%  650-  795     --      Equity
Lenox Park               12,311,000     --      6.800%      --      --       96.0%  431-  620     --      Equity
Madalyn Landing          13,632,000     --      7.000%      --      --       83.6%  425-  599     --       Owner
Marsh Landing             6,069,000     --      7.250%      --      --       98.0%  300-  475     --       Owner
Millpond Village         15,035,000     --      7.550%      --      --       99.0%  477-1,020     --      Equity
Mountain Ranch            9,050,000     --      7.125%      --      --       80.6%  586-  814     --      Equity
Newark Commons           14,537,000     --      7.300%      --      --       84.0%     --         --       Owner
Northpointe Village      13,811,000     --      7.500%      --      --       99.0%  388-  583     --       Owner
Oaks at Hampton           9,560,000     --      7.200%      --      --       96.0%  555-  650     --      Equity
Parks at Westmoreland    11,287,000     --      7.200%      --      --       70.4%  555-  650     --      Equity
San Marcos                7,427,000     --      7.375%      --      --       44.5%  645-  819     --        Orig
Southwest Trails          6,653,000     --      7.350%      --      --       95.6%  555-  650     --        Orig
Summer Lake               5,771,000     --      7.400%      --      --       99.1%  698-  879     --        Orig
Walnut Creek              3,384,000     --      7.500%      --      --       99.0%  338-  556     --       Owner
Walnut Creek                351,000     --      7.500%      --      --          *       *         --       Owner
Woods Edge                5,066,000     --      7.800%   7.500%   Nov-02     19.6%     --         --        Orig
                        -----------             -----                       -----
Lease-Up--Subtotal/
 Weighted Average       276,041,000             7.336%                       86.1%
                        -----------             -----                       -----
Construction Bond
 Portfolio/14/
Arbors at Creekside       8,982,000     Yes     8.000%   7.500%   Sep-02       --      --         --      Equity
Belmont Heights
 Estates                  8,308,000     No      8.150%   7.600%   Mar-03       --      --         --      Equity
Bluffview                11,325,000     No      8.600%   7.600%   Aug-02       --      --         --      Equity
Blunn Creek              15,249,000     No      7.900%   7.400%   Nov-02       --      --         --      Equity
Chapel Ridge at Lowell    5,668,000     No      5.500%   7.900%   May-02       --      --         --      Equity
Circle S                  9,300,000     Yes     7.500%   7.200%   Apr-03       --      --         --      Equity
Cobb Park                 7,729,000     No      7.900%      --      --         --      --         --      Issuer
Greenbridge at
 Buckingham              19,392,000     Yes     7.400%      --      --         --      --         --      Equity

--------------------------------------------------------------------------------
                                                                           S-47

Our Company
--------------------------------------------------------------------------------


Investment Statistics
Revenue Bonds
As of March 31, 2002
(unaudited)




                                               Last Year                                      Optional
                                                of Con-   Partici-                            Redemp-
                                               struction/  pating   Bond   Month/Year  Put      tion   Maturity  Bond Par
       Property         Location  State Units  Rehab/1/     Bond    Type    Acquired  Date/2/ Date/3/    Date    Value ($)
----------------------------------------------------------------------------------------------------------------------------
Hidden Grove            Miami      FL     222     --         No     LIHTC    Sep-00   Oct-17   Oct-17   Oct-42    8,600,000
Hillside                Dallas     TX     236     --         No     LIHTC    Dec-01   Nov-18   Nov-18   Dec-41   12,500,000
Knollwood Villas        Denton     TX     264     --         No     LIHTC    May-01   May-18   May-18   May-41   13,750,000
Lakeline                Leander    TX     264     --         No    501(c)3   Nov-01   Aug-18   Aug-18   Aug-43   21,000,000
Lakewood Terrace        Belton     MO     152     --         No     LIHTC    Aug-01   Feb-19   Feb-19   Aug-41    7,650,000
Magnolia Arbors         Covington  GA     250     --         No     LIHTC    Apr-01   May-18   May-08   Apr-23   12,500,000
Midtown Square          Columbus   GA     144     --         No     LIHTC    Jun-01   Jun-21   Jun-08   May-43    5,600,000
Oak Hollow              Dallas     TX     150     --         No     LIHTC    Dec-01   Nov-18   Nov-18   Dec-41    8,625,000
Palm Terrace            Auburn     CA      80     --         No     LIHTC    Aug-01   Aug-18   Aug-18   Jul-44    4,460,000
Palm Terrace            Auburn     CA       *     --         No     LIHTC    Aug-01     --       --     Apr-03    1,542,381
Princess Anne House     Virginia
                        Beach      VA     186     --         No     LIHTC    Apr-00   Apr-25   Apr-16   Apr-42    7,500,000
Red Hill Villas         Round
                        Rock       TX     168     --         No     LIHTC    Dec-00   Dec-17   Dec-17   Dec-40    9,900,000
River's Edge            Green
                        Island     NY     190     --         No     LIHTC    Nov-01   Jun-16   Jun-16   Nov-43   15,000,000
Riverside Meadows       Austin     TX     248     --         No     LIHTC    Dec-01   Nov-20   Nov-20   Dec-41   11,500,000
Running Brook           Miami      FL     186     --         No     LIHTC    Sep-00   Jan-27   Jan-18   Dec-42    8,495,000
West Meadows            Colorado
                        Spgs.      CO     216     --         No     LIHTC    Dec-01   Aug-18   Aug-13   Nov-41   13,000,000
Westlake Village        Jackson    NJ     150     --         No     LIHTC    Nov-01   May-19   May-19   Nov-41    6,425,000
Westlake Village        Jackson    NJ       *     --         No     LIHTC    Nov-01     --       --     Feb-04      575,000
West Oaks               Houston    TX     168     --         No     LIHTC    Feb-02   Dec-18   Dec-18   Jan-42   10,150,000
White Rock              San
                        Antonio    TX     336     --         No    501(c)3   Dec-01   Dec-18   Dec-18   Dec-41   20,345,000
                                        -----                                         ------   ------   ------  -----------
Construction--Subtotal/
 Weighted Average                       5,257                                         Aug-18   Mar-17   Mar-40  283,302,381
                                        -----                                         ------   ------   ------  -----------

                                                                 Effective           Q1 2002
                                     Letter of  Stated   Future   Date of  Q1 2002 Unit Rental Unaudited
                         Carrying     Credit   Interest Interest  Future   Rental     Rates     Q1 2002
       Property         Value/4/ ($)  Put/5/   Rate/6/  Rate/7/   Rate/7/  Occup.      ($)        DSCR   Entity**//
-------------------------------------------------------------------------------------------------------------------
Hidden Grove              8,863,000     Yes     7.400%      --      --       --        --         --      Equity
Hillside                 12,185,000     Yes     7.900%   7.000%   Mar-03     --        --         --      Equity
Knollwood Villas         14,553,000      No     8.600%   7.600%   Aug-02     --        --         --      Equity
Lakeline                 21,472,000     Yes     8.100%   7.700%   Nov-03     --        --         --      Equity
Lakewood Terrace          7,884,000     Yes     7.900%   7.400%   Oct-02     --        --         --        Orig
Magnolia Arbors          13,056,000     Yes     7.500%      --      --       --        --         --      Equity
Midtown Square            5,771,000     Yes     7.400%      --      --       --        --         --      Issuer
Oak Hollow                8,408,000     Yes     7.900%   7.000%   Mar-03     --        --         --      Equity
Palm Terrace              4,596,000     Yes     8.400%   7.400%   Jan-03     --        --         --      Equity
Palm Terrace              2,041,000     Yes     9.500%      --      --       --        --         --      Equity
Princess Anne House
                          7,833,000     Yes     7.500%      --      --       --        --         --      Equity
Red Hill Villas
                         10,202,000      No     8.400%   7.400%   Dec-02     --        --         --      Equity
River's Edge
                         15,040,000      No     7.700%   7.200%   Dec-03     --        --         --      Equity
Riverside Meadows        11,210,000      No     7.500%   7.000%   Apr-03     --        --         --      Equity
Running Brook             8,754,000     Yes     7.400%      --      --       --        --         --      Equity
West Meadows
                         13,125,000     Yes     7.250%      --      --       --        --         --      Equity
Westlake Village         10,150,000     Yes     7.200%      --      --       --        --         --      Equity
Westlake Village          6,442,000     Yes     8.000%      --      --       --        --         --      Equity
West Oaks                   641,000     Yes     7.500%   7.150%   Mar-04     --        --         --      Equity
White Rock
                         20,397,000     Yes     7.750%   7.700%   Apr-03     --        --         --      Equity
                        -----------             -----
Construction--Subtotal/
 Weighted Average       288,576,000             7.759%
                        -----------             -----

--------------------------------------------------------------------------------
S-48

Our Company
--------------------------------------------------------------------------------


Investment Statistics
Revenue Bonds
As of March 31, 2002
(unaudited)


                                                 Last Year                                      Optional
                                                  of Con-   Partici-                            Redemp-
                                                 struction/  pating   Bond   Month/Year  Put      tion   Maturity   Bond Par
   Property          Location     State Units    Rehab/1/     Bond    Type    Acquired  Date/2/ Date/3/    Date     Value ($)
---------------------------------------------------------------------------------------------------------------------------------
Rehabilitation Bond Portfolio/15/
Faircliff Plaza     Washington     DC       80      --         No     LIHTC    Mar-02   Mar-19   Mar-19   Mar-39      7,000,000
Mecca Vineyards     Indio          CA      268      --         No     LIHTC    Nov-01   May-18     --     May-38     13,040,000
Mecca Vineyards     Indio          CA        *      --         No     LIHTC    Nov-01     --       --     Jul-14      1,500,000
Merchandise
 Mart               St. Louis      MO      213      --         No     LIHTC    Oct-01   Oct-19     --     Sep-41     25,000,000
Oakwood Manor       Little Rock    AR      200      --         No     LIHTC    Jun-01   Dec-17   Dec-17   Nov-37      5,010,000
Oakwood Manor       Little Rock    AR        *      --         No     LIHTC    Jun-01     --       --     Nov-11        440,000
Ocean Ridge         Federal
                     Way           WA      192      --         No     LIHTC    Dec-01   Nov-18   Nov-13   Nov-38      6,675,000
Sherwood Lake       Tampa          FL      149      --         No     LIHTC    Apr-01   Nov-17   Nov-17   Sep-37      4,100,000
Silverwood          Lakewood       WA      107      --         No     LIHTC    Dec-01   Nov-18   Nov-13   Nov-38      3,300,000
Valley View &
 Summertree         Little Rock    AR        *      --         No     LIHTC    Oct-01   Jun-18   Jun-18   Jun-38      8,655,000
Valley View &
 Summertree         Little Rock    AR      240      --         No     LIHTC    Oct-01     --       --     Feb-14        545,000
                                        ------                                          ------   ------   ------  -------------
Rehab Bonds--
 Subtotal/Weighted Average               1,449                                          Dec-18   Feb-17   Sep-38     75,265,000
                                        ------                                          ------   ------   ------  -------------
Subtotal--Tax-Exempt First
 Mortgage Bonds                         23,746                                          Jun-16   May-13   Sep-34  1,071,903,174
                                        ------                                          ------   ------   ------  -------------
Taxable First Mortgage Bonds
Circle S            Austin         TX        *       *         No     LIHTC    Feb-02     --       --     Oct-23      1,925,000
Cobb Park           Ft. Worth      TX        *       *         No     LIHTC    Jul-01     --       --     Nov-10        285,000
Greenbriar          Concord        CA        *       *         No     LIHTC    May-99     --       --     May-36      2,015,000
Greenbridge at
 Buckingham         Richardson     TX        *       *         No    501(c)3   Nov-00     --       --     Feb-07        350,000
Hillside            Dallas         TX        *       *         No     LIHTC    Dec-01     --       --     Oct-09        400,000
Lake Park           Turlock
                     Park          CA        *       *         No     LIHTC    Jun-99     --       --     Sep-35        375,000
Lakeline            Leander        TX        *       *         No    501(c)3   Dec-01     --       --     May-09        550,000
Lakes Edge at
 Walden             Miami          FL        *       *         No     80/20    Jun-99     --       --     Aug-10      1,400,000
Magnolia Arbors     Covington      GA        *       *         No     LIHTC    Apr-01     --     May-08   Jul-18      1,000,000
Mecca Vineyards     Indio          CA        *       *         No     LIHTC    Nov-01     --       --     Apr-07        360,000
Midtown Square      Columbus       GA        *       *         No     LIHTC    Jun-01     --     Jun-08   Feb-14        235,000
Oaks at
 Hampton            Dallas         TX        *       *         No     LIHTC    Apr-00     --       --     May-10        525,000
Oakwood Manor       Little Rock    AR        *       *         No     LIHTC    Jun-01     --     Dec-17   Jan-09        765,000
Ocean Ridge         Federal
                     Way           WA        *       *         No     LIHTC    Dec-01     --       --     Sep-23      2,325,000
Parks at
 Westmoreland       DeSoto         TX        *       *         No     LIHTC    Jul-00     --       --     Nov-09        455,000
Princess Anne       Virginia
 House               Beach         VA        *       *         No     LIHTC    Apr-00     --       --     Jan-06        125,000
Red Hill Villas     Round
                     Rock          TX        *       *         No     LIHTC    Dec-00     --       --     Jul-01        400,000

                                   Letter                   Effective           Q1 2002
                                     of    Stated   Future   Date of  Q1 2002 Unit Rental Unaudited
                      Carrying     Credit Interest Interest  Future   Rental     Rates     Q1 2002
   Property         Value/4/ ($)   Put/5/ Rate/6/  Rate/7/   Rate/7/  Occup.      ($)       DSCR    Entity**//
--------------------------------------------------------------------------------------------------------------
Rehabilitation Bond Portfolio/15/
Faircliff Plaza         7,000,000  No     7.900%  7.200%  Mar-04    --        --         --      Equity
Mecca Vineyards        13,166,000  No     7.750%  7.250%  Feb-03    --        --         --      Equity
Mecca Vineyards         1,514,000  No     7.250%     --     --       --        --         --      Equity
Merchandise
 Mart                  26,111,000  Yes    7.500%     --     --       --        --         --      Equity
Oakwood Manor           5,337,000  No     8.500%  7.650%  Sep-02    --        --         --      Equity
Oakwood Manor             469,000  No     7.650%     --     --       *         *          --      Equity
Ocean Ridge
                        6,460,000  No     7.750%  6.950%  Nov-02    --        --         --      Equity
Sherwood Lake           4,254,000  No     8.450%  7.450%  May-02    --        --         --      Equity
Silverwood              3,309,000  No     8.000%  7.200%  Sep-02    --        --         --      Equity
Valley View &
 Summertree             9,642,000  No     8.000%  7.450%  Apr-03    --        --         --      Equity
Valley View &
 Summertree               565,000  No     7.450%     --     --       --        --         --      Equity
                    -------------          ------
Rehab Bonds--
 Subtotal/Weighted Average                 77,827,000         7.796%
                    -------------          ------
Subtotal--Tax-Exempt First
 Mortgage Bonds                         1,080,174,000         7.402%
                    -------------          ------
Taxable First Mortgage Bonds
Circle S                1,925,000  Yes    8.750%     --     --       *         *          *       CMCorp
Cobb Park                 309,000  No     9.500%     --     --       *         *          *       CMCorp
Greenbriar              2,073,000  --     9.000%     --     --       *         *          *       CMCorp
Greenbridge at
 Buckingham               400,000  Yes   10.000%     --     --       *         *          *       CMCorp
Hillside                  423,000  Yes    9.250%     --     --       *         *          *       CMCorp
Lake Park
                          386,000  --     9.000%     --     --       *         *          *       CMCorp
Lakeline                  581,000  Yes    9.650%   9.25%  Dec-03    *         *          *       CMCorp
Lakes Edge at
 Walden                 1,760,000  --    11.000%     --     --       *         *          *       CMCorp
Magnolia Arbors         1,023,000  Yes    8.950%     --     --       *         *          *       CMCorp
Mecca Vineyards           370,000  No     9.000%     --     --       *         *          *       CMCorp
Midtown Square            240,000  Yes    8.950%     --     --       *         *          *       CMCorp
Oaks at
 Hampton                  540,000  No     9.000%     --     --       *         *          *       CMCorp
Oakwood Manor             831,000  No     9.500%     --     --       *         *          *       CMCorp
Ocean Ridge
                        2,325,000  No     8.750%     --     --       *         *          *       CMCorp
Parks at
 Westmoreland             468,000  Yes    9.000%     --     --       *         *          *       CMCorp
Princess Anne
 House                    136,000  Yes    9.500%     --     --       *         *          *       CMCorp
Red Hill Villas
                          434,000  No     9.500%     --     --       *         *          *       CMCorp

--------------------------------------------------------------------------------
                                                                           S-49

Our Company
--------------------------------------------------------------------------------


Investment Statistics
Revenue Bonds
As of March 31, 2002
(unaudited)



                                          Last Year                                          Optional
                                           of Con-   Partici-                                Redemp-
                                          struction/  pating              Month/Year  Put      tion   Maturity   Bond Par
  Property      Location   State Units    Rehab/1/     Bond    Bond Type   Acquired  Date/2/ Date/3/    Date     Value ($)
------------------------------------------------------------------------------------------------------------------------------
Riverside
 Meadows      Austin        TX        *      *          No       LIHTC      Dec-01     --       --     May-09        200,000
Silverwood    Lakewood      WA        *      *          No       LIHTC      Dec-01     --       --     Aug-17        525,000
White Rock    San
               Antonio      TX        *      *          No      501(c)3     Dec-01     --       --     Aug-08        430,000
Williams Run  Dallas        TX        *      *          No      501(c)3     Dec-00     --       --     Jul-04        200,000
                                 ------                                                                ------  -------------
Taxable Bonds--
 Subtotal/ Weighted Average          --                                                                Jul-18     14,845,000
                                 ------                                                                ------  -------------
Total First Mortgage Bonds       23,746                                                                Jun-34  1,086,748,174
                                 ------                                                                ------  -------------
Tax-Exempt Subordinate Revenue Bonds
Draper Lane   Silver
               Spring       MD      406                 No    Subordinate   Feb-01   Mar-06     --     Mar-40     11,000,000
Museum Tower  Philadelphia  PA      286                 No    Subordinate   Nov-00     --     Sep-10   Dec-26      6,000,000
Park at
 Landmark     Alexandria    VA      396                 No    Subordinate   Sep-00     --     Jul-05   Dec-29      9,500,000
                                 ------                                              ------   ------   ------  -------------
Subordinate Revenue Bonds--
 Subtotal/Weighted Average        1,088                                              Mar-06   Jul-07   Jun-33     26,500,000
                                 ------                                              ------   ------   ------  -------------
Total Revenue Bonds              24,834                                              Apr-16   Apr-13   Aug-34  1,113,248,174
                                 ------                                              ------   ------   ------  -------------

                                                                        Q1 2002
                             Letter                   Effective          Unit
                               of    Stated   Future   Date of  Q1 2002 Rental  Unaudited
                Carrying     Credit Interest Interest  Future   Rental   Rates   Q1 2002
  Property    Value/4/ ($)   Put/5/ Rate/6/  Rate/7/   Rate/7/  Occup.    ($)     DSCR    Entity**//
----------------------------------------------------------------------------------------------------
Riverside
 Meadows            200,000  No     8.750%   --       --       *       *       *       CMCorp
Silverwood          525,000  No     8.750%   --       --       *       *       *       CMCorp
White Rock
                    467,000  Yes    9.500%   --       --       *       *       *       CMCorp
Williams Run        211,000  --     9.250%   --       --       *       *       *       CMCorp
              -------------          ------
Taxable Bonds--
 Subtotal/ Weighted Average         15,627,000         9.226%
              -------------          ------
Total First Mortgage Bonds 1,095,801,000         7.427%
              -------------          ------
Tax-Exempt Subordinate Revenue Bonds
Draper Lane
                 11,000,000  --    10.000%   --       --      N/A     N/A      --      Equity
Museum Tower      6,000,000  --     8.250%   --       --      N/A     N/A      --      Equity
Park at
 Landmark         9,500,000  --     8.750%   --       --      N/A     N/A      --      Equity
              -------------          ------
Subordinate Revenue Bonds--
 Subtotal/Weighted Average    26,500,000         9.156%
              -------------          ------
Total Revenue Bonds        1,122,301,000         7.468%
              -------------          ------

--------------------------------------------------------------------------------
S-50

Our Company
--------------------------------------------------------------------------------

--------
Notes:
For further information regarding the bond portfolio and other specifics regarding each bond, please refer to the CharterMac 10-K and 10-Q filings.
* Not applicable to avoid duplication with another related bond.
**Entity identification:
  "Equity"--CharterMac Equity Issuer Trust
  "Holding"--CharterMac Holding Trust
  "Issuer"--Charter Municipal Mortgage Acceptance Company
  "Orig"--CharterMac Origination Trust
  "Owner"--CharterMac Owner Trust and its sub-Series Trusts.
  "CMCorp."--Charter Mac Corporation
N/A--Not Available at this time

/1/ Represents the latest year of fully complete construction or rehabilitation. /2/ The put date is the date at which point we can put the revenue bond to the borrower as due and payable. For those revenue bonds past the put date, six months notice must be given by us to put the bond due and payable. If no put date is specified, the maturity date is assumed.
/3/ The earliest date at which the borrower may prepay the underlying mortgage securing the revenue bond without penalty.
/4/ Each of the revenue bonds are deemed to be available-for-sale debt securities and, accordingly, are carried at their estimated fair values.
/5/ The underlying property is under construction or undergoing substantial rehabilitation. Such revenue bonds are additionally secured by a letter of credit issued by an "A" rated or better financial institution. In the event construction or rehabilitation is not completed in a timely manner, we may "put" the revenue bond to the letter of credit provider at par.
/6/ The stated interest rate represents the coupon rate of the revenue bond, at
    March 31, 2002.
/7/ Represents a future interest rate that will be effective on a specific date, which is generally after the property is no longer in construction or rehabilitation.
/8/ We attribute greater than 10% vacancy to seasonal variance.
/9/ We attribute debt service coverage ratios less than 1.00x to seasonal variances in revenues and expenses.
/10/Operating performance at Lexington Trails has suffered due to poor property management; as such, the revenue bond is currently being held by its trustee while a new 501(c)3 borrower is sought.
/11/Walnut Park Plaza is located in an historically soft rental market;
    management has increased its marketing efforts and expects improved occupancy and net operating income by year end.
/12/Williams Run continues to experience greater vacancy due to rental requirements implemented at acquisition. The property management company has strengthened its leasing practices and expects higher occupancy, and subsequently, greater revenue by year end.
/13/Represents properties that have completed construction/rehabilitation and have not achieved occupancy above 90% for three consecutive months. /14/Properties in the construction portfolio include properties still under construction. Recently completed properties in the process of lease up to stabilization are excluded.
/15/Generally, properties in the rehabilitation portfolio do not have 100% of their units down during the rehabilitation process.

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  Taxable Promissory Notes Receivable

From time to time we have advanced funds to owners of certain properties securing our investments in order to preserve the value of the underlying asset. Such advances have been used to complete construction, fund operating deficits and pay past due real estate taxes and deferred maintenance or other capital items. Such advances typically are evidenced by taxable promissory notes, some of which are secured by second mortgages. As of March 31, 2002, the face amount of such advances was approximately $1.9 million, and their carrying value was approximately $1.4 million, with a reserve for collectability of $138,000.

  Taxable Mezzanine Loans

As of March 31, 2002, we have invested in a mezzanine loan in an aggregate amount of approximately $2.5 million with an annual interest rate of 11.00%. The loan was originated in connection with the construction and permanent financing of a 244 unit property located in Oklahoma City, OK.

  Taxable Bridge Loans

As of March 31, 2002, we have financed three bridge loans in an aggregate amount of approximately $1.5 million with a weighted average annual interest rate of 11.74%. We also hold a bridge loan with approximately $3.9 million outstanding and approximately $5.8 million not yet funded.

New Lines of Business

The formation of our wholly-owned, consolidated subsidiary, CM Corp., provides us with the opportunity to diversify our business lines in a tax efficient manner. In addition to being the subsidiary that will own most of our existing and future taxable revenue bonds, we intend to use it to increase the amount and types of taxable business we do over time.

We decided to expand our business lines to include providing mortgage origination and servicing to third parties and guaranteeing third party mortgage loans for a fee. In order to effectuate this strategy, CM Corp. acquired PW Funding, Inc., a national mortgage banking firm based in Mineola, New York, which is approved as a lender and servicer under the following programs: Fannie Mae Delegated Underwriter and Servicer, Freddie Mac Program Plus seller and servicer and/or FHA loan processor and servicer.

Although we expect to be able to increase the income we receive from our taxable business, we do not expect that the taxable portion of our dividend would increase proportionately with the amount of taxable income we generate. Our business currently generates expenses that are deductible for state and federal tax purposes. We do not utilize these deductions but instead pass them through to our shareholders. Our shareholders are not generally able to utilize these tax deductions to lower their annual tax liability. Because CM Corp. will bear some of the expenses previously borne directly by us, which it will be able to use to offset its income, the tax liability associated with our taxable lines of business would be reduced. Accordingly, our shareholders would then benefit from these deductions because the taxable portion of our distributions would be offset by these deductions. As a result, we believe we would have a competitive advantage over other companies that compete for such taxable business and also would be able to generate above average returns for our shareholders.

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  Credit Enhancement

On December 31, 2001, CM Corp. completed a credit enhancement transaction with Merrill Lynch Capital Services, Inc. ("MLCS"), pursuant to which CM Corp. initially will receive an annual fee of approximately $1.2 in return for assuming MLCS' $46.9 million first loss position on a $351.9 million pool of tax-exempt weekly variable rate multifamily mortgage loans originated by CreditRe Mortgage Capital, LLC, an affiliate of Credit Suisse First Boston and The Related Companies, L.P. The Related Companies, L.P. has provided CM Corp. with an indemnity covering 50% of any losses that are incurred by CM Corp. as part of this transaction. As the loans mature or prepay, the first loss exposure and the fees paid to CM Corp. will both be reduced. The latest maturity date on any loan in the portfolio occurs in 2009. The remainder of the real estate exposure after the $46.9 million first loss position has been assumed by Fannie Mae and Freddie Mac. In connection with the transaction, we have guaranteed the obligations of CM Corp., and as security therefor, posted collateral, initially in an amount equal to 50% of the first loss exposure. The level of required collateral has been reduced to 40% of the first loss exposure as of April 2002. The Related Companies, L.P. is an affiliate of Related Capital. As of December 31, 2001, The Related Companies, L.P. had a net worth of approximately $179.3 million and liquidity of approximately $54.9 million. CM Corp. performed due diligence on each property in the pool, including an examination of loan-to-value and debt service coverage both on a current and "stressed" basis. CM Corp. analyzed the portfolio on a "stressed" basis by increasing capitalization rates and assuming an increase in the low floater bond rate.

PW Funding, Inc.

On December 24, 2001, CM Corp. acquired approximately 80% of the outstanding capital stock of PW Funding, Inc. It is anticipated that CM Corp. will acquire the remaining 20% of the issued and outstanding capital stock of PW Funding over the next 18 to 32 months. After acquiring the remaining 20%, the aggregate purchase price will be in the range of approximately $37 million to $47 million (subject to adjustment for new servicing on mortgage loans). CM Corp. financed a portion of the purchase price with a $40 million acquisition loan facility from Fleet Bank, N.A. At the time of the closing, $27.3 million of the acquisition loan facility was drawn. The loan has a term of five years with an interest rate of one month LIBOR plus 2.25%. In order to mitiage the effects of the floating one month LIBOR rate, we acquired an interest rate cap at 8% on a notional amount of $30 million.

PW Funding is a national mortgage banking firm specializing in multifamily housing. PW Funding was founded in 1971 and became one of the original Fannie Mae DUS lenders in 1988. In 2000, PW Funding acquired Larson Financial Resources, one of the top Freddie Mac Program Plus Seller/Servicers in the Northeast. As of March 31, 2002, PW Funding serviced a $3.0 billion loan portfolio. Over the past five years, PW Funding and Larson Financial Resources have averaged approximately $530 million annually in loan originations. PW Funding will continue to operate under its current management, including Raymond Reisert as Chief Executive Officer and T. Michael Forney as President.

PW Funding is one of 26 approved Fannie Mae DUS lenders. DUS is Fannie Mae's principal multifamily loan program. Fannie Mae delegates the responsibility for originating, underwriting, closing and delivering multifamily mortgages to the DUS lenders and the DUS lenders share the risk of loss with Fannie Mae and service the loans for a fee. PW Funding also closes and delivers multifamily mortgages to Freddie Mac as a Freddie Mac Program Plus Seller/Servicer.

As a result of the acquisition, we have diversified the range of our investment products and are now able to offer developers fixed and floating rate tax-exempt and taxable financing through Fannie Mae,

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Freddie Mac and, to a lesser extent, FHA for affordable and market rate multifamily properties. Combining this with our core business of investing in tax-exempt revenue bonds and our affiliation with Related Capital, we are able to provide developers with financing for all aspects of their property's capital structure.

In addition, we now have a fee business that will grow in value over time, which will generate internal revenue growth. We believe this internal revenue growth will help to insulate us from the vagaries of the capital markets.

Regulatory Environment

With regard to our revenue bond investing, we operate in a regulatory environment that is governed primarily by two sections of the Code relating to affordable housing. The first is Section 142(d) of the Code, which governs the issuance of tax-exempt revenue bonds for affordable multifamily housing to be owned by private, for-profit developers and the second is Section 42 of the Code, which authorizes federal LIHTCs for qualifying affordable housing properties.

  Tax-exempt financing

Section 142(d) of the Code provides for the issuance of tax-exempt revenue bonds, the proceeds of which will be lent to private developers for the new construction or acquisition and rehabilitation of multifamily rental housing. Under the Code, in order to qualify for tax-exempt financing, certain ongoing requirements must be complied with on a continuous basis. The principal such requirement is that the property be operated as a rental property and that during the Qualified Project Period (defined below) at least either (i) 20% of the units must be rented to individuals or families whose income is less than 50% of the area median gross income, or (ii) 40% of the units must be rented to individuals or families whose income is less than 60% of the area median gross income, in each case with adjustments for family size. The Qualified Project Period begins when 10% of the units in the property are first occupied and ends on the latest of the date: (i) which is 15 years after 50% of the units are occupied, (ii) on which all the bonds have been retired, or (iii) on which any assistance provided under Section 8 of the U.S. Housing Act of 1937 terminates. If these requirements are not complied with on a continual basis, interest on the revenue bonds could be determined to be includable in gross income, retroactively to the date such bonds were issued. There is no statutory or regulatory limit on the amount of rent that may be charged.

The availability of tax-exempt financing for affordable multifamily housing to be owned by private, for-profit developers in each state in each calendar year is limited by the statewide volume cap contained in Section 146 of the Code. At the end of 2000 Congress enacted legislation which, for the first time, increased the volume cap. The volume cap increased by 25% in 2001, will increase by an additional 25% in 2002 and thereafter will be indexed for inflation. Bonds issued for affordable multifamily housing properties must compete with all other types of private activity bonds (other than private activity bonds issued for qualifying Section 501(c)(3) organizations) for an allocation of available volume cap.

Non-profit organizations described in Section 501(c)(3) of the Code whose charitable purpose is to provide low income housing may also avail themselves of tax-exempt financing to construct or acquire and rehabilitate affordable multifamily housing properties. Revenue bonds for such charities are governed by Section 145 of the Code and may be issued without regard to the statewide volume cap that applies to for-profit developers. Under Section 145 of the Code at least 95% of the proceeds of the bond issue must be used in a manner that furthers the charitable purpose of the Section 501(c)(3) organization,

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or a related purpose. In Revenue Procedure 96-32 the IRS promulgated a safe harbor for Section 501(c)(3) organizations whose mission is to provide affordable housing: if either the 20/50 or 40/60 tests described above are met and, in addition, a total of at least 75% of all units are rented to families whose income does not exceed 80% of area median gross income (adjusted for family size) and the Section 501(c)(3) organization charges tenants "affordable rents", the proceeds of a revenue bond issue will be treated as being used to further the Section 501(c)(3) organization's charitable mission.

  Federal LIHTCs

Section 42 of the Code authorizes federal LIHTCs for affordable multifamily rental housing. Under this program, developers that receive an allocation of volume cap for revenue bonds also are entitled to receive an allocation of federal LIHTCs. The credits, known as 4% credits, provide the owner of an affordable multifamily housing project that has received a federal LIHTC allocation with a dollar for dollar credit against federal income taxes. The credit is taken over a period of 10 years, which can span over an 11 year operating period. The credit amount is based on the qualified basis of each building and the number of units set aside for low income tenants. Purchasers of federal LIHTCs are usually Fortune 500 corporations that have projected long-term positive tax positions. These purchasers generally become limited partners in the developer/owner of the affordable housing project and pay the present value of the projected credits in the form of an up-front equity contribution to the developer. This payment will usually provide between 25% and 35% of the costs of the development. In order to qualify for the federal LIHTC the project must comply with either of the 20/50 or 40/60 tests that apply to tax-exempt bonds. However, in addition, the amount of rent that may be charged to qualifying low income tenants cannot exceed 30% of the "imputed income" for each unit, as determined pursuant to Section 42(g) of the Code. Failure to comply continuously with these requirements could result in a recapture of the federal LIHTCs. In addition, in the event that the rents from the project generate insufficient revenue to pay debt service on the revenue bonds and a default ensues, the initial borrower could lose ownership of the project as the result of foreclosure of the mortgage securing the bonds. In such event, the initial equity investors would no longer be entitled to the federal LIHTCs which would inure to benefit of the foreclosing revenue bond owner. As a result, there is a strong incentive for the federal LIHTC investor to ensure that the development is current on debt service payments by making capital contributions or otherwise.

With respect to most of the properties which secure our revenue bonds, all the multifamily units are rented to individuals or families at 60% of area median income and, thus, 100% of the qualified basis may be used to determine the amount of the federal LIHTC. This maximizes the amount of equity raised from the purchasers of the federal LIHTCs for each development and creates strong occupancy demand.

  Government sponsored enterprise lending

PW Funding and its subsidiaries' mortgage lending business are subject to various governmental and quasi-governmental regulation. PW Funding and/or its subsidiaries, collectively, are licensed or approved to service and/or originate and sell mortgage loans under Fannie Mae, Freddie Mac, Ginnie Mae and FHA programs. FHA and Ginnie Mae are agencies of the Federal government and Fannie Mae and Freddie Mac are federally-chartered, public corporations. These agencies require PW Funding and its subsidiaries to meet minimum net worth and capital requirements and to comply with other requirements. Mortgage loans made under these programs are also required to meet the requirements of these programs. In addition, under Fannie Mae's DUS program, PW Funding has the authority to originate loans without a prior review by Fannie Mae and is required to share in the losses on loans originated under this program.

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If PW Funding or its subsidiaries fail to comply with the requirements of these programs, the agency can terminate its license or approval. In addition, Fannie Mae and Freddie Mac have the authority under their guidelines to terminate a lender's authority to originate and service their loans for any reason. If
PW Funding or its subsidiaries' authority is terminated under any of these programs, it would prevent PW Funding or its subsidiaries from originating or servicing loans under that program. In connection with the approval by Fannie Mae and Freddie Mac of the acquisition of PW Funding by CM Corp. we were required to guarantee the obligations of PW Funding under these programs.

Raising Capital

In order for us to fund our investments in revenue bonds and facilitate growth, we need access to additional capital. We have primarily used two sources of capital, either directly or through our subsidiaries: securitizations and equity offerings. We use two primary securitization programs: the Private Label Tender Option Program and the P-FLOATs/RITES/SM/ program. Securitizations continue to offer the lowest cost of capital, albeit with certain covenants and leverage limits. Pursuant to our trust agreement, we are only able to incur leverage or other financing up to 50% of our total market value; this leverage restriction is generally consistent with or more conservative than leverage covenants on our securitized debt. Our capital structure requires us to make periodic equity offerings to maintain leverage within required limits.

Whether we raise capital through securitizations or equity offerings, our goal is to raise capital at lower rates than the rates at which we invest that capital. With respect to our securitization programs, we are obligated to pay interest at short-term floating rates and retain a residual interest in revenue bonds carrying a fixed rate of interest. Our Manager regularly reviews the benefits of hedging our interest rate risk on our floating rate exposure. During the first quarter of 2001, we entered into two interest rate swaps with an aggregate notional amount of $150 million which, as of March 31, 2002, represents approximately 29% of our floating rate exposure in our securitization programs. As of March 31, 2002, the weighted average annual fixed interest rate payable by us on these swaps was 3.75%.

Our growth has been financed by securitization programs, preferred stock offerings by the Equity Trust (see Our Company--Entity Structure), common equity offerings and our Convertible CRA Share offerings, as well as funds generated from operations in excess of distributions (approximately $29 million in 2001). Our continued growth is expected to be financed through the same sources depending on market conditions and terms of such financing at the relevant times.

  Securitizations

Private Label Tender Option Program. On May 21, 1998, we commenced our Private Label Tender Option Program in order to raise capital to acquire additional revenue bonds. As of March 31, 2002, we have raised $350 million under the Private Label Tender Option Program, although the maximum amount of capital available under the program is $500 million.

As of March 31, 2002, we have contributed 62 revenue bonds with an aggregate outstanding bond amount of approximately $530 million to Charter Mac Origination Trust I, a Delaware business trust (the "Origination Trust"), a wholly-owned, indirect subsidiary of our Company. The Origination Trust then contributed 48 of its revenue bonds, with an aggregate outstanding bond amount of approximately $423 million, to Charter Mac Owner Trust I, a Delaware business trust (the "Owner Trust"), which is controlled by us through the Origination Trust and our Manager, which is also the Owner Trust's manager. The bonds contributed to the Owner Trust are deposited into specific "Owner Trust Series" in order to segregate revenue bonds issued by governmental entities selected by state of origin. In December 2000, two such

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Owner Trust Series were created: a "California only" series ("Cal-1") and a
"National" (non-state specific) series ("Nat-1"). In September 2001, two additional Owner Trust Series were created: a second "California only" series ("Cal-2") and a second National Series ("Nat-2"). As of March 31, 2002, Cal-1 and Cal-2 series owned 12 and 5 revenue bonds, respectively, secured by properties located in California with an aggregate outstanding bond amount of approximately $75 million and $43 million, respectively, and Nat-1 and Nat-2 series owned 27 and 4 revenue bonds, respectively, with an aggregate outstanding bond amount of approximately $243 million and $62 million, respectively.

Each Owner Trust Series issues two equity certificates: (i) a senior certificate, which has been deposited into the related "Floater Certificate Trust Series" established under Charter Mac Floater Certificate Trust I, a Delaware business trust (the "Certificate Trust"), which issues and sells "floater certificates" representing proportional interests in the senior certificate to new investors and (ii) a residual certificate representing the remaining beneficial ownership interest in such Owner Trust Series, which has been issued to the Origination Trust in exchange for the contribution of revenue bonds. As of March 31, 2002, the Cal-1, Cal-2, Nat-1 and Nat-2 Floater Certificate Trust Series had issued floater certificates with face amounts of approximately $70 million, $40 million, $205 million and $35 million, respectively.

The Owner Trust obtained a municipal bond insurance policy from MBIA to credit enhance certificate distributions for the benefit of the holders of the floater certificates and arranged for a liquidity facility, issued by a consortium of highly-rated banks, with respect to the floater certificates. As of March 31, 2002, the revenue bonds not contributed by the Origination Trust to the Owner Trust are pledged as additional collateral for the Owner Trust's obligations to MBIA and the providers of the liquidity facility.

The effect of the Private Label Tender Option Program structure is that a portion of the interest received by each of the Owner Trust Series on the revenue bonds it holds is distributed through the senior certificate to the holders of floater certificates issued by the related Floater Certificate Trust Series, with the residual interest remitted to the Origination Trust (and thus to the benefit of our Company) as distributions on each residual certificate. The variable rate on the floater certificates issued by the California only Floater Certificate Trust Series and the National Floater Certificate Trust Series is the lowest rate possible that will clear the market at par, as determined weekly by Goldman, Sachs & Co., as remarketing agent. Largely because of certain California taxes, the weekly rate on the California floater certificates has been, and is expected to continue to be, lower than the weekly rate on the National (non-state specific) floater certificates. Thus, the yield on the California Owner Trust Series residual certificates owned by the Origination Trust is higher than on the National Owner Trust Series residual certificates owned by the Origination Trust.

The Owner Trust, which we control, is consolidated and is noted on our balance sheet as part of "Financing Arrangements". Our cost of funds relating to the Private Label Tender Option Program (calculated as income allocated to the minority interest plus recurring fees as a percentage of the weighted average amount of the outstanding senior certificate) was approximately 2.24%, 3.50%, 5.40% and 4.50% for the three months ended March 31, 2002, the years ended December 31, 2001, 2000, and 1999, respectively.

P-FLOATs/RITES/SM/. Another source of financing for our investments is the securitization of selected revenue bonds through the Merrill Lynch P-FLOATs/RITES/SM/ program. Merrill Lynch typically deposits individual revenue bonds purchased from us into a special purpose trust together with a credit enhancement guarantee. A credit enhanced custodial receipt is issued and deposited into a second trust

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which issues two types of securities: (1) Puttable Floating Option Tax-Exempt
Receipts ("P-FLOATs/SM/"), a short-term senior security which bears interest at a floating rate that is determined weekly by Merrill Lynch as the lowest rate possible that will clear the market at par, and (2) Residual Interest Tax-Exempt Securities ("RITES/SM/"), a subordinate security which receives the remainder of the interest on the revenue bond after payment of interest on the P-FLOATs/SM/ and ongoing transaction fees. The P-FLOATs/SM/ are sold to third party investors and the RITES/SM/ are generally sold back to us.

We have the right, upon at least 14 days notice to the trustee, to purchase the outstanding P-FLOATs/SM/ issued by the special purpose trust and to withdraw the revenue bond from such trust. When the revenue bonds are deposited into the trust, we receive the proceeds from the sale of the P-FLOATs/SM/ less certain transaction costs. In certain cases, Merrill Lynch may directly buy the revenue bonds from local issuers, deposit them in the trust, sell the P-FLOAT security to third party investors and then sell the RITES/SM/ to us.

As of March 31, 2002, 20 revenue bonds, with an aggregate outstanding bond amount of approximately $180 million, have been securitized by Merrill Lynch under the P-FLOATs/RITES/SM/ program. In order to facilitate the securitization under the P-FLOATs/RITES/SM/ program, we have, as of March 31, 2002, pledged
17 additional revenue bonds as collateral for the benefit of the credit enhancer with an aggregate outstanding bond amount of approximately $141 million. See "--Recent Developments" below.

For financial reporting purposes, due to our right to repurchase the revenue bonds, we account for the net proceeds received upon transfer of our revenue bonds through the P-FLOATs/RITES/SM/ program as secured borrowings (which is reflected on our balance sheet as a liability) and, accordingly, continue to account for our revenue bonds as assets.

Our cost of funds relating to the P-FLOATs/RITES/SM/ program (calculated as interest expense as a percentage of the weighted average outstanding bond amount of the P-FLOATs/SM/) was approximately 2.31%, 3.72%, 4.96% and 4.80% for the three months ended March 31, 2002, for the years ended December 31, 2001 and 2000, and for the period June 29, 1999 (inception of our use of this program) through December 31, 1999, respectively.

Interest Rate Hedging. Because our securitization programs require us to make payments based on floating interest rates while our revenue bonds generally earn interest at fixed rates, we are exposed to interest rate risk. We manage a portion of our interest rate risk through two TBMA-based interest rate swap agreements.

Under each interest rate swap agreement, we are required to pay Merrill Lynch Capital Services, Inc. a fixed rate on a notional amount of debt. In return, we are paid a floating rate equivalent to the Bond Market Association ("TBMA") Index, the most widely accepted tax-exempt weekly floating rate index. During the first quarter of 2001 we entered into two swaps, one with a notional amount of $50 million, fixed at an annual rate of 3.98%, which expires in January 2006 and a second with a notional amount of $100 million, fixed at an annual rate of 3.64%, which expires in February 2004. As of March 31, 2002, the combined notional amount of these swaps was $150 million which represented approximately 29% of our floating rate exposure in our securitization programs with a weighted average annual interest rate on the swaps of 3.75%. We continue to analyze the interest rate environment and the costs and risks of such strategies and may execute additional interest rate hedges in the future.

  Equity Offerings

Common Equity Issuances. As of March 31, 2002, we have completed three public offerings of our common shares of beneficial interest, raising net proceeds of over $260 million.

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Preferred Equity Issuances by Subsidiary.  One of our subsidiaries, the Equity
Trust, has issued preferred shares to institutional investors with an aggregate liquidation amount of approximately $274 million. Attributes of each series of Cumulative Preferred Shares are as follows:

                                             Liquidation         Total
                                              Amount per      Liquidation
                    Date of      Number of      Share            Amount         Annual
Preferred Series    Issuance      Shares   ($ in thousands) ($ in thousands) Dividend Rate
------------------------------------------------------------------------------------------
Series A         June 29, 1999       45               2,000           90,000        6.625%
Series A-1       July 21, 2000       48                 500           24,000        7.100%
Series A-2       October 9, 2001     62                 500           31,000        6.300%
Series A-3       June 4, 2002        60                 500           30,000        6.800%
Series B         July 21, 2000      110                 500           55,000        7.600%
Series B-1       October 9, 2001     37                 500           18,500        6.800%
Series B-2       June 4, 2002        50                 500           25,000        7.200%

We collectively refer to the Series A Cumulative Preferred Shares, Series A-1 Cumulative Preferred Shares, Series A-2 Cumulative Preferred Shares and Series A-3 Cumulative Preferred Shares as the "Series A Shares." We collectively refer to the Series B Subordinate Cumulative Preferred Shares, Series B-1 Subordinate Cumulative Preferred Shares and Series B-2 Subordinate Cumulative Preferred Shares as the "Series B Shares." We also collectively refer to the Series A Shares and the Series B Shares as the "Cumulative Preferred Shares."

The Cumulative Preferred Shares are not convertible into common shares of the Equity Trust or our common shares. The Cumulative Preferred Shares have an annual preferred dividend payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, but only upon declaration thereof by the Equity Trust's board of trustees and only to the extent of the Equity Trust's tax-exempt income (net of expenses) for the particular quarter. Since inception, all quarterly distributions have been declared at the stated annualized dividend rate for each respective series and all distributions so declared have been paid.

In connection with the initial offering of Cumulative Preferred Shares, we contributed 100% of our ownership interests in the Origination Trust to the Equity Trust, a newly formed Delaware business trust and an indirectly-owned subsidiary in which we own 100% of the common equity. As a result, the Equity Trust became the direct and indirect owner of all of the revenue bonds held by the Origination Trust and the Owner Trust (see discussion of Private Label Tender Option Program, above). In addition to contributing the ownership of the Origination Trust, we also contributed certain additional revenue bonds to the Equity Trust.

The Series A Shares all have identical terms except as to the distribution commencement date, the annual preferred dividend rate, the remarketing date, the mandatory repurchase date and the liquidation amount per share. The Equity Trust may not redeem the Series A, A-1 and A-2 preferred shares before June 30, 2009 and they are subject to mandatory tender for remarketing and purchase on such date and each remarketing date thereafter at a price equal to their respective per share liquidation amounts plus an amount equal to all distributions accrued but unpaid on the Series A, A-1 and A-2 preferred shares. The Equity Trust may not redeem the Series A-3 preferred shares before October 31, 2014 and they are subject to mandatory tender for remarketing and purchase on such date and each remarketing date thereafter at a price equal to its per share liquidation amount plus an amount equal to all distributions accrued but unpaid on the Series A-3 preferred shares. Holders of the Series A Shares may elect to retain their shares upon remarketing, with a distribution rate to be determined immediately prior to the remarketing date by the remarketing agent. After the initial remarketing dates, all or a portion of the

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shares may be redeemed, subject to certain conditions. Each holder of the
Series A, Series A-1 and Series A-2 preferred shares, and each holder of the Series A-3 preferred shares, will be required to tender its shares to the Equity Trust for mandatory repurchase on June 30, 2049 and October 31, 2052, respectively, unless the Equity Trust decides to remarket the shares on such dates.

The Series A Shares rank, with respect to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Equity Trust, senior to the Series B Shares and all classes or series of common shares of the Equity Trust and, therefore, effectively rank senior to our common shares, our Series A Convertible CRA Shares, and our preferred shares, if any.

The Series B Shares all have identical terms, except as to the distribution commencement date, the annual preferred dividend rate, the remarketing date and the mandatory repurchase date. The Equity Trust may not redeem the Series B and Series B-1 preferred shares before November 30, 2010 and they are subject to mandatory tender for remarketing and purchase on such date and each remarketing date thereafter at a price equal to their per share liquidation amount plus an amount equal to all distributions accrued but unpaid on the Series B and Series B-1 preferred shares. The Equity Trust may not redeem the Series B-2 preferred shares before October 31, 2014, and they are subject to mandatory tender for remarketing and purchase on such date and each remarketing date thereafter at a price equal to its per share liquidation amount plus an amount equal to all distributions accrued but unpaid on the Series B-2 preferred shares. Holders of the Series B Shares may elect to retain their shares upon remarketing, with a distribution rate to be determined immediately prior to the remarketing date by the remarketing agent. After the initial remarketing dates, all or a portion of the shares may be redeemed, subject to certain conditions. Each holder of the Series B and Series B-1 preferred shares and each holder of the Series B-2 preferred shares will be required to tender its shares to the Equity Trust for mandatory repurchase on November 30, 2050 and October 31, 2052, respectively, unless the Equity Trust decides to remarket the shares on such dates.

The Series B Shares rank, with respect to payment of distributions and amounts upon liquidation, dissolution or winding up of the Equity Trust, senior to all classes or series of common shares of the Equity Trust and, therefore, effectively rank senior to our common shares, our Series A Convertible CRA Shares, our Convertible CRA Shares and our preferred shares, if any, and junior to the Series A Shares.

The Equity Trust is subject to, among others, the following covenants with respect to the Cumulative Preferred Shares:

Tax-exempt interest and distributions. The Equity Trust may only acquire new investments that it reasonably believes will generate interest and distributions excludable from gross income for federal income tax purposes. The Equity Trust will dispose of any investment the interest on which becomes includable in gross income for federal income tax purposes, for any reason, as soon as commercially practicable.

Leverage. The Equity Trust will not, and will not permit any of its subsidiaries to, directly or indirectly, incur any obligation except if (i) the Equity Trust is not in default under its trust agreement, (ii) the Equity Trust has paid or declared and set aside for payment all accrued and unpaid distributions on the Cumulative Preferred Shares, and (iii) after giving effect to the incurrence of the obligation, the leverage ratio on the portfolio is less than 0.6 to 1.0.

Failure to pay distributions. If the Equity Trust has not paid in full six consecutive quarterly distributions on the Cumulative Preferred Shares, the Equity Trust is required to reconstitute its board of trustees so that a majority of the board of trustees consists of trustees who are independent with respect to the Equity Trust, us, our Manager or Related Capital.

Allocation of Taxable Interest Income and Market Discount. The Equity Trust will specially allocate taxable interest income and market discount that is taxable as ordinary income to us. Market discount, if any, may arise where the Equity Trust acquires a bond other than upon its original issuance for less than

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its stated redemption price at maturity and the difference is greater than a de minimis amount (generally 1/4 of 1% of a bond's stated redemption price at maturity multiplied by the number of complete years to maturity).

Limitation on Issuance of Preferred Equity Interests. The Equity Trust may not issue preferred equity interests that are senior to the Series A Shares without the consent of a majority of the holders of the Series A Shares. The Equity Trust may not issue any preferred equity interests that are equal in rank to the Cumulative Preferred Shares unless certain conditions are met, including that the amount of such preferred equity interests is limited, the Equity Trust has paid or declared and set aside for payment all accrued and unpaid distributions on the Cumulative Preferred Shares to holders, and there is no default or event of default under the Equity Trust's trust agreement.

Entity Structure

  Overview

We hold a few investments directly and the vast majority indirectly through our subsidiaries, and as of March 31, 2002:

..  We own 100% of the common shares in Holding Trust.

..  Holding Trust owns (i) 100% of the common shares of the Equity Trust and
   (ii) two of the four revenue bonds acquired in the merger with American Tax Exempt Bond Trust.

..  The Equity Trust owns (i) 100% of the common shares in the Origination
   Trust, and (ii) directly owns the revenue bonds as reflected on the chart entitled "Investment Statistics" and other tax-exempt investments.

.. The Origination Trust directly owns the revenue bonds as reflected on the chart entitled "Investment Statistics" and the Private Label Tender Option Program Residual Certificates. Through the Origination Trust's ownership of the Private Label Tender Option Program Residual Certificates, the Origination Trust controls 100% of the voting rights of the Owner Trust.

..  The Owner Trust owns the revenue bonds as reflected on the chart entitled
   "Investment Statistics".

..  The Floater Certificate Trust Nat Series and Floater Certificate Trust Cal
   Series own the Nat Senior Certificates and the Cal Senior Certificates issued by the Owner Trust Nat Series and Owner Trust Cal Series, respectively. Each such Floater Certificate Trust Series issues Floater Certificates representing proportional interests in the Senior Certificate it owns to third party investors.

.. We own 100% of the common stock of CM Corp., which is our taxable subsidiary that owns most of our taxable investments and taxable revenue bonds as reflected on the chart entitled "Investment Statistics."

..  CM Corp. owns approximately 80% of the outstanding capital stock of PW
   Funding, Inc., the entity through which we originate and service multifamily mortgage loans on behalf of Fannie Mae, Freddie Mac and other governmental agencies.

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Our Trust Agreement

The following summary of certain provisions of Delaware law and our trust agreement does not purport to be complete and is subject to and qualified in its entirety by reference to Delaware law and our trust agreement for its entire terms.

  Our Board of Trustees

Our business and affairs are managed by our board of trustees. Our board of trustees consists of not less than three nor more than nine trustees, one-third of which must be independent, which means they may not be officers or employees of our Company, related to our officers nor represent concentrated or family holdings of our voting interests, and who, in the view of our board of trustees, are free from any relationship that would interfere with the exercise of independent judgment with respect to matters relating or pertaining to our affairs. We have annual shareholder meetings to re-elect a portion of our managing trustees, who will generally serve staggered, three-year terms. Election of each managing trustee requires the approval of a plurality of the votes cast by the holders of common shares in person or by proxy at our annual meeting.

Our board of trustees currently has eight managing trustees, three of whom are independent trustees. Our board of trustees establishes written policies on investments and borrowings and monitors the administrative procedures, investment operations and performance of our Company and our Manager to assure that such policies are carried out. The independent trustees are responsible for reviewing our investment policies not less often than annually and with sufficient frequency to determine that the policies being followed are in the best interests of our shareholders.

Independent trustees are entitled to receive compensation for serving as managing trustees. Arthur P. Fisch and Peter T. Allen are compensated at the annual rate of (i) $7,500 in cash or common shares having an aggregate value of $7,500, based on the fair market value on the date of issuance; and (ii) common shares having an aggregate value of $10,000, based on the fair market value on the date of issuance, in addition to expense reimbursement. Charles L. Edson is compensated at the annual rate of (i) $20,000 in cash or common shares having an aggregate value of $20,000, based on the fair market value on the date of issuance; and (ii) common shares having an aggregate value of $10,000, based on the fair market value on the date of issuance, in addition to expense reimbursement. At the discretion of our board of trustees, independent trustees may be granted additional cash compensation for serving on a committee of our board of trustees.

Pursuant to the terms of our incentive share option plan, (as described below under "Management--Incentive Share Option Plan"), the compensation committee of our board of trustees may, subject to certain restrictions, grant options to members of our board of trustees to purchase common shares. As of the date of this prospectus supplement, four trustees, Stephen M. Ross, Michael J. Brenner, Stuart J. Boesky and Alan P. Hirmes have been issued options to acquire an aggregate of 91,756 common shares, 5,652 of which are assigned to a third party, at an exercise price of $11.5625 per share. In August, 2001, Messrs. Ross, Boesky and Hirmes each exercised the vested portion of their options and purchased 21,667 common shares in the aggregate.

A vacancy in our board of trustees created by the death, resignation, or incapacity of a managing trustee (within the limits referred to above) may be filled by the vote of a majority of the remaining managing trustees (with respect to a vacancy created by the death, resignation, or incapacity of an independent trustee, the remaining independent trustees shall nominate a replacement). A vacancy in our board of trustees created by an increase in the number of managing trustees may be filled by a majority vote of the entire board of trustees. Any managing trustee may resign at any time. Our trust agreement provides

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that, subject to the right of the holders of any class of shares to elect additional managing trustees, managing trustees may be removed by the affirmative vote of a majority of our common shares with or without cause.

Wilmington Trust Company, a Delaware banking corporation, is also one of our trustees. Wilmington Trust Company has been appointed as registered trustee solely to satisfy certain requirements of the Delaware Act and its duties and responsibilities with respect to our Company and our shareholders are very limited.

  Additional Classes and Series of Shares

Our trust agreement authorizes our board of trustees to classify or reclassify any unissued beneficial interests to provide for the issuance of beneficial interests in other classes or series of securities, to establish the number of beneficial interests in each class or Series and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such class or series. We believe that the ability of our board of trustees to issue one or more classes or series of beneficial interests provides us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other needs which might arise. Subject to the American Stock Exchange rules which require shareholder approval for certain issuances of securities, the additional classes or series, as well as the common shares, will be available for issuance without further action by our shareholders. See "Risk Factors--Possible adverse effect arising from shares available for future sale." Although our board of trustees has no intention at the present time of doing so, it could issue a class or series that could, depending on the terms of such class or series, delay, defer or prevent a transaction or a change in control of our Company that might involve a premium price for holders of our common shares or otherwise be in their best interest.

  Advance Notice of Managing Trustee Nominations and New Business

Our bylaws provides that (i) with respect to an annual meeting of common shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by common shareholders may be made only (a) pursuant to our notice of meeting, (b) by our board of trustees, or
(c) by a common shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our trust agreement, and (ii) with respect to special meetings of common shareholders, only the business specified in our notice of meeting may be brought before the meeting of common shareholders, and nominations of persons for election to our board of trustees may be made only (a) pursuant to our notice of the meeting, (b) by our board of trustees, or (c) provided that our board of trustees has determined that managing trustees shall be elected at such meeting, by a common shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our trust agreement.

The advance notice provisions of our bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control of our Company that might involve a premium price for holders of common shares or otherwise.

  Term and Dissolution

We have perpetual existence, but may be dissolved at an earlier date if certain contingencies occur. The contingencies whereby we may be dissolved are as follows:

.. If a management agreement is in effect between our Company and a manager which is an affiliate of Related Capital, we may be dissolved in one of two ways: (i) we may be dissolved if the manager recommends dissolution of our Company in writing to our board of trustees, our board of trustees concurs in such recommendation and the dissolution is approved by the affirmative vote of the

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   holders of more than 50% of our outstanding common shares together with any other class or series of shares entitled to vote on the matter; or (ii) our board of trustees recommends dissolution of our Company and the dissolution is approved by the affirmative vote of two-thirds of the votes of our shareholders entitled to vote on the matter.

.. If a management agreement referred to above is not in effect, we may be dissolved upon the recommendation of our board of trustees and the affirmative vote of the holders of more than 50% of our outstanding common shares together with any other class or series of shares entitled to vote on the matter.

.. Finally, we may be dissolved by order of a court of competent jurisdiction to judicially dissolve our Company if it is no longer reasonably practicable to continue the business and affairs of our Company as contemplated by our trust agreement.

Upon dissolution of our Company, our assets will be liquidated and the proceeds of liquidation will be applied first to the satisfaction (whether by payment or reasonable provision for payment thereof) of obligations of our Company to third parties, second to our Manager or its affiliates who are creditors of our Company and third to payment of liquidation expenses. Any remaining proceeds will then be distributed to our shareholders.

  Change of Control; Anti-Takeover Provisions

Our trust agreement contains provisions that might have the effect of delaying, deferring or preventing a transaction or a change of control of our Company that might involve a premium price for our common shares, or otherwise be in the best interest of our shareholders. See "Risk Factors--Risks related to anti-takeover provisions--Manager's Rights Under our Management Agreements" for a discussion of these anti-takeover provisions.

  Voting Rights of Common Shareholders

Our shareholders have no right to participate in the control of our business. However, our common shareholders have been granted certain voting rights which are set forth in our trust agreement. The common shareholders, as a class, have the right to vote upon:

    a. the election of our board of trustees;

    b. merger, consolidation or termination and dissolution of our Company;

    c. sale of all or substantially all of our assets; and

    d. amendment of our trust agreement (except in certain limited circumstances), provided that provisions relating to the limitation of liability and indemnification may only be amended prospectively.

  Amendments to our Trust Agreement

In general, our trust agreement may be amended by the affirmative vote or written consent of the holders of not less than a majority of the common shares then outstanding and entitled to vote thereon.

  Meetings

We will hold annual meetings of our common shareholders to elect managing trustees whose terms have expired. Our board of trustees may at any time call a meeting of common shareholders or call for a vote, without a meeting, of the common shareholders on matters on which they are entitled to vote, and shall call for such meeting or vote following receipt of a written request therefor of common shareholders holding 10% or more of the outstanding common shares.

  Borrowing Policies

Our trust agreement provides that we will be allowed to incur debt or other financing of up to 50% of our total market value (measured as of the date such leverage is incurred).

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  Indemnification and Limitation of Liability

The Delaware Act provides that, except to the extent otherwise provided in the governing instrument of a business trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the business trust or a beneficial owner for any act, omission or obligation of the business trust or any trustee thereof. In addition, the Delaware Act provides that, except to the extent otherwise provided in the governing instrument of a business trust, an officer, employee, manager or other person acting on behalf of the business trust, when acting in such capacity, shall not be personally liable to any person other than the business trust or the beneficial owner for any act, omission or obligation of the business trust or any trustee thereof.

The Delaware Act provides that, subject to such standards and restrictions, if any, as are set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

Our trust agreement requires us to indemnify our present and former trustees, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the trustee actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the trustee had reasonable cause to believe that the act or omission was unlawful. In addition, our trust agreement requires us, as conditions to advancing expenses, to obtain
(i) a written affirmation by the trustee of his or its good-faith belief that he or it has met the standard of conduct necessary for indemnification by our Company as authorized by our trust agreement and (ii) a written statement by him or it or on his or its behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met. Our trust agreement also requires us to provide indemnification and advance of expenses to a present or former trustee who served a predecessor of our Company in such capacity, and to any employee or agent of our Company or a predecessor of our Company.

We have obtained a liability insurance policy for our trustees (as well as our Manager).

  Liability of Shareholders

We are governed by the laws of the State of Delaware. Under our trust agreement and the Delaware Act, our common shareholders will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

In general, stockholders of Delaware corporations are not personally liable for the payment of a corporation's debts and obligations. They are liable only to the extent of their investment in the Delaware corporation. In addition, under the Delaware Act, neither the existence of certain powers in our trust agreement that may be exercised by our shareholders nor the exercise of such powers will cause such shareholders to be deemed to be a trustee of our Company or to be held personally liable for our acts, omissions and obligations.

The principles of law governing the limitation of liability of beneficial owners of a business trust have not been authoritatively established as to business trusts organized under the laws of one jurisdiction but operating or owning property, incurring obligations or having beneficiaries resident in other

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jurisdictions. A number of states have adopted legislation containing provisions comparable to the provisions of the Delaware Act. Accordingly, in such states, the limitation of liability of our shareholders provided by the Delaware Act should be respected.

In those jurisdictions which have not adopted similar legislative provisions, questions exist as to whether such jurisdictions would recognize a business trust, absent a state statute, and whether a court in such jurisdictions would recognize the Delaware Act as controlling. If not, a court in such jurisdiction could hold that the shareholders are not entitled to the limitation of liability set forth in our trust agreement and the Delaware Act and, as a result, are personally liable for our debts and obligations.

Recent Developments

  Management Change

On May 15, 2002, Michael I. Wirth resigned his positions of Chief Financial Officer and Chief Accounting Officer in order to pursue another opportunity. We have begun a search for a new Chief Financial Officer and anticipate that the position will be filled within 90 days. In the interim, Alan Hirmes, our Executive Vice President, will serve as Chief Financial Officer.

  Preferred Equity Issuance by Subsidiary

On June 4, 2002, our consolidated subsidiary, Equity Trust, completed a $55 million preferred equity offering to institutional investors. Equity Trust sold 60 of its 6.80% Series A-3 preferred shares with an aggregate liquidation amount of $30 million and 50 of its 7.20% Series B-2 preferred shares with an aggregate liquidation amount of $25 million. Both the Series A-3 preferred shares and the Series B-2 preferred shares are subject to mandatory repurchase on October 31, 2052. Merrill Lynch acted as the initial purchaser of the Series A-3 and Series B-2 preferred shares. See "Our Company--Raising Capital--Equity Offerings--Preferred Equity Issuances by Subsidiary" for a description of the rights and preferences of the Series A-3 and Series B-2 preferred shares.

  Private Label Tender Option Program

On June 13, 2002, we raised an additional $54.5 million through the Private Label Tender Option Program by causing five revenue bonds to be deposited in the Origination Trust and five revenue bonds to be deposited in a newly formed Nat-3 Owner Trust Series. All of these revenue bonds have been pledged to MBIA and to a consortium of highly-rated liquidity banks. As of June 13, 2002, through our subsidiaries, we have raised a total of $404.5 million through this program. It is expected that funds from this securitization will be used to purchase revenue bonds and other related investments.

  P-Floats/SM//RITES/SM/ Program

Since March 31, 2002, we have caused seven revenue bonds with a face amount of approximately $52.4 million to be purchased from the special purpose trusts that are used in the P-Floats/SM//RITES/SM/ Program. Each of these revenue bonds were then deposited into the Origination Trust or the Nat-3 Owner Trust Series as part of the Private Label Tender Option Program securitization which closed on June 13, 2002, as noted above. As of June 13, 2002, 12 revenue bonds, with an aggregate outstanding bond amount of approximately $127.6 million have been securitized by Merrill Lynch under the P-Floats/SM//RITES/SM/ program. In addition, since March 31, 2002, 4 revenue bonds with an aggregate outstanding bond

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amount of $46 million have been pledged as additional collateral for the benefit of the credit enhancer within the P-Floats/SM//RITES/SM/ Program. As of June 13, 2002, we had pledged nineteen revenue bonds as collateral with an aggregate outstanding bond amount of approximately $187.3 million.

  Recent Investments

From March 31, 2002 up to and including June 13, 2002, we have invested in the following first mortgage revenue bonds:

                                                                          Par Value
                                                     Revenue Bond           ($ in    Interest Closing  Maturity
Project                   Location     Units         Description          thousands)   Rate    Date      Date
-------               ---------------- ----- ---------------------------- ---------- -------- -------- --------
Bryte Gardens         West Sacramento,   108 Tax-Exempt--Rehabilitation      5,359     7.00%  04/30/02  Feb-39
                      CA 95605
Clearwood Villas      Houston, TX        276 Tax-Exempt--New Construction   15,000     7.00%  05/15/02  May-42
                      77075
Clearwood Villas      Houston, TX          * Taxable--New Construction         125     9.00%  05/15/02  Jan-06
                      77075
Cobblestone           Acworth, GA        172 Tax-Exempt--New Construction   11,500     6.90%   5/30/02  May-42
                      30101
Colonial Park         Margate, FL        160 Tax-Exempt--New Construction    8,200     7.50%   6/12/02  Jun-44
                      33063
Colonial Park         Margate, FL          * Taxable--New Construction         375     8.75%   6/12/02  Mar-12
                      33063
Georgia King/(1)/     Newark, NJ         422 Tax-Exempt--Rehabilitation     16,075     8.00%   5/31/02  Feb-39
                      07107
Georgia King/(1)/     Newark, NJ           * Tax-Exempt--Rehabilitation      8,925     7.24%   5/31/02  Oct-25
                      07107
Johnston Mill         Columbus, GA       336 Tax-Exempt--New Construction   16,000     6.95%  04/04/02  Mar-42
                      31904
Johnston Mill         Columbus, GA         * Taxable--New Construction         500     8.00%  04/04/02  Sep-12
                      31904
Lansing Heights       Lansing, KS        130 Tax-Exempt--New Construction    8,321     6.80%  05/14/02  Mar-45
                      66027
Lansing Heights       Lansing, KS          * Tax-Exempt--New Construction      232     6.80%  05/14/02  Dec-10
                      66027
Lincoln Park          Newark, NJ          80 Tax-Exempt--Rehabilitation      4,900     7.25%  05/24/02  Jun-18
                      07102
Matthew Ridge         Houston, TX        240 Tax-Exempt--New Construction   10,968     7.15%  05/23/02  May-42
                      32257
Meridian              Hollywood, FL      160 Tax-Exempt--New Construction    8,255     7.00%  04/19/02  Apr-44
                      33312
Meridian              Hollywood, FL        * Taxable--New Construction         375     8.75%  04/19/02  Dec-11
                      33312
Oaks at Brandlewood   Savannah, GA       324 Tax-Exempt--New Construction   12,725     7.00%  05/13/02  May-42
                      31405
Oaks at Brandlewood   Savannah, GA         * Taxable--New Construction       1,200     8.75%  05/13/02  Mar-17
                      31405
Stonebridge Townhomes Florissant, MO     100 Tax-Exempt--Rehabilitation      5,270     7.00%  05/02/02  Oct-38
                      63033
Viewcrest Villages    Bremerton, WA      300 Tax-Exempt--Rehabilitation      8,723     7.15%  05/21/02  Oct-38
                      98310
Viewcrest Villages    Bremerton, WA        * Taxable--Rehabilitation         2,181     8.75%  05/21/02  Feb-21
                      98310
                                       -----                               -------
   Total                               2,808                               145,209
                                       =====                               =======
* Not applicable to avoid duplication
/(1)/ Closed in escrow.


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Community Reinvestment Act
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Community Reinvestment Act

General

The CRA was enacted by the United States Congress in 1977 to prevent discriminatory practices in mortgage lending and to encourage banks and thrifts to help meet the credit needs of all segments of the communities they serve, including low and moderate income neighborhoods. The CRA provides a framework for depository institutions and community organizations to work together to promote the availability of credit and other banking services to traditionally under-served communities, consistent with safe and sound bank operations. The CRA has assumed greater importance in recent years as a result of the growth of interstate banking because CRA approval is required for bank mergers and attempts by banking organizations to expand interstate operations. Under the CRA's impetus, banks and thrifts have opened new branches, provided expanded services, adopted more flexible credit underwriting standards, and made substantial commitments to state and local governments or community development organizations to increase lending to under-served segments of local economies and populations. The CRA applies to federally insured depository institutions, national banks, thrifts, and state-chartered commercial and savings banks.

The CRA and its implementing regulations require federal financial institution regulators to assess the record of each bank and thrift in helping to fulfill its obligation to meet the credit needs of the entire community. The CRA regulations mandate that the agencies consider a bank's CRA record in the evaluation of a bank's application for charters or for approval of bank mergers, consolidations, acquisitions and other corporate activities, new branch openings or relocation of an existing branch. The CRA Federal Agencies consist of the OCC, OTS, FDIC and FRB. More specifically, OCC regulates national banks, OTS oversees thrift institutions, FDIC regulates state-chartered, insured banks which are not part of the Federal Reserve System, and FRB oversees state-chartered and Federal Reserve member banks.

In general, the CRA Federal Agencies conduct a CRA examination of each national bank every 24 months. The Gramm-Leach-Bliley Act, enacted on November 12, 1999, allows small banks (financial institutions with aggregate assets of less than $250 million) to be tested only every 48 months if such institution received a CRA rating of "satisfactory" in its last examination, or every 60 months if it achieved a CRA rating of "outstanding" in its last examination. The CRA Federal Agencies publish an advance notice of scheduled CRA examinations quarterly. A written performance evaluation of the bank's CRA activities, including a CRA rating, is prepared at the end of each CRA examination and made available to the public. Based on the results of their CRA examination, the CRA Federal Agencies assign ratings pursuant to the CRA which range from "outstanding" to "substantial noncompliance."

Under the CRA, banks are examined for their compliance applying tests in three areas: lending, investment and service. Examiners evaluate a bank's performance under the lending test based on the number and amount, geographic distribution and borrower characteristics of the bank's home mortgage, small business, small farm, and consumer loans within its self-defined geographic CRA assessment area(s). The test also considers the bank's record of making community development loans and its use of innovative and flexible lending practices which are not inconsistent with safe and sound bank operations. The CRA's service test evaluates a bank's record of helping to meet the credit needs of its assessment area(s) by analyzing both the availability and effectiveness of a bank's systems for delivering retail banking services and the extent and innovativeness of its community development services.

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The Investment Test

The CRA Federal Agencies evaluate a bank's performance under the investment test based on its record of making qualified investments that benefit its self-defined geographic CRA assessment area(s). To avoid double counting, activities which are considered under the lending or service tests may not be considered under the investment test. The CRA Federal Agencies evaluate the investment performance of a bank using the following criteria:

   (1) the dollar amount of qualified investments;

   (2) the innovativeness or complexity of qualified investments;

   (3) the responsiveness of qualified investments to credit and community development needs; and

   (4) the degree to which the qualified investments are not routinely provided by private investors.

Assessment Area

Under the CRA, the assessment area(s) for a bank, with certain exceptions, generally consists of one or more metropolitan statistical areas or one or more contiguous political subdivisions, such as counties, cities, or towns; and it must also include those areas in which the bank has its main office, its branches, its deposit-taking ATMs, and any surrounding areas in which the bank has originated or purchased a substantial portion of its loans. Under the CRA regulations, each bank bears responsibility for properly delineating the assessment area(s) within which its community lending, investment and service practices should be evaluated. The CRA Federal Agencies do not evaluate the bank's delineation of its assessment area(s) as a separate performance criterion, but do review the delineation for compliance with CRA.

Qualified Investments

The CRA defines a qualified investment as "a lawful investment, deposit or membership share that has as its primary purpose community development." The CRA is not a source of investment authority and we provide no assurance that the Series A Convertible CRA Shares are a lawful investment for any particular investor or class of financial institution. Whether a particular investor has legal authority to make the investment is normally determined by reference to the chartering statute and corporate charter of the investor-bank. Investors should consult legal counsel to confirm their legal authority to invest in the Series A Convertible CRA Shares. The question of whether a particular lawful investment will be deemed qualified under CRA is, to some degree, a factual matter. However, the CRA Federal Agencies have provided broad guidance through the issuance of the CRA regulations, a variety of interpretive letters and an annual discussion of current CRA topics in the form of questions and answers published in the Federal Register. The available guidance indicates that investments in businesses, housing and other enterprises that benefit or promote community development within low to moderate income communities will be given positive consideration by the agencies. Under the CRA regulations, a bank is entitled to determine for itself which of its investments are qualified, although its characterization is subject to review by agency examiners. Examiners will determine the dollar amount of an institution's qualified investments by relying on the figures recorded by the institution according to GAAP.

CRA Reporting

Under the CRA, all banks other than small institutions are subject to data collection and reporting requirements. CRA defines small institutions as banks or thrifts that, as of December 31 of either of the prior two years, had total assets of less than $250 million and that were independent, or an affiliate of a holding company that had total banking and thrift assets of less than $1 billion. All institutions that are

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--------------------------------------------------------------------------------

subject to the data collection and reporting requirements must report the data for each calendar year by March 1 of the subsequent year.

For purposes of the investment test, banks may identify those qualified investments which were made within its self-defined geographic CRA assessment area. Generally, a bank will receive greater CRA consideration for investments which directly benefit its self-defined geographic CRA assessment area than for investments that promote community development in a broader statewide or regional area that includes the bank's self-defined geographic CRA assessment area. While the CRA Federal Agencies have issued guidance on this issue, uncertainty exists with respect to the amount of CRA consideration a bank will receive for investments made in pooled entities. The CRA Federal Agencies' published guidance indicates that a bank will receive CRA consideration under the investment test at least equal to the amount of its investment in the pooled entity multiplied by the percentage of the entity's assets that meet the definition of "qualified investment." However, the agencies have not published specific guidance on how CRA Credit is to be allocated among two or more bank investors in a pooled entity that have identical or overlapping assessment areas. Accordingly, our Manager has devised a methodology for allocation of our investments it reasonably believes is consistent with CRA requirements for qualified investments under the investment test. We will provide quarterly reports and auditing assistance to our Series A CRA shareholders. See "Our Series A Convertible CRA Shares --Series A CRA Shareholders' Rights with Respect to CRA Credit Allocations."

The Series A Convertible CRA Shares; CRA Opinion

We have received a CRA opinion from Goulston & Storrs, which states that if a banking institution has legal authority to make the investment, it is more likely than not that (i) a banking institution's investment in our Series A Convertible CRA Shares will receive positive consideration under the CRA as a "qualified investment" and (ii) the methodology of initial allocation which we propose will be acceptable to the CRA Federal Agencies. See "Description Of Our Series A Convertible CRA Shares --Series A CRA Shareholders' Rights with Respect to CRA Credit allocations--Allocations with respect to this Convertible CRA Share offering." However, investments, including our Series A Convertible CRA Shares, are not designated as CRA-qualifying at the time of issuance by any governmental agency. The final determination of whether an investment is CRA-qualifying is made by the CRA Federal Agencies during their periodic examinations of regulated institutions. There is no assurance that CRA Federal Agencies will concur with our conclusion that our Series A Convertible CRA Shares are a qualified investment for any particular bank or thrift investor under the CRA or with Goulston & Storrs' CRA opinion. See "Risk Factors--Our Series A Convertible CRA Shares may not be considered a qualified investment under the CRA."

The scope of Goulston & Storrs' CRA opinion is limited to our initial allocation of our investments at the time of a Series A CRA shareholder's investment in our Series A Convertible CRA Shares. The CRA opinion also does not address the degree or weight of consideration that the CRA Federal Agencies will give to a Series A CRA shareholder with respect to the factors utilized by the CRA Federal Agencies in assessing compliance with the "investment test." See "--The Investment Test" above.

Overview of CRA Allocations

Our Manager has developed a methodology for meeting the regulatory record-keeping reporting needs of our Convertible CRA shareholders and our Series A CRA shareholders. This system is based on direct tracing of our investments to the Convertible CRA shareholders and the Series A CRA shareholders according to their respective self-defined geographic CRA assessment area(s). We will attribute

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--------------------------------------------------------------------------------

investments to an investor based upon the location of the properties in relation to the investor's self-defined geographic CRA assessment area(s) and based upon the carrying value of each investment relative to the investor's total investment amount. In no cases will more than 100% of the carrying value of any investment be attributed to the Convertible CRA shareholders or the Series A CRA shareholders, thus avoiding the potential problem of "double counting" investments by multiple investors for purposes of CRA.

Recent Developments

In July, 2001, the CRA Federal Agencies adopted an amendment to their published CRA guidance relating to the consideration an institution may receive for qualified investments that benefit its statewide or regional area. Under the amendment, so long as the institution has adequately addressed the community development needs of its assessment area, CRA examiners may consider qualified investments made by the institution which benefit a statewide or regional area that includes the institution's self-defined geographic CRA assessment area, even if those activities do not benefit the institution's assessment area. Under the amended CRA guidance, an institution could report and receive consideration for qualified investments which benefit the investor's statewide or regional area, so long as the investor has adequately addressed the need of its self-defined geographic CRA assessment area.

In January, 2001, the Federal Agencies adopted rules implementing Section 711 of the Gramm-Leach-Bliley Act of 1999. This rule is commonly referred to as the "CRA sunshine requirement." The rules require that parties to certain CRA-related agreements make the agreements available to the public and the appropriate federal banking agency, and file an annual report with the appropriate federal banking agency concerning payments made or received under the covered agreements. This rule may be deemed to apply to an institution's investment in us if the investing institution is one with which we, or our authorized representatives, have had a "CRA communication" as defined in the rule. Generally, a CRA communication is a communication between a nongovernmental entity and a bank or thrift institution concerning the adequacy or specifics of that particular institution's performance under the CRA.

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Management

Our Company and our subsidiaries (with the exception of PW Funding) do not have any employees, and rely on our Manager and its employees for our day-to-day operations.

Our trustees and officers are as follows:

Name               Age                 Position Held with our Company                  Position Held Since
----------------------------------------------------------------------------------------------------------
Stephen M. Ross... 62  Managing Trustee and Chairman of the Board                             1999
Peter T. Allen.... 56  Managing Trustee (Independent Trustee)                                 1997
Charles L. Edson.. 67  Managing Trustee (Independent Trustee)                                 2001
Arthur P. Fisch... 60  Managing Trustee (Independent Trustee)                                 1997
Stuart J. Boesky.. 44  Managing Trustee, President and Chief                                  1997
                                Executive  Officer
Alan P. Hirmes.... 47  Managing Trustee, Executive Vice President,                            1997
                                Secretary and Interim Chief Financial Officer
                                and Chief Accounting Officer
Michael J. Brenner 56  Managing Trustee                                                       2000
Thomas W. White... 64  Managing Trustee                                                       2000

Stephen M. Ross is the Chairman of our board of trustees and is a Member of the sole general partner of our Manager, Related Charter LLC. Mr. Ross is the founder, Chairman, CEO and Managing General Partner of The Related Companies, L.P. Mr. Ross began his career working for the accounting firm of Coopers & Lybrand in Detroit as a tax attorney. Later, he moved to New York where he worked for two large Wall Street investment banking firms in their real estate and corporate finance departments before founding the group of companies which today operate under the umbrella of The Related Companies, L.P. in 1972. Mr. Ross graduated from the University of Michigan School of Business Administration with a Bachelor of Science degree and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Law degree in Taxation from New York University School of Law. Mr. Ross endowed the Stephen
M. Ross Professor of Real Estate at the University of Michigan. Mr. Ross is also a director of Insignia Financial Group, Inc.

Peter T. Allen is a Managing Trustee (Independent Trustee) and President of Peter Allen & Associates, Inc., a real estate development and management firm, in which capacity he has been responsible for the leasing, refinancing and development of major commercial properties. Mr. Allen has also been an Adjunct Professor of the Graduate School of Business at the University of Michigan since 1981. Mr. Allen received a Bachelor of Arts degree in history/economics from DePauw University and a Master's degree in Business Administration with Distinction from the University of Michigan. Mr. Allen has been an Independent Trustee since 1997 and is a member of the Audit and Compensation Committees. Mr. Allen also serves on the board of directors of Aegis Realty, Inc. ("Aegis") and on the board of trustees of American Mortgage Acceptance Company ("AMAC"), both of which are advised by affiliates of our Manager.

Charles L. Edson is a Managing Trustee (Independent Trustee) of our Company. Mr. Edson is a partner at the law firm Nixon Peabody LLP where he focuses on all aspects of housing development, management finance and taxation. He currently serves as counsel to several governmental, trade and public interest entities and groups on housing and legislative matters and is the Co-Editor-in-Chief for the Housing and Development Reporter, a news and information service published by The West Group. Mr. Edson is an Adjunct Professor of Law at Georgetown University Law Center where he teaches a seminar on federally assisted housing programs. During his career, he has served as the Transition

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Director for the Department of Housing and Urban Development on President
Carter's transition staff and has also held the position of Chief in the Public Housing Section at the Office of General Counsel at the Department of Housing and Urban Development. Mr. Edson received a Bachelor of Arts, magna cum laude, from Harvard College and a Juris Doctor degree from Harvard Law School.

Arthur P. Fisch is a Managing Trustee (Independent Trustee) and an attorney in private practice specializing in real property and securities law since October 1987, with Arthur P. Fisch, P.C. and Fisch & Kaufman. From 1975-1987, Mr. Fisch was employed by E.F. Hutton & Company, serving as First Vice President in the Direct Investment Department from 1981-1987 and associate general counsel from 1975-1980 in the legal department. As First Vice President, he was responsible for the syndication and acquisition of residential real estate. Mr. Fisch received a B.B.A. from Bernard Baruch College of the City University of New York and a Juris Doctor degree from New York Law School. Mr. Fisch is admitted to practice law in New York and Pennsylvania Mr. Fisch has been an Independent Trustee since 1997 and is a member of the Audit and Compensation Committees. Mr. Fisch also serves on the board of directors of Aegis and the board of trustees of AMAC.

Stuart J. Boesky is a Managing Trustee, the President and Chief Executive Officer of our Company, the Equity Trust and the Origination Trust, and is the President, Chief Executive Officer and Member of Related Charter LLC. Mr. Boesky is also a Partner and Senior Managing Director of Related Capital where he is primarily responsible for the creation, design and implementation of Related Capital's debt and equity finance programs. Prior to joining Related Capital in 1986, Mr. Boesky practiced real estate and tax law with the law firm of Shipley & Rothstein and the Boston office of Stroock & Stroock & Lavan. Previously, Mr. Boesky was a consultant at the accounting firm of Laventhol & Horwath. Mr. Boesky received a Bachelor of Arts degree with high honors from Michigan State University, a Juris Doctor degree from Wayne State University School of Law and a Master of Law degree in Taxation from Boston University School of Law. Mr. Boesky also serves on the board of directors of Aegis and the board of trustees of AMAC. Mr. Boesky is also a member of the Board of Directors of the National Association of Affordable Housing Lenders.

Alan P. Hirmes is a Managing Trustee, the Executive Vice President, Secretary and Interim Chief Financial Officer and Chief Accounting Officer of our Company, the Equity Trust and the Origination Trust and is a Senior Vice President and a Member of Related Charter LLC. Mr. Hirmes is also a Partner and a Senior Managing Director of Related Capital, where he is responsible for overseeing the finance, accounting and investor services departments. Mr. Hirmes has been a Certified Public Accountant in New York since 1978. Prior to joining Related Capital in October 1983, Mr. Hirmes was employed by Weiner & Co., certified public accountants. Mr. Hirmes graduated from Hofstra University with a Bachelor of Arts degree. Mr. Hirmes also serves on the board of directors of Aegis and the board of trustees of AMAC.

Michael J. Brenner is a Managing Trustee of our Company, and is the Executive Vice President and Chief Financial Officer of The Related Companies, L.P. Prior to joining The Related Companies, L.P. in 1996, Mr. Brenner was a partner with Coopers & Lybrand, having served as managing partner of its Industry Programs and Client Satisfaction initiatives from 1993-1996, managing partner of the Detroit group of offices from 1986-1993 and Chairman of its National Real Estate Industry Group from 1984-1986. Mr. Brenner graduated summa cum laude from the University of Detroit with a Bachelor's degree in Business Administration and from the University of Michigan with a Master of Business Administration degree, with distinction. Mr. Brenner also serves on the board of directors of Aegis.

Thomas W. White is a Managing Trustee of our Company. Mr. White retired as a Senior Vice President of Fannie Mae in the multifamily activities department, where he was responsible for the development

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--------------------------------------------------------------------------------

and implementation of policies and procedures for all Fannie Mae multifamily programs, including the delegated underwriting and servicing program, prior approval program and negotiated swap and negotiated cash purchases product lines. He was also responsible for asset management of multifamily loans in portfolio or mortgage-backed securities. Mr. White joined Fannie Mae in November 1987 as director of multifamily product management. He was elected Vice President for multifamily and acquisition in November 1998 and assumed the Senior Vice President position in November 1990. Prior to joining Fannie Mae, he served as an investment banker with Bear Stearns, Inc. He was also the executive vice president of the National Council of State Housing Agencies; chief underwriter for the Michigan State Housing Development Authority; and served as a state legislator in the state of Michigan. Mr. White currently works as a consultant to us.

Related Charter LP

  Management Team

Related Charter LP's senior management team has an average of 14 years of experience with Related Capital and its affiliates and an average of 21 years of experience in the real estate industry.

Related Charter LP's sole general partner is Related Charter LLC. The directors and executive officers of Related Charter LLC and the executive officers of CM Corp. are the same and are set forth below. These officers may also provide services to us on behalf of our Manager.

Name              Age Offices Held
----------------- --- ---------------------------------------------------------
Stuart J. Boesky. 44  Member, President, and Chief Executive Officer
Alan P. Hirmes... 47  Member, Senior Vice President and Interim Chief Financial
                        Officer
Stephen M. Ross.. 62  Member
James D. Spound.. 42  Executive Vice President
Steven B. Wendel. 40  Senior Vice President
Denise L. Kiley.. 42  Senior Vice President
Marc D. Schnitzer 41  Senior Vice President
John Sorel....... 41  Senior Vice President
Mark J. Schlacter 51  Vice President
Max E. Schlopy... 64  Vice President
Gary Parkinson... 52  Controller
Teresa Wicelinski 36  Secretary

--------
Biographical information with respect to Messrs. Ross, Boesky and Hirmes is set forth above.

James D. Spound is an Executive Vice President of Related Charter LLC with primary responsibility for revenue bond acquisitions. He joined Related Capital from First Union Capital Markets, in February 1998, where he was a Vice President specializing in affordable housing finance. From 1992 to 1996, Mr. Spound served as an investment banker in the Housing Finance Department at Merrill Lynch, where he was a Vice President at the time of his departure. Since 1992, Mr. Spound has been responsible for the structuring and execution of over $2.1 billion of mortgage revenue bond transactions encompassing a wide range of credit enhanced and non-credit enhanced structures. Previously, Mr. Spound was also a Senior Consultant at Kenneth Leventhal & Company where he focused on debt restructurings in the real estate industry. In addition, he served for three years as a Project Manager at New York City's Economic Development Corporation where he was responsible for underwriting and administering incentive loans to support the City's economic development goals. Mr. Spound received a Bachelor of Arts degree from Brown University and a Master of Science in Management from the Sloan School at MIT.

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                                                                           S-75

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--------------------------------------------------------------------------------


Steven B. Wendel is a Senior Vice President of Related Charter, LLC and a Senior Vice President of Related Capital, focusing on taxable mortgage financing for multifamily properties. Prior to joining Related in June, 1999, Mr. Wendel was a Managing Director of the commercial loan origination and securitization program at ContiFinancial Corporation, which originated approximately $2.6 billion of commercial loans. From 1989-1992, Mr. Wendel was a senior associate of the structured finance/MBA rotational program at Coopers & Lybrand. From 1987-1989, he was a consultant at Martin E. Segal Company, and from 1984-1987, he was a pricing analyst at Metropolitan Life Insurance Company. Mr. Wendel received his Bachelor of Arts in economics from the University of Pennsylvania and his Masters in Business Administration from the Stern School of Business Administration at New York University.

Denise L. Kiley is a Senior Vice President of Related Charter LLC. Ms. Kiley is also a Managing Director of Related Capital and is the Director of Related Capital's underwriting and asset management group. Ms. Kiley is responsible for overseeing the investment underwriting and approval of all multifamily residential properties invested in Related Capital sponsored corporate, public and private equity and debt funds. Prior to joining Related Capital in 1990, Ms. Kiley had experience acquiring, financing and managing the assets of multifamily residential properties. From 1981 through 1985 she was an auditor with a national accounting firm. Ms. Kiley holds a Bachelor of Science degree in Accounting from Boston College and is a Member of the Affordable Housing Roundtable.

Marc D. Schnitzer is a Senior Vice President of Related Charter LLC. Mr. Schnitzer is a Managing Director of Related Capital and is the Director of Related Capital's Tax Credit Acquisitions Group. Mr. Schnitzer received a Master of Business Administration degree from The Wharton School of The University of Pennsylvania in December 1987, and joined Related Capital in January 1988. From 1983 to 1986, Mr. Schnitzer was a Financial Analyst in the Fixed Income Research Department of The First Boston Corporation in New York. Mr. Schnitzer received a Bachelor of Science degree, summa cum laude, in Business Administration from the School of Management at Boston University.

John Sorel is a Senior Vice President of Related Charter LLC and is a Senior Vice President of Related Capital. Mr. Sorel is responsible for overseeing loan servicing and construction risk management for our Company. Prior to joining Related Capital in November 1999, Mr. Sorel was a Vice President for BankBoston in their real estate department from 1993-1999, where he originated and managed over $150 million of corporate and construction loan facilities for the low income housing tax credit industry. From 1991-1993, Mr. Sorel worked as an Assistant Vice President for Recoll Management. Mr. Sorel holds a Bachelor of Arts degree in Economics from Syracuse University.

Mark J. Schlacter is a Vice President of Related Charter LLC. Mr. Schlacter is a Vice President of taxable mortgage acquisitions of Related Capital, and has been with Related Capital since June 1989. Prior to joining Related Capital,
Mr. Schlacter garnered 16 years of direct real estate experience covering retail and residential construction, single and multifamily mortgage origination and servicing, commercial mortgage origination and servicing, property acquisition and financing, and mortgage lending program underwriting and development. He was a Vice President with Bankers Trust Company from 1986 to June 1989, and held prior positions with Citibank, Anchor Savings Bank and the Pyramid Companies covering the 1972-1986 period. Mr. Schlacter holds a Bachelor of Arts degree in Political Science from Pennsylvania State University.

Max E. Schlopy is a Vice President of Related Charter LLC. An attorney, Mr. Schlopy practiced corporate and commercial real estate law in Buffalo, New York for many years, where he was a partner with the law firm of Duke, Holzman, Yeager and Schlopy. He served as Vice President-General Counsel for Marc Equity Corporation, a diversified real estate development company with operations in several

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--------------------------------------------------------------------------------

states and later as a Vice President of the general partner for the Summit Tax Exempt Bond Funds, a predecessor fund of our Company. More recently, Mr. Schlopy was President of MK Industries, Inc., an Orlando, Florida-based company involved in the research and development of high technology military and biomedical products and processes. He presently practices law and offers consulting services to the real estate industry from his offices in Park City, Utah. Mr. Schlopy was educated at Cornell and San Francisco State Universities, and received his Juris Doctor degree, cum laude, from the School of Law, State University of New York at Buffalo.

Gary Parkinson is the Controller of Related Charter LLC. Mr. Parkinson has been a Certified Public Accountant in New York since 1987. Prior to joining Related Capital in September 2000, Mr. Parkinson was employed by American Real Estate Partners, L.P. from July 1991 to September 2000, Integrated Resources, Inc. from August 1988 to July 1991, and Ernst and Young from September 1984 to August 1988. Mr. Parkinson graduated from Northeastern University and The Johnson Graduate School of Business at Cornell University.

Teresa Wicelinski is the Secretary of Related Charter LLC. Ms. Wicelinski joined Related Capital in June 1992, and prior to that date was employed by Friedman, Alprin & Green, certified public accountants. Ms. Wicelinski graduated from Pace University with a Bachelor of Business Administration degree in Accounting.

  Related Capital's Experience

Our Manager has subcontracted with Related Capital to provide the services to be provided by it to us and our subsidiaries under management agreements.

The predecessor to The Related Companies, L.P. was founded in 1972 by Stephen
M. Ross to engage in the business of providing real estate based financial, acquisition, development and management services. Its real estate related products include affordable multifamily properties, luxury apartments, commercial office properties and retail centers located in 45 states and nearly every major market place in the U.S. and Puerto Rico.

Through Related Capital, which is one company in its Financial Services Division, The Related Companies, L.P. and its affiliates have sponsored 22 public and 234 private real estate investment programs that have raised nearly $5 billion from more than 106,000 investors. The Related Companies, L.P. believes it is one of the nation's largest sponsors of real estate investment programs for retail and institutional investors. It also believes that Related Capital has become the nation's leading non-agency financier of affordable multifamily housing. These programs have accounted for the acquisition of over 1,200 properties with a valuation, at cost, of over $15 billion. Related Capital's portfolio, in aggregate, consists of approximately 240,000 residential apartment units, 31 shopping centers and 5 regional malls. Related Capital provides asset monitoring services for the properties within its portfolio, which include the monthly review of occupancies, regular site visits, monitoring of financial and operating reports, regulatory compliance checks and independent periodic analysis of local marketplace conditions.

The Related Companies, L.P.'s Development Division is a leading developer and acquirer of luxury housing, government-assisted housing, entertainment-enhanced retail, commercial and mixed-use properties. The development division operates through seven principal business units, organized by geographic market and product type. To date, the development division as a whole has developed or acquired over 40,000 market rate and affordable housing units and 4,600,000 square feet of commercial and retail space, and remains one of the country's most active developers. The Related Companies, L.P. currently has over $2.4 billion of properties under development in New York City, consisting of over

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                                                                           S-77

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--------------------------------------------------------------------------------

2,100 housing units, 600 hotel rooms, 850,000 square feet of retail space, and 1,500,000 square feet of office space. In Florida, The Related Companies, L.P. has $500 million of residential properties under development, consisting of 3,200 housing units. And in California, The Related Companies, L.P. has $250 million of properties under development, consisting of 2,200 housing units.

The Related Companies, L.P.'s Property Management Division provides property management services. It directly manages approximately 19,000 residential units and 1.3 million square feet of commercial and retail space from its New York offices.

  Management Agreements

Although each board of trustees (or directors) of our Company and our subsidiaries has continuing exclusive authority over the management of each respective entity, the conduct of each such entity's affairs and the management and disposition of such entity's assets, the board of trustees (or directors) of each such entity has delegated to a manager (in accordance with such entity's management agreement subject to the supervision and review of each such entity's board of trustees (or directors) and consistent with the provisions of such entity's trust agreement), the power and duty to perform some or all of the following services: (i) manage the day-to-day operations of such entity; (ii) acquire, retain or sell such entity's assets; (iii) seek out, present and recommend investment opportunities consistent with such entity's investment policies and objectives, and negotiate on behalf of our Company with respect to potential investments or the dispositions thereof; (iv) when appropriate, cause an affiliate to serve as the mortgagee of record for mortgage investments of such entity and in that capacity hold escrow on behalf of mortgagors in connection with the servicing of mortgages; (v) obtain for such entity such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of such entity, paying the debts and fulfilling the obligations of such entity, and handling, prosecuting and settling any claims of such entity, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (vi) obtain for our Company such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to the investment portfolio of our Company; (vii) evaluate, structure and negotiate prepayments or sales of such entity's investments; (viii) monitor operations and expenses of our Company; and (ix) from time to time, or as requested by our board of trustees, make reports to such entity as to its performance of the foregoing services.

The term of each of our management agreements is one year. The term of each of our subsidiaries' management agreements is five years; provided that if our management agreement with Related Charter LP is terminated or not renewed, each of the management agreements with such subsidiaries would terminate as of such date. Each of the management agreements may be renewed, subject to evaluation of the performance of the manager by the relevant entity's board of trustees. Each management agreement may be terminated (i) without cause by the manager, or (ii) for cause by a majority of the applicable entity's independent trustees (or directors), in each case without penalty and each upon 60 days prior written notice to the non-terminating party. If a manager terminates an entity's management agreement, such entity may not be able to find an adequate replacement manager.

Related Charter LP may engage in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to those made by us and our subsidiaries or act as manager to any other person or entity having investment policies whether similar or dissimilar to those of us and our subsidiaries. Before Related Charter LP, the officers and directors of Related Charter LP and all persons controlled by Related Charter LP and their officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present such investment opportunity to us and our subsidiaries if (i) such opportunity is of a character which

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S-78

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Management
--------------------------------------------------------------------------------

could be taken by us and our subsidiaries, (ii) such opportunity is compatible with investment objectives and policies of us and our subsidiaries, and (iii) we and our subsidiaries have the financial resources to take advantage of such opportunity.

Each management agreement provides that each entity will indemnify the manager and its affiliates under certain circumstances.

Our Manager has subcontracted its obligations under the management agreements with us and our subsidiaries to Related Capital and use the resources of Related Capital and Related Capital's real estate and investment expertise to advise our Company. The management team that provides investment advice to us and our subsidiaries has an average of 14 years of experience with our Manager and/or Related Capital and an average of 21 years of experience in the real estate industry.

  Fees

Pursuant to the terms of the management agreements, our Manager is entitled to receive, in the aggregate, from us and our subsidiaries (and in certain instances, the borrowers) the following:

Fee/Compensation*                                            Amount
-------------------------------- ---------------------------------------------------------------
Bond Selection Fee.............. 2.00% of the face amount of each asset invested in or acquired by us or our subsidiaries.

Special Distributions/Investment 0.375% per annum of the total invested assets of us or our
  Management Fee................ subsidiaries.

Loan Servicing Fee.............. 0.25% per annum based on the outstanding face amount of revenue bonds and other investments owned by us or our
                                 subsidiaries.

Operating Expense Reimbursement. For direct expenses incurred by our Manager or CM Corp. in an amount not to exceed $556,331 per annum (subject to
                                 increase based on increases in our and our subsidiaries' assets and to annual increases based upon increases in the Consumer
                                 Price Index).

Incentive Share Options......... Our Manager may receive options to acquire additional shares of our Company pursuant to our incentive share option plan only if our distributions in any year exceed $0.9517 per
                                 common share (i.e., the 1996 pro forma distributions per share set forth in our solicitation statement dated as of June 15,
                                 1997), and the compensation committee of our board of
                                 trustees determines to grant such options.

Liquidation Fee................. 1.5% of the gross sales price of the assets sold by us in connection with a liquidation of our assets.

--------
* A bond placement fee of 1.0% to 1.5% of the face amount of each asset invested in or acquired by us or our subsidiaries is payable to our Manager by the borrower, and not by us or our subsidiaries.

Affiliates of our Manager may provide certain financial guarantees to the owner (or partners of the owners) of the underlying properties securing revenue bonds held by us and our subsidiaries for which they could be paid market rate fees.

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                                                                           S-79

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Management
--------------------------------------------------------------------------------


Our Manager is also permitted to earn miscellaneous compensation, which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees. The payment of any such compensation is generally limited to the then market rate for the services being performed.

  Incentive Share Option Plan

We have adopted an incentive share option plan, the purpose of which is to (i) permit our Company and our Manager to attract and retain qualified persons as trustees and officers and (ii) to provide incentive and to more closely align the financial interests of our Manager and its employees and officers with the interests of the shareholders by providing our Manager with substantial financial interest in our success. The compensation committee of our board of trustees administers our incentive share option plan. Pursuant to the incentive share option plan, if our distributions per common share in the immediately preceding calendar year exceed $0.9517 per common share, the compensation committee has the authority to issue options to purchase, in the aggregate, that number of common shares which is equal to three percent of the common shares outstanding as of December 31 of the immediately preceding calendar year, provided that the compensation committee may only issue, in the aggregate, options to purchase a maximum number of common shares over the life of the incentive share option plan equal to 10% of the common shares outstanding on October 1, 1997 (2,058,748 common shares).

Subject to the limitations described in the preceding paragraph, if the compensation committee does not grant the maximum number of options in any year, then the excess of the number of authorized options over the number of options granted in such year will be added to the number of authorized options in the next succeeding year and will be available for grant by the compensation committee in such succeeding year.

All options granted by the compensation committee will have an exercise price equal to or greater than the fair market value of the common shares on the date of the grant. The maximum option term is ten years from the date of grant. All common share options granted pursuant to the incentive share option plan may vest immediately upon issuance or in accordance with the determination of the compensation committee. For the years ended December 31, 1997 and 1998, we did not grant any options since our distributions per common share did not exceed the minimum threshold of $0.9517 per common share. In 2001, 2000 and 1999, we distributed $1.140, $1.070 and $0.995 per common share, respectively, thus enabling our compensation committee, at its discretion, to issue options.

On May 10, 2000, options to purchase 297,830 common shares were granted to our officers and certain employees of an affiliate of our Manager, none of whom are employees of our Company. The exercise price of these options is $11.5625 per share. The term of each option is ten years. The options will vest in equal installments on May 10, 2001, 2002 and 2003. Of those options that vested, 74,321 have been exercised, leaving a balance of 223,509 options outstanding.

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Federal Income Tax Considerations

The following is a summary of certain of the federal income tax considerations which may be material to a typical shareholder who is a United States person and is based upon the Code, judicial decisions, final, temporary and proposed treasury regulations and administrative rulings and pronouncements of the IRS. No attempt has been made to comment on all federal income tax matters affecting our Company or our shareholders. The discussion does not purport to deal with federal income or other tax consequences applicable to an investment by certain categories of shareholders, including, without limitation, tax-exempt organizations, dealers in securities, banks, insurance companies, Subchapter S corporations, regulated investment companies, real estate investment trusts and persons who are not citizens or residents of the United States, and is not to be construed as tax advice.

No ruling on the federal, state or local tax considerations relevant to the issuance of the common and preferred shares, the debt characterization of the revenue bonds, the tax-exempt character of interest on certain of the revenue bonds or other bond-related investments, the classification of our Company as a partnership, or any other issue relevant to this offering has been, or will be, requested from the IRS or from any other tax authority. Moreover, no assurance can be given that the conclusions reached by Paul Hastings will be accepted by the IRS or, if challenged by the IRS, sustained in court.

This summary is based on current legal authority and there is no assurance that legislative or administrative changes or court decisions will not occur which could significantly modify the statements and opinions expressed herein, possibly with retroactive effect.

YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES TO YOU PRIOR TO PURCHASING OUR COMPANY'S COMMON SHARES.

General

Entity status of our Company and our subsidiaries. Each holder of our shares will agree to treat our shares as a partnership interest for federal income tax purposes. Based upon representations from us, Paul Hastings has rendered its opinion that, although the issue is not free from doubt, we have been and are properly treated as a partnership, and not as a publicly traded partnership or association taxable as a corporation, for federal income tax purposes. Accordingly, our shareholders, subject to the discussion regarding publicly traded partnerships below, will be partners in such partnership for federal income tax purposes, and the allocations of tax-exempt income by us to the shareholders will be excludable from gross income for purposes of federal income taxation.

Our common shares are publicly traded. In order for us not to be treated as a publicly traded partnership taxable as a corporation, 90% or more of our gross income each year must consist of interest and other types of passive income. Interest earned by our Company may only be included for purposes of this test if (a) the interest does not depend on the income or profits of any person and
(b) the interest is not derived in the conduct of a financial business. We have represented that, in the current taxable year and future taxable years, we anticipate that income described in clause (a) will, together with any other non-qualifying income, constitute less than 10% of its gross income. There is no definitive guidance as to the level of activity that may, for purposes of clause (b), cause us to be treated as if we were engaged in a financial business. There is no assurance that the IRS will not successfully contend that our Company is engaged in a financial business or earns more than 10% of our gross income from such a business and, therefore, is a publicly traded partnership taxable as a corporation.

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                                                                           S-81

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Federal Income Tax Considerations
--------------------------------------------------------------------------------


If our Company in any taxable year were taxable as a corporation for federal income tax purposes, our income and deductions would be reported only on our tax return rather than being passed through to our shareholders and we would be required to pay income tax at corporate rates on any portion of our income that did not constitute tax-exempt income. In this regard, a portion of our tax-exempt income may be included in determining our alternative minimum tax liability. The imposition of any such tax would reduce the amount of cash available to be distributed to our shareholders. In addition, distributions from our Company to our shareholders would be ordinary dividend income to such shareholders to the extent of our earnings and profits, which would include our tax-exempt income as well as any other taxable income we might have. Payments of such distributions would not be deductible by our Company. Similarly, if any of our subsidiaries (other than CM Corp. and PW Funding) were treated as a corporation for federal income tax purposes, rather than as a partnership or a disregarded entity, adverse consequences could result.

Treatment as a Taxable Mortgage Pool Taxable as a Corporation. If, for federal income tax purposes, we were classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code, we would be taxable as a corporation. A taxable mortgage pool is an entity (i) substantially all of the assets of which consist of debt obligations and more than 50% of such debt obligations consists of real estate mortgages, (ii) which is an obligor of debt with two or more maturities, and (iii) under the terms of the debt obligations under clause
(ii), payments bear a relationship to payments on the debt obligations described in clause (i). Although we have no debt obligations, the IRS has the authority to treat certain equity interests in issuers as debt for purposes of the taxable mortgage pool rules. However, we will not be treated as a taxable mortgage pool because of the absence of any relationship between the timing of payments on the debt obligations we hold (i.e., revenue bonds) and the timing of distributions on our equity interests (i.e., common and preferred shares).

Taxation of CM Corp. and PW Funding. Unlike our other subsidiaries, CM Corp. and PW Funding are taxable corporations, and will be required to pay income tax to the extent they realize taxable income. It is possible that the IRS may not agree with our determinations as to which expenses are allocable to CM Corp. and PW Funding and their ability to reduce their taxable income, and which expenses are allocable to us or our other subsidiaries. If all or a portion of the expenses that we allocate to CM Corp. and PW Funding are determined not to be deductible by CM Corp. or PW Funding, they could be required to pay additional tax, as well as interest and penalties. In addition, any dividends paid by CM Corp. to us will be treated as ordinary income to us to the extent of CM Corp.'s earnings and profits, and any gain that may be realized if all or a portion of our ownership interest in CM Corp. is sold will result in taxable income.

Certain income tax considerations relating to our Company and our shareholders

Taxation of our Company and our shareholders. A partnership is not subject to federal income tax. Assuming we are classified as a partnership for tax purposes and not a publicly traded partnership taxable as a corporation, our Company will not be subject to federal income tax and each shareholder will be required to report on their income tax return their distributive share of our income, gain, loss, deduction and items of tax preference and will be subject to tax on their distributive share of our taxable income, regardless of whether any portion of that income is, in fact, distributed to such shareholder in the shareholder's taxable year within which or with which our taxable year ends. Thus, shareholders may be required to accrue income, without the current receipt of cash, if our Company does not make cash distributions while generating taxable income. Consequently, although it is not anticipated, a shareholder's tax liability with respect to its share of our taxable income may exceed the cash actually distributed in a given taxable year. We currently use the calendar year as our taxable year.

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S-82

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Federal Income Tax Considerations
--------------------------------------------------------------------------------


We will file a federal tax return on Form 1065 and will provide information as to each shareholder's distributive share of our income, gain, loss, deduction and items of tax preference on a Schedule K-1 supplied to such shareholder after the close of our fiscal year. In preparing such information, we will utilize various accounting and reporting conventions, some of which are discussed herein, to determine each shareholder's allocable share of income, gain, loss and deduction. There is no assurance that the use of such conventions will produce a result that conforms to the requirements of the Code, temporary and proposed treasury regulations or IRS administrative pronouncements and there is no assurance that the IRS will not successfully contend that such conventions are impermissible. Any such contentions could result in substantial expenses to our Company and our shareholders as a result of contesting such contentions, as well as an increase in tax liability to shareholders as a result of adjustments to their allocable share of our income, gain, loss and deduction. See "--Tax returns, audits, interest and penalties."

Tax-Exempt Income. We expect that substantially all of our interest income will constitute tax-exempt income. There are risks that certain amounts of interest income that our Company will report as tax-exempt may not qualify for such treatment. See "Risk Factors--The value of our common, our Series A Convertible CRA Shares, and our preferred shares, if any, and our ability to make distributions of tax-exempt income depends upon the application of tax laws--Tax exemption of our revenue bonds" and "--Taxable income." In addition, if the intended tax treatment of any of our subsidiaries other than CM Corp. and PW Funding were successfully challenged by the IRS, all or a part of the income derived by such subsidiaries may be subject to tax.

CRA Credits. Holders of our Series A Convertible CRA Shares are expected to receive an allocation of our revenue bond investments for the purpose of obtaining CRA Credit. Although it is expected that there will be no income tax consequences attributable to this allocation, there is no definitive guidance that confirms that the receipt or allocation of CRA Credits is not a taxable event.

Allocation of income. Generally, built in gain or loss in our assets prior to the admission of the Series A CRA shareholders will be allocated to our existing shareholders. We are permitted to account for changes in the value of our assets subsequent to the date of the admission of a Series A CRA shareholder under one of three methods. A portion of the subsequent losses from appreciated assets (i.e., fair market value in excess of tax basis) and subsequent gains from depreciated assets (i.e., fair market value less than tax basis) realized by a Series A CRA shareholder may be deferred as a result of one method we may employ.

Capital gain upon sale of our assets. We may, from time to time, sell, dispose of or otherwise be treated as disposing of, certain of our assets. Such sale or disposition may result in taxable capital gain.

Shareholder's basis in shares. Your adjusted basis in our shares is relevant in determining the gain or loss on the sale or other disposition of our shares and the tax consequences of a distribution from our Company. See "--Treatment of cash distributions to our shareholders from our Company." In addition, you are entitled to deduct on your income tax return, subject to the limitations discussed below, your distributive share of our net loss, if any, to the extent of your adjusted basis in your shares.

Your initial basis in newly issued Series A Convertible CRA Shares will be the purchase price for the Series A Convertible CRA Shares, increased by your share of items of our income (including tax-exempt interest) and gain, and reduced, but not below zero, by (a) your share of items of Company loss and deduction (including any nondeductible expenses), and (b) any cash distributions you have received from our Company.

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                                                                           S-83

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Federal Income Tax Considerations
--------------------------------------------------------------------------------


Treatment of cash distributions to our shareholders from our Company. Cash distributions made to our shareholders will generally be treated as a non-taxable return of capital and will not generally increase or decrease your share of taxable income or loss from our Company. A return of capital generally does not result in any recognition of gain or loss for federal income tax purposes but would reduce your adjusted basis in your shares. Distributions of cash in excess of your adjusted basis in your common shares will result in the recognition of gain to the extent of such excess.

Conversion of our Series A Convertible CRA Shares and sale of our common shares. A Series A CRA shareholder who converts its Series A Convertible CRA Shares into our common shares should not recognize gain or loss for tax purposes, and should include its holding period for our Series A Convertible CRA Shares when determining its holding period for our common shares. Shareholders, other than those who are converting Series A Convertible CRA Shares, may recognize income as a result of such conversion. The shareholder's tax basis in our common shares will equal its tax basis in our Series A Convertible CRA Shares at the time of the conversion. Gain or loss will be recognized by a common shareholder and/or a Series A CRA shareholder upon the sale of its shares in an amount equal to the difference between the amount realized on the sale and the shareholder's adjusted tax basis in its shares. Except to the extent attributable to unrealized receivables or inventory (which would include a shareholder's share of accrued but unrecognized market discount) such gain or loss will be a capital gain or loss if the shares are capital assets in the hands of the holder thereof and will be a long term capital gain or loss if the shareholder's holding period in the shares is more than one year.

It is the position of the IRS that a partner has a single aggregate basis in all of the partner's partnership interests and that, to determine gain or loss upon a sale of a portion of such partnership interests, the portion of the partner's basis allocated to the interests being sold generally equals (i) the partner's share of partnership liabilities transferred in the sale plus (ii) the partner's aggregate tax basis (excluding basis attributable to partnership liabilities) multiplied by the ratio of the fair market value of the interests sold to the fair market value of all of the partner's partnership interests. This apportionment would require shareholders who purchased shares at more than one price to use an average price to compute gain or loss.

Limitations on deductibility of losses. In the event you are allocated losses, you generally will be entitled to deduct your distributive share of any losses of our Company to the extent of your tax basis of your common shares at the end of the year in which such losses occur. However, shareholders who are individuals, trusts, estates, personal service companies and certain closely held C corporations may be subject to additional limitations on deducting losses of our Company.

Limitation on the deductibility of interest expense. The Code disallows any deduction for interest paid by any taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying a tax-exempt obligation. A purpose to carry tax-exempt obligations will be inferred whenever a taxpayer owns tax-exempt obligations and has outstanding indebtedness which is neither directly connected with personal expenditures nor incurred in connection with the active conduct of a trade or business. The IRS may take the position that a shareholder's allocable portion of any interest paid by our Company on our borrowings, and any interest paid by a shareholder on indebtedness incurred to purchase our common shares, should be viewed in whole or in part as incurred to enable such shareholder to continue carrying such tax-exempt obligations and, therefore, that the deduction of any such interest by such shareholder should be disallowed in whole or in part. We do not expect to incur any significant amount of indebtedness for tax purposes to purchase or carry tax-exempt obligations.

In the absence of direct evidence linking debt with purchasing or carrying tax-exempt obligations (for example, the tax-exempt obligations secure the debt), there is an exception to the interest disallowance

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Federal Income Tax Considerations
--------------------------------------------------------------------------------

rule if the taxpayer holds only an insubstantial amount of tax-exempt obligations. This exception does not apply to banks, certain other financial institutions, or dealers in tax-exempt securities. However, to the extent that an investor's debt would be allocated to purchasing or carrying its shares, such shares should only be treated as tax-exempt obligations for purposes of the interest disallowance rule in the same proportion as the assets of our Company comprise tax-exempt obligations (based on their adjusted tax basis or perhaps capital account value). We will report to shareholders at the end of each year the average percentage of our assets (based on adjusted tax basis and capital account value) that were invested in obligations we believe were tax-exempt each year. It is uncertain whether an annual average or more frequent adjustments should be used.

Assuming interest on indebtedness is otherwise deductible, the deductibility of a non-corporate taxpayer's "investment interest" expense is further limited to the amount of such taxpayer's "net investment income."

Alternative minimum tax. Except for qualified Section 501(c)(3) bonds, or certain revenue bonds that are grandfathered, interest on the revenue bonds generally is an item of tax preference for purposes of the alternative minimum tax. To the extent interest on any of the revenue bonds we own is such an item of tax preference, a portion of the income allocable to a shareholder also will be a tax preference item. Substantially all of our annual interest income is expected to constitute a tax preference item. This preference item may be reduced, but not below zero, by interest expense and other expenses that could not be deducted for regular tax purposes because the expenses were related to tax-exempt income generated by such preference bonds. To the extent interest on any of the revenue bonds owned by our Company is not a tax preference item, any corporation subject to the alternative minimum tax must nevertheless take such tax-exempt interest into account in determining its adjusted current earnings for purposes of computing its alternative minimum tax liability.

Other federal income tax considerations. The Code contains certain provisions that could result in other tax consequences as a result of the ownership of revenue bonds by our Company or the inclusion in certain computations including, without limitation, those related to the corporate alternative minimum tax, of interest that is excluded from gross income.

Ownership of tax-exempt obligations by our Company may result in collateral tax consequences to certain taxpayers, including, without limitation, financial institutions, property and casualty insurance companies, certain foreign corporations doing business in the United States, certain S corporations with excess passive income, individual recipients of social security or railroad retirement benefits and individuals otherwise eligible for the earned income credit. Prospective purchasers of our common shares should consult their own tax advisors as to the applicability of any such collateral consequences.

Company expenses. We have incurred or will incur various expenses in connection with our ongoing administration and operation. Payment for services generally are deductible if the payments are ordinary and necessary expenses, are reasonable in amount and are for services performed during the taxable year in which paid or accrued. We anticipate that a substantial portion of our ordinary expenses will be allocable to tax-exempt interest income. The Code prohibits the deduction of any expense otherwise allowable under Code Section 212 which is allocable to tax-exempt interest income. We allocate our expenses in proportion to the amount of tax-exempt income and taxable income that we receive. Shareholders generally will not be permitted to deduct the portion of our expenses related to tax-exempt income in calculating their federal income tax liability. Borrowers pay certain fees they incur in connection with obtaining financing from us directly to our Manager. We treat these fees as earned directly by our Manager for services our Manager renders to the borrowers. It is possible that the IRS

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                                                                           S-85

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Federal Income Tax Considerations
--------------------------------------------------------------------------------

could contend such fees should be treated as additional taxable income to us and additional expense. If such position were asserted and upheld, it would result in us recognizing additional taxable income, but all or a substantial portion of the additional expense would be disallowed. In addition, depending on the amount of such income relative to our other income, it could result in us being treated as a publicly traded partnership taxable as a corporation.

The IRS may not agree with our determinations as to the deductibility of fees and expenses and might require that certain expenses be capitalized and amortized or depreciate d over a period of years. If all or a portion of such deductions were to be disallowed, on the basis that some of the foregoing expenses are non-deductible syndication fees or otherwise, our taxable income would be increased or our losses would be reduced.

An individual Series A CRA shareholder's share of expenses of our Company (not including interest expenses) is a miscellaneous itemized deduction which is deductible only to the extent it, along with other miscellaneous itemized deductions, exceeds two percent of such individual shareholder's adjusted gross income and is not deductible for purposes of determining AMT.

Section 754 election. We have not elected under Section 754 of the Code to adjust the basis of partnership property on the transfer of shares, by the difference between the transferee's basis for his shares and the transferee's allocable share of the basis of all property of our Company, but may do so in the future. Any such election would not apply to the contribution of cash to our Company in exchange for our shares.

Backup withholding. Distributions to shareholders whose common shares are held on their behalf by a "broker" may constitute "reportable payments" under the federal income tax rules regarding "backup withholding." Backup withholding, however, would apply only if the shareholder (i) failed to furnish its Social Security number or other taxpayer identification number of the person subject to the backup withholding requirement (e.g., the "broker") or (ii) furnished an incorrect Social Security number or taxpayer identification number. If "backup withholding" were applicable to a shareholder, we would be required to withhold, at the applicable rate, with respect to each distribution to such shareholder and to pay such amount to the IRS on behalf of such shareholder.

Issuance of additional shares. We may issue new shares to additional investors to finance the acquisition of additional investments. On any issuance of additional shares, we expect that we will adjust the capital accounts of the existing shareholders to reflect a revaluation of our property (based on their then fair market value, net of liabilities to which they are then subject).

Tax returns, audits, interest and penalties. We will supply Schedule K-1 to IRS Form 1065 to each shareholder of record as of the last day of each month during a taxable year after the end of each calendar year. We are not obligated to provide tax information to persons who are not shareholders of record.

Any shareholder who sells or exchanges a Convertible CRA Share will be required to notify us of such transaction in writing within 30 days of the transaction (or, if earlier, by January 25 of the calendar year after the year in which the transaction occurs). The notification is required to include (i) the names and addresses of the transferor and the transferee; (ii) the taxpayer identification number of the transferor and, if known, of the transferee; and
(iii) the date of the sale or exchange. A shareholder will not be required to notify our Company of a sale or exchange of a common share if an information return is required to be filed by a broker with respect to such sale or exchange. Any transferor who fails to notify our Company of a sale or exchange may be subject to a $50 penalty for each such failure. We will treat any transferor shareholder who provides all of the information requested of the transferor on the depositary receipt as having satisfied this notification requirement.

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Federal Income Tax Considerations
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In addition, we must file a return notifying the IRS of any sale or exchange of a common share of which we have notice and report the name and address of the transferee and the transferor who were parties to such transaction, along with all other information required by applicable temporary and proposed treasury regulations, including the fair market value of the selling shareholder's allocable share of unrealized receivables (including depreciation recapture, if any). If we do not know the identity of the beneficial owner of the common share, the record holder of such common share may be treated as the transferor or transferee, as the case may be.

State, local and foreign income taxes. In addition to the federal income tax consequences described above, shareholders should consider potential state, local and foreign tax consequences of an investment in us and are urged to consult their individual tax advisors in this regard. The rules of some states, localities and foreign jurisdictions for computing and/or reporting taxable income may differ from the federal rules. Interest income that is tax-exempt for federal purposes is generally subject to state taxes, except in the state in which the property securing our investment and the bond issuer are located. All the bonds and interest income thereon may be subject to taxation by localities and foreign jurisdictions. An investment in our common shares could also require our shareholders to file tax returns in various jurisdictions, although we are not aware of any current filing obligations.

Under the tax laws of certain states, we may be subject to state income or franchise tax or other taxes applicable to our Company. Such taxes may decrease the amount of distributions available to our shareholders. Shareholders are advised to consult with their tax advisors concerning the tax treatment of our Company, and the effects under the tax laws of the states applicable to us and our shareholders.

The summary tax consequences set forth above is for general information only and does not address the circumstances of any particular shareholder. You should consult your own tax advisors as to the specific tax consequences of the purchase, ownership and disposition of our common and Series A Convertible CRA Shares including the application of state, local and foreign tax laws.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
Section 4975 of the Code, as applicable, impose certain requirements on (i) an employee benefit plan (as defined in Section 3(3) of ERISA), (ii) a plan described in Section 4975(e)(1) of the Code and (ii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each a "Plan"). Our Series A Convertible CRA Shares are not designed as an investment for Plans, and each purchaser and other transferee of our Series A Convertible CRA Shares will be deemed to have represented and agreed that it is not (and is not deemed for purposes of ERISA and Section 4975 of the Code to be) and for so long as it holds our Series A Convertible CRA Shares will not be (or be deemed for such purposes to be) a Plan. See "Risk Factors--Our Series A Convertible CRA Shares are not an appropriate investment for ERISA plans."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Plan of Distribution

Meridian Investments, Inc. ("Meridian"), has entered into an agency agreement with us, pursuant to which Meridian will act as our agent for the purpose of, and will use its best efforts in, finding purchasers for the Series A Convertible CRA Shares being offered hereby for our account and risk. If any payment and delivery of the Series A Convertible CRA Shares, as provided for in the agency agreement is made, we have agreed to pay Meridian, a placement
agent's commission of $     per Series A Convertible CRA Share as compensation
for its services.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part. Meridian will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase the Series A Convertible CRA Shares received by it on an agency basis.
You will be required to pay the purchase price of the Series A Convertible CRA Shares to be purchased by you in immediately available funds in The City of New York on the date of settlement.
Upon issuance, the Series A Convertible CRA Shares will not have an established trading market. The Series A Convertible CRA Shares will not be listed on any securities exchange.

The following table provides information regarding the amount of the placement agent's commission to be paid to Meridian by us assuming all of the Series A Convertible CRA Shares offered hereby are sold:

                                                 Per Share Total
                                                 --------- -----
                Public Offering Price...........     $       $
                Placement Agent's Commission....     $       $
                Proceeds, before expenses, to us     $       $

We estimate that the total expenses of this offering payable by us, excluding
the placement agent's commission, will be approximately $      .

Meridian may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). We have agreed to indemnify Meridian against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that Meridian may be required to make in respect thereof.

Other Relationships

Meridian and its affiliates have from time to time performed, and may continue to perform in the future, various investment banking, financial advisory and other commercial services for us and our affiliates, for which they have received, and may in the future receive, customary compensation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Legal Matters

Certain legal matters will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York, and Richards, Layton & Finger, P.A., Wilmington, Delaware. Greenberg Traurig, LLP, Philadelphia, Pennsylvania has acted as special bond counsel to our Company. Certain legal matters will be passed upon for the placement agent by Sidley Austin Brown & Wood LLP, New York, New York.

Experts

Our consolidated financial statements and the related financial statement schedule, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Forward-Looking Information

This prospectus supplement and the accompanying prospectus contain forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus supplement and the accompanying prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our Manager's view only as of the respective dates of this prospectus supplement and the accompanying prospectus.

--------------------------------------------------------------------------------

                                                                       Appendix

[LOGO] goulston&storrs
counsellors at law

                                                                         , 2002

Charter Municipal Mortgage Acceptance Company
625 Madison Avenue
New York, NY 10022

Meridian Investments, Inc.
1266 Furnace Brook Pkwy
Quincy, MA 02169

Gentlemen and Ladies:

   You have requested our opinion as special counsel to you, as to whether investment in the CRA Preferred Shares (as defined below) of Charter Municipal Mortgage Acceptance Company, a publicly-traded Delaware business trust (the "Trust"), by a banking institution subject to the Community Reinvestment Act of 1977 and its implementing regulations, 12 CFR 25 et seq. (the "CRA") (a "Bank") can be reported by a Bank as a "qualified investment" for positive consideration under the "investment test" of the CRA.

   As described in the Prospectus Supplement (as defined below) of the Trust, the Trust is a for-profit entity which has been publicly-traded on a national securities exchange since 1997. "Prospectus Supplement" as used herein shall
mean the Prospectus Supplement of the Trust, dated        , 2002 together with
any and all exhibits, appendices and supplements thereto. Through its subsidiaries, the Trust is primarily engaged in the acquisition and ownership (either directly or indirectly) of unrated, tax-exempt affordable multifamily housing revenue bonds (the "Bonds") and other investments that produce interest or distributions which are excluded from gross income for purposes of federal income taxation, although a small portion of the Trust's investments are loans and other investments which produce taxable income. The Bonds are secured by participating and non-participating first and second mortgages on multifamily housing properties set aside for low- to moderate income households (the "Underlying Properties") and are issued by state and municipal governments and agencies for the development and preservation of affordable housing.

   The Trust intends to issue Series A Convertible Community Reinvestment Act Preferred Shares in the Trust (the "CRA Preferred Shares") to Series A investors through Meridian Investments, Inc. pursuant to a Registration Statement on Form S-3, under the Securities Act of 1933, as amended. According to the Prospectus Supplement, the CRA Preferred Shares are convertible at the shareholder's option into common shares at the end of any calendar quarter on a one-to-one basis. Investors are expected to realize economic benefit in the form of tax-exempt distributions and share price appreciation.

        Goulston & Storrs, A Professional Corporation . Boston . Washington, DC
          400 Atlantic Avenue . Boston, Massachusetts 02110-3333 . 617.482.1776
                                Tel . 617.574.4112 Fax . www.goulstonstorrs.com

Charter Municipal Mortgage Acceptance Company,
          , 2002
Page   2
--------------------------------------------------------------------------------


  According to the Prospectus Supplement, the net proceeds received from the Trust's offering of the CRA Preferred Shares will be used primarily to acquire new Bonds, and the Trust will continue on an ongoing basis to raise capital and acquire new Bonds which will finance the construction and/or ownership of Underlying Properties that benefit from the Bonds and most of which are intended to also qualify for Federal Low Income Housing Tax Credits pursuant to
Section 42 of the Internal Revenue Code ("Tax Credits"). In addition, the Trust may acquire Bonds issued for the benefit of 501(c)(3) not-for-profit organizations after January 1, 1986 and other types of investments permitted under the trust agreement of the Trust.

  While the Trust has and will continue to acquire and hold Bonds throughout the country, its Manager, Related Charter L.P. (the "Manager"), has created a methodology for allocating the Bond portfolio of the Trust among Bank investors for purposes of reporting and allocating investment test credit under the CRA. This methodology is described in the sections of the Prospectus Supplement entitled "OUR CONVERTIBLE CRA SHARES--CRA Preferred Shareholders' Rights with Respect to CRA Allocations--Allocations with respect to this Convertible CRA Share offering--Initial Allocations." In summary, the Trust will attribute a Bond or Bonds to a Bank based upon the location of the Underlying Properties in relation to a Bank's self-defined geographic CRA assessment area (or broader statewide or regional area that includes the Bank's assessment area) as identified by the Bank to the Trust, the carrying value of each Bond, and a Bank's total investment amount. In cases where any of the Underlying Properties lie within two or more Bank assessment areas, the Trust will attribute partial ownership of the Bond to each Bank for purposes of CRA reporting. In no case will more than 100% of the carrying value of any Bond be attributed to the Trust's Bank investors. The Trust will rely on each Bank's identification of its CRA assessment area (or broader statewide or regional area that includes the Bank's assessment area) and will make no independent determination of the appropriate location of any Bonds relative to any Bank.

  The allocation of Bonds to holders of the CRA Preferred Shares for the purpose of CRA reporting will be undertaken by the Trust upon each issuance of CRA Preferred Shares, at the end of each quarter, or at the issuance of Parity Securities (as such term is defined in the Prospectus Supplement). To the extent that there are no Bonds available in the area requested by a Bank, the Trust may, where appropriate, accept a subscription based upon an undertaking to make a commercially reasonable effort to acquire Bonds that satisfy such Bank's specified CRA area criteria. Although the Trust also provides for a method of reallocation and replacement allocation under certain circumstances described in the Prospectus Supplement, our opinion is limited only to the Trust's initial allocation of Bonds at the time of a Bank's investment.

  In rendering the opinions contained in this letter, we have reviewed and relied solely upon the following, and we have made no inquiry, investigation or documentary review whatsoever (except as otherwise noted herein):

Charter Municipal Mortgage Acceptance Company,
          , 2002
Page   3
--------------------------------------------------------------------------------


      (i) relevant provisions of the CRA Regulations/1/ as interpreted by certain interagency interpretive guidance letters (the "Interagency Interpretive Letters") of the four federal financial institution supervisory agencies (the "Agencies") which assess an institution's record of helping to meet the credit needs of its community./2/ According to the Interagency Interpretive Letters, staff from all of the Agencies considered the issues raised and concurred in the findings expressed by the Interagency Interpretive Letters cited in this opinion;

      (ii) the revised Interagency Questions and Answers Regarding Community Reinvestment issued by the Federal Financial Institutions Examination Council on July 12, 2001/3/ ("Interagency Q&A") (the CRA Regulations, Interagency Interpretive Letters and Interagency Q&A are referred to herein collectively as the "CRA Guidances");

      (iii) the Trust's Prospectus Supplement, although we render no opinion on the factual and legal statements and assumptions set forth in or underlying the Prospectus Supplement except as expressly stated herein; and

      (iv) such other documents and performed such other investigations to verify certain representations and other matters having material significance as we have deemed customary and prudent for purposes of rendering our opinions.

   We note that in order to preserve the tax-exempt status of the interest income generated by the Bonds, the Internal Revenue Code requires that the Underlying Properties be operated as follows: (1) no less than 20% of units are rented to households at or below 50% of the area median income, or (2) no less than 40% of units are rented to households at or below 60% of the area median income./4/ In addition, according to the Prospectus Supplement, most of the Underlying Properties also utilize Tax Credits, and are thus subject to rent restrictions and the household income restrictions described above for a minimum of thirty years, although many have committed to even longer affordability periods. We have not independently verified the compliance of the Underlying Properties in which the Trust will invest with any of these requirements.

   In rendering this opinion we assume that in every case, the particular Bank investor has requisite legal authority to purchase and hold the CRA Preferred Shares for its own account. The CRA and its implementing Regulations do not provide authority for institutions to make investments that are not otherwise allowed under applicable banking laws and regulations./5/


--------
/1/ 12 CFR Part 25 (as affected by the Gramm-Leach-Bliley Act enacted on
    November 12, 1999).
/2/ The four federal agencies are: the Office of the Comptroller of the Currency; the Federal Deposit Insurance Corporation; the Board of Governors of the Federal Reserve System; and the Office of Thrift Supervision. The Agencies have promulgated substantively identical CRA regulations under 12 C.F.R. parts 25, 228, 345, and 563e.
/3/ 66 Fed. Reg. 36619 (July 12, 2001), [CCH] Fed. Bank. L. Rep. Para. 64-371.
/4/ 26 U.S.C. (S)(S)142 and 145.
/5/ See Interagency Interpretive Letter No. 715 (April 2, 1996, [CCH] Fed.
    Bank. L. Rep. Para. 81-030, at 90,290n; see also Interagency Interpretive Letter No. 727 (June 27, 1996), [CCH] Fed. Bank. L. Rep. Para. 81-044, at 90,331n.

Charter Municipal Mortgage Acceptance Company,
          , 2002
Page   4
--------------------------------------------------------------------------------

   Our opinions and the legal conclusions expressed herein are based on the facts and representations in existence and on the laws and regulations in effect as of the date hereof, all of which are subject to change prospectively and retroactively.

   An opinion of counsel is predicated on all the facts and conditions set forth in the opinion and is not a guarantee of the current status of the law and should not be accepted as a guarantee that a court of law or any administrative agency such as the Agencies will concur in the opinion. The actual determination of whether the CRA Preferred Shares and the Trust's allocation methodology are CRA-qualifying will be made by the Agencies during their periodic examination of a Bank.

                            Discussion and Opinion

   Based solely on the foregoing, and subject to the limitations, discussion and qualifications set forth herein, we are of the opinion that it is more likely than not that (i) a Bank's investment in the CRA Preferred Shares will receive positive consideration under the CRA as a qualified investment; and,
(ii) the methodology of initial allocation of CRA credits which the Trust proposes will be acceptable to the Agencies.

A.    CRA Preferred Shares as Qualified Investments Under the CRA

   The CRA Guidances set forth a number of different evaluation methods which examiners use to assess an institution's record of helping to meet the credit needs of its entire community depending on the business strategy and size of the institution under examination./6/ A large institution's CRA performance is typically evaluated under the lending, investment and service tests. Examiners consider a large institution's "qualified investments under the investment test. Activities considered under the lending or service tests may not be considered again (double counted) under the investment test./7/

   The CRA Regulations define "qualified investment" as "[a] lawful investment, deposit, membership share or grant that has as its primary purpose community development."/8/ Interagency Interpretive Letter No. 715 ("Letter No. 715") affirms that a mortgage backed security is considered a qualified investment if the security composing the fund primarily funds affordable housing (including multifamily rental housing) for low- or moderate-income individuals. Similarly, Interagency Interpretive Letter No. 780 ("Letter No. 780") affirms that investment in an equity fund, that in turn, invests in projects that provide affordable housing to low- and moderate-income individuals, would have community development as its primary purpose and the institution may receive positive consideration for the investment as a qualified investment, provided the investment benefits the institution's assessment area(s) or a broader statewide or regional area(s) that includes the institution's assessment area(s). A Bank's investment in the Trust is therefore similar to other investments for which the Agencies have endorsed positive consideration as a qualified investment under the CRA Regulation's investment test.

--------
/6/ 12 CFR Part 25.11(b) and 25.21(a)
/7/ 12 CFR Part 25.23(a) & (b). In some circumstances, an institution may receive consideration for part of an investment under the lending test and also receive consideration under the investment test for part of the investment that was not considered under the lending test. Interagency Interpretive Letter No. 727 (June 27, 1996), [CCH] Fed. Bank. L. Rep. Para. 81-044, at 90,333.
/8/ 12 CFR Part 25.12(s)

Charter Municipal Mortgage Acceptance Company,
          , 2002
Page   5
--------------------------------------------------------------------------------


B.    Trust's Allocation Methodology

   Under the CRA Guidances, the assessment area(s) for a Bank, with certain exceptions, generally consists of one or more metropolitan statistical areas or one or more contiguous political subdivisions, such as counties, cities, or towns; and must include those areas in which the Bank has its main office, its branches, its deposit-taking ATMs, and any surrounding areas in which the Bank has originated or purchased a substantial portion of its loans. Under the CRA Guidances, each Bank bears responsibility for properly delineating the assessment area(s) within which its community lending, investment and service practices should be evaluated. The Agencies do not evaluate a Bank's delineation of its assessment area(s) as a separate performance criterion, but do review the delineation for compliance with the CRA./9/

   The Trust's methodology for allocating Bonds among various investors for the purposes of meeting CRA regulatory reporting needs of investors of CRA Preferred Shares described in the Prospectus Supplement has not been directly addressed in published authority. However, the Agencies found a similar approach acceptable in Letter Nos. 715 and 780.

   Letter No. 715 describes a fund in which investors select particular geographic regions but receive economic benefit according to the performance of the overall portfolio. While the underlying investment is different from that proposed by the Trust, Letter No. 715 accepts the more general concept of an investor receiving economic benefit from an entire portfolio while being attributed a subset of the fund's property within the portfolio for purposes of CRA reporting. Similarly, in Letter No. 780, the Agencies approved as an appropriate vehicle for Banks to obtain favorable consideration under the investment test, a Bank's investment in a pooled community reinvestment trust that purchased tax exempt bonds throughout the country but used the funds provided by a Bank investor to acquire properties in the Bank's self-defined assessment area.

   Although the attribution methodology proposed by the Trust is somewhat novel under existing CRA Guidances, it is similar in important respects to the CRA credit allocation methodologies approved in Letter Nos. 715 and 780 and the other CRA Guidances referenced herein and the Agencies more likely than not would accept the Trust's methodology for the initial allocation of CRA Preferred Shares to Bank investors as appropriate for the purpose of CRA reporting.

   It should be noted that under the CRA Guidances the degree of favorable investment test consideration a Bank is given during an examination is based upon four factors:

      (1)  the dollar amount of qualified investments;

      (2)  the innovativeness or complexity of qualified investments;

      (3) the responsiveness of qualified investments to credit and community development needs; and

      (4) the degree to which the qualified investments are not routinely provided by private investors./10/

--------
/9/ 12 CFR Part 25.41
/10/ 12 CFR Part 25.23(e)

Charter Municipal Mortgage Acceptance Company,
          , 2002
Page   6
--------------------------------------------------------------------------------


   In addition, as stated above, qualified investments must benefit a Bank's assessment area(s) or a broader statewide or regional area that includes the Bank's assessment area(s)."/11/ Under the Interagency Q&A as amended in July 2001, so long as the institution has adequately addressed the community development needs of its assessment area, CRA examiners may give positive CRA consideration to qualified investments made by the institution which benefit a statewide or regional area that includes the institution's assessment area, even if those activities do not benefit the institution's assessment area.

   Factor 1 above is quantitative. According to the CRA Guidances, examiners will determine the dollar amount of a Bank's qualified investment by relying on the figures recorded by the Bank according to generally accepted accounting principles. Factors 2, 3, and 4 are qualitative. Accordingly, the Trust cannot give assurance, nor can any opinion be given, as to the degree or weight of consideration a Bank's investment in the Trust will receive for each of Factors 2, 3 and 4.

   Our opinions set forth herein are also subject to the following qualifications:

      (i) In our examination and in rendering this opinion, we have assumed the authenticity and accuracy of statements of fact on which we are relying, including, without limitation the Prospectus Supplement, and have made no independent investigations thereof. We are not passing upon and do not assume any responsibility for the accuracy, sufficiency, completeness or fairness of any statements, representations, warranties, descriptions, information or financial data with respect to the Prospectus Supplement, or the transactions contemplated thereby, and we advise you that we have not independently verified the accuracy, sufficiency, completeness or fairness of any of the foregoing.


      (ii) We do not purport to express any opinion herein concerning any laws other than the CRA and interpretive guidance provided by the Agencies through the CRA Guidances relating to qualified investments under the investment test. We express no opinion as to the lawfulness of an investment in the CRA shares by any particular investor or as to the application or interpretation of any other laws governing or regulating Banks.

      (iii) The opinions hereinbefore expressed are qualified to the extent that the interpretation and implementation of the CRA and its regulations may be subject to or affected by: (a) the exercise of administrative discretion in accordance with general bank regulatory practices; or (b) the CRA performance context, including any plan, commitments, memorandum of understanding or other applicable regulatory requirements, of a particular bank investor.


--------
/11/ 12 CFR Part 25.23(a)

Charter Municipal Mortgage Acceptance Company,
          , 2002
Page   7
--------------------------------------------------------------------------------

   The opinions rendered herein are as of the date of this opinion letter. We assume no obligation to update such opinions to reflect any facts or circumstances which may hereinafter come to our attention or any change in the law or regulatory policy which may hereinafter occur. This opinion is not subject to, and shall not be governed by or interpreted in accordance with, the Third-Party Legal Opinion Report (including the Legal Opinion Accord and the "guidelines" set forth therein) of the ABA Section of Business Law (1991). This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly set forth herein. This opinion is furnished solely for inclusion in the Prospectus Supplement in connection with the referenced transaction and may not otherwise be quoted, distributed or relied upon by any person or investor without our prior written consent.

                                          Very truly yours,

                                          GOULSTON & STORRS, P.C.

DMA/PAH/KJH/aab

================================================================================


                                 $400,000,000

                 CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY


                             ---------------------

                   Common Shares of Beneficial Interest and
                    Preferred Shares of Beneficial Interest

      We are Charter Municipal Mortgage Acceptance Company, a business trust formed under the laws of the State of Delaware. This prospectus relates to the public offer and sale of our common and preferred shares of beneficial interest which we may offer from time to time in one or more series, with an aggregate public offering price of up to $400,000,000. Our shares may be offered, separately or together, in separate series and in amounts, at prices and on terms to be determined at the time of the offering of our shares.

      The specific terms of our shares in respect of which this prospectus is being delivered will be set forth in one or more supplements to this prospectus and will include, in the case of preferred shares, the number of preferred shares, the specific title and stated value, any distribution, liquidation, redemption, conversion, voting and other rights, and any public offering price, and in the case of common shares, the number of common shares and the terms of the offering and sale. The supplement to this prospectus will also contain information, where appropriate, about the risk factors and federal income tax considerations relating to, and any listing on a securities exchange of, our shares.

      Our shares may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our shares, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth in the applicable supplement to this prospectus. See "Plan of Distribution". No shares may be sold without delivery of the applicable supplement to this prospectus describing the method of distribution and terms of such shares.

      Our common shares are traded on the American Stock Exchange under the symbol "CHC".

                             ---------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             ---------------------

               THE DATE OF THIS PROSPECTUS IS FEBRUARY 21, 2002.



================================================================================

                               TABLE OF CONTENTS

                                                                     PAGE
-                                                                    ----
OUR COMPANY.........................................................   1

DESCRIPTION OF OUR SHARES...........................................   2

USE OF PROCEEDS.....................................................   8

PLAN OF DISTRIBUTION................................................   8

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS   9

EXPERTS.............................................................   9

LEGAL MATTERS.......................................................   9

WHERE YOU CAN FIND MORE INFORMATION.................................  10

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................  10

                          FORWARD-LOOKING INFORMATION

      Certain information both included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on the operations and future prospects of our Company include, but are not limited to those set forth under the heading "Risk Factors" in any supplement to this prospectus. These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference herein.

  THROUGHOUT THIS PROSPECTUS, THE TERMS "COMPANY," "WE," "OUR" AND "US," ARE ALL USED IN REFERENCE TO CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY AND ITS SUBSIDIARIES, EXCEPT AS THE CONTEXT OTHERWISE REQUIRES. THE TERM "MANAGER" REFERS COLLECTIVELY, TO CHARTER MAC CORPORATION AND RELATED CHARTER LP, UNLESS OTHERWISE STATED, AND THE TERM "RELATED CAPITAL" REFERS TO RELATED CAPITAL COMPANY. LASTLY, THE TERM "SHARES" IS USED IN REFERENCE TO OUR COMMON AND PREFERRED SHARES OF BENEFICIAL INTEREST TO WHICH THIS PROSPECTUS, AND ANY SUPPLEMENT THERETO RELATES.

                                  OUR COMPANY

      We are Charter Municipal Mortgage Acceptance Company, a business trust formed under the laws of the State of Delaware. We commenced operations in October 1997 and invest primarily in affordable multifamily housing revenue bonds, a portion of which are participating bonds, and other investments that produce interest or distributions which are excluded from gross income for purposes of federal income taxation. A portion of our revenue bonds and other investments produce taxable income. We refer to our investments in bonds as "revenue bonds." Substantially all of our investments are held indirectly through our subsidiaries. Our common shares trade on the American Stock Exchange under the symbol "CHC."

      We operate our day-to-day activities and select our investments utilizing the services and advice provided by our wholly-owned subsidiary, Charter Mac Corporation (which we refer to as "CM Corp.") and Related Charter LP, an affiliate of Related Capital. They provide these services pursuant to management agreements between (i) CM Corp. and/or Related Charter LP and us, and (ii) CM Corp. and each of our subsidiaries. For purposes of simplifying our description in this prospectus, we refer to CM Corp. and Related Charter LP collectively as our "Manager."

      Our Manager has subcontracted its obligations under the management agreements to Related Capital and use Related Capital's resources and real estate and investment expertise to advise us and provide us with services. The management team that provides us with investment advice has an average of 13 years of experience with our Manager and/or Related Capital and 21 years of experience in the real estate industry.

      We recently formed CM Corp. as a taxable subsidiary to help us to more efficiently manage our taxable business and to permit us to diversify our business lines to include, among other activities, providing mortgage origination and servicing to third parties and guaranteeing third party loans for a fee. CM Corp. will hold most of our taxable investments, conduct any fee-generating activities in which we may engage and provide management services to us.

      As a business trust, Charter Municipal Mortgage Acceptance Company is treated as a partnership for federal income tax purposes and, thus, is not subject to federal corporate income taxation. See "Risk Factors--Publicly traded partnership status" and "Federal Income Tax Considerations" in the supplement relating to this prospectus.

      Neither we nor the subsidiaries through which we conduct substantially all of our business are registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") and we believe that we are not required to so register. If we were required to become registered, we would not be able to conduct our activities as we currently conduct them. We at all times intend to conduct our activities so as not to become regulated as an investment company under the Investment Company Act. Additional information regarding the risks associated with the failure to qualify for an exemption may be found in the applicable supplement to this prospectus.

      Investing in our shares involves various risks. In considering whether to purchase our shares, you should also carefully consider the matters discussed under "Risk Factors" in the supplement relating to this prospectus.

      Our principal executive offices, as well as those of our Manager and Related Capital, are located at 625 Madison Avenue, New York, New York 10022. Our phone number is (212) 421-5333.

                           DESCRIPTION OF OUR SHARES

      THE FOLLOWING DESCRIPTION OF OUR SHARES DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPLICABLE DELAWARE LAW, AND TO PROVISIONS OF OUR TRUST AGREEMENT AND BYLAWS, EACH AS AMENDED AND RESTATED, COPIES OF WHICH ARE EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. SEE "WHERE YOU CAN FIND MORE INFORMATION."

                                   OVERVIEW

      This prospectus relates to the offer and sale from time to time of common shares and/or preferred shares, which may be issued in one or more series, with an aggregate public offering price of up to $400,000,000, in amounts, at prices and on terms to be determined at the time of the offering.

      Our trust agreement authorizes our board of trustees to issue 50,000,000 shares of beneficial interest (common, preferred and otherwise), to classify or reclassify any unissued beneficial interests, to provide for the issuance of beneficial interests in other classes or series of securities, to establish the number of beneficial interests in each class or series and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms.

      As of the date of this prospectus, our issued and outstanding shares of beneficial interest consist of common shares and Community Reinvestment Act preferred shares. One of our subsidiaries, Charter Mac Equity Issuer Trust, has also issued preferred equity. See "Description of our Outstanding Preferred Shares" below.

      Subject to the American Stock Exchange rules which require shareholder approval for certain issuances of securities, we may issue shares from time to time in one or more series, generally without shareholder approval, with such preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are permitted by Delaware law and as established by our board of trustees.

      THE FOLLOWING DESCRIPTION SETS FORTH CERTAIN GENERAL TERMS AND PROVISIONS OF OUR SHARES TO WHICH A SUPPLEMENT TO THIS PROSPECTUS MAY RELATE. THE PARTICULAR TERMS OF THE SHARES BEING OFFERED AND THE EXTENT TO WHICH SUCH GENERAL PROVISIONS MAY APPLY WILL BE DESCRIBED IN THE APPLICABLE SUPPLEMENT TO THIS PROSPECTUS RELATING TO SUCH SHARES. IF SO INDICATED IN THE APPLICABLE SUPPLEMENT TO THIS PROSPECTUS, THE TERMS OF ANY SERIES OF SHARES MAY DIFFER FROM THE TERMS SET FORTH BELOW, EXCEPT THOSE TERMS REQUIRED BY OUR TRUST AGREEMENT AND BYLAWS. THE STATEMENTS BELOW DESCRIBING OUR SHARES ARE SUBJECT TO AND QUALIFIED BY REFERENCE TO THE APPLICABLE PROVISIONS OF OUR TRUST AGREEMENT AND BYLAWS.

GENERAL DESCRIPTION OF OUR COMMON SHARES

      GENERAL. Unless otherwise provided for in the applicable supplement to this prospectus, our common shares have equal dividend, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Holders of our common shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

      DISTRIBUTIONS. Subject to any preferential rights of any outstanding shares or series of shares, our common shareholders are entitled to receive distributions, when and as authorized by our board of trustees, out of legally available funds. Distributions will be made at such rates and on such dates as will be set forth in the applicable supplement to this prospectus.

      VOTING RIGHTS. Our common shareholders have no right to participate in the control of our business. However, our common shareholders have been granted certain voting rights which are set forth in our trust agreement. Holders of our common shares, as a class, have the power to vote on all matters presented to our shareholders, except as otherwise provided by Delaware law. Pursuant to our trust agreement, our common shareholders are entitled to one vote per common share on all matters voted on by shareholders and, except as provided in our trust agreement in respect of any other class or series of beneficial interests, the holders of such common shares exclusively possess all voting power and have been granted the right to vote upon: (i) the election of our board of trustees, (ii) our merger, consolidation or termination and dissolution, (iii) sale of all or substantially all of our assets and (iv) amendment of our trust agreement (except in certain limited circumstances), provided that provisions relating to the limitation of liability and indemnification may only be amended prospectively.

      REGISTRAR AND TRANSFER AGENT. The registrar and transfer agent for our common shares will be set forth in the applicable supplement to this prospectus.

GENERAL DESCRIPTION OF OUR PREFERRED SHARES

      GENERAL. Subject to limitations prescribed by Delaware law and our trust agreement, our board of trustees is authorized to fix the number of shares constituting each series of preferred shares and the designations and terms, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, distributions, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our board of trustees or a duly authorized committee thereof. The preferred shares will, when issued, be fully paid and non assessable and, if so provided in a supplement to this prospectus, will have no preemptive rights. As of the date of this prospectus, the only preferred shares issued and outstanding are the preferred shares described below under the subheading "Description of our Outstanding Preferred Shares."

      Reference is made to any supplement to this prospectus relating to the preferred shares offered thereby for specific items, including:

          .   The title and stated value of such preferred shares;

          . The number of shares of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

          . The distribution rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

          . The date from which distributions on such preferred shares shall accumulate, if applicable;

          . The procedures for any auction and remarketing, if any, for such preferred shares;

          . The provisions for a sinking fund, if any, for such preferred shares;

          . The provision for redemption, if applicable, of such preferred shares;

          .   Any listing of such preferred shares on any securities exchange;

          . The terms and conditions, if applicable, upon which such preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

          . A discussion of federal income tax considerations applicable to such preferred shares;

          . The relative ranking and preferences of such preferred shares as to distribution rights (including whether any liquidation preference as to the preferred shares will be treated as a liability for purposes of determining the availability of assets for distributions to holders of shares ranking junior to the preferred shares as to distribution rights) and rights upon our liquidation or winding up of our affairs;

          . Any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs; and

          . Any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

      RANK. Unless otherwise indicated in the applicable supplement to this prospectus, our preferred shares rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

          . senior to all classes or series of common shares, and to all equity securities ranking junior to such preferred shares;

          . on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred shares; and

          . junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred shares.

      DISTRIBUTIONS. Subject to any preferential rights of any outstanding shares or series of shares, our preferred shareholders are entitled to receive distributions, when and as authorized by our board of trustees, out of legally available funds, and share pro rata based on the number of preferred shares, common shares and other parity equity securities outstanding. Distributions will be made at such rates and on such dates as will be set forth in the applicable supplement to this prospectus.

      VOTING RIGHTS. Unless otherwise indicated in the applicable supplement to this prospectus, holders of our preferred shares will not have any voting rights.

      LIQUIDATION PREFERENCE. Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares ranking junior to the preferred shares in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred shares are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such of our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred shares and the corresponding amounts payable on all of our shares of other classes or series of equity security ranking on a parity with the preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred shares and all other such classes or series of equity security shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

      If the liquidating distributions are made in full to all holders of preferred shares, our remaining assets shall be distributed among the holders of any other classes or series of equity security ranking junior to the preferred shares upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

      CONVERSION RIGHTS. The terms and conditions, if any, upon which shares of any series of preferred shares are convertible into common shares will be set forth in the applicable supplement to this prospectus. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

      REDEMPTION.   If so provided in the applicable supplement to this
prospectus, our preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

      REGISTRAR AND TRANSFER AGENT. The registrar and transfer agent for our preferred shares will be set forth in the applicable supplement to this prospectus.

DESCRIPTION OF OUR OUTSTANDING PREFERRED SHARES

  COMMUNITY REINVESTMENT ACT PREFERRED SHARES

      We have issued and may in the future issue series of preferred shares called Convertible Community Reinvestment Act Preferred Shares, also referred to as our "Convertible CRA Shares." We believe that an investment in our Convertible CRA Shares will enable banks and similar institutions to obtain positive consideration under the Community Reinvestment Act. The Community Reinvestment Act, enacted in 1977, encourages banks and similar institutions insured by the Federal Deposit Insurance Corporation to invest in projects that promote community development, particularly in low and moderate income neighborhoods. The Community Reinvestment Act does this by awarding such banks and similar institutions, "credits" based upon the amount of funds they invest in "qualifying" projects. Examples of qualifying projects include, among others, those investments that provide affordable housing for low or moderate income individuals, or fund activities that revitalize or stabilize low or moderate income areas. We invest in revenue bonds that fund these types of investments. We believe that an investment in our Company through our Convertible CRA Shares will qualify for credits under the Community Reinvestment Act. Each Convertible CRA shareholder may be entitled to an allocation of these credits based upon the aggregate amount of their investment in us, for Community Reinvestment Act purposes.

      Our Convertible CRA Shares rank on parity (pro rata based on the number of Convertible CRA Shares, common shares and other parity equity securities) with our common shares with respect to our distributions, our earnings and losses, and rights upon liquidation, dissolution or winding up, and junior to all equity securities issued by us whose terms specifically provide, other than with respect to allocation of CRA credits, that they rank senior to the Convertible CRA Shares. In this regard, in the event of (i) the payment of distributions payable in our common shares or securities convertible into our common shares, (ii) the issuance to all holders of our common shares of certain rights, options or warrants entitling them to subscribe for or purchase common shares at a price per share less than the fair market value per common share, and
(iii) all other distributions to the holders of our common shares or evidences of our indebtedness or our assets, our Convertible CRA shareholders will receive for each Convertible CRA Share held, the same payment, issuance or distribution payable for each common share held. For example, if we pay a distribution with respect to our common shares or to securities convertible into our common shares, and common shareholders are entitled to receive two common shares for each common share they hold, the Convertible CRA shareholders will also receive two common shares for each Convertible CRA Share they hold. In connection with the foregoing payments, issuances or distributions, we will take whatever actions we consider to be advisable in order that both our common and Convertible CRA shareholders will be treated the same for federal income tax purposes.

      We have completed two offerings of Convertible CRA Shares, raising net proceeds of approximately $35 million. These Convertible CRA Shares are convertible into our common shares at two different conversion rates of .9217 under the first offering and .9678 under the second offering. As of September 30, 2001, we had 1,882,364 Convertible CRA Shares outstanding, which are convertible into 1,764,663 common shares.

  CHARTER MAC EQUITY ISSUER TRUST--PREFERRED SHARES

      SERIES A SHARES. One of our subsidiaries, Charter Mac Equity Issuer Trust, which we refer to as the Equity Trust, previously completed three preferred equity offerings in which it issued (i) 45 Series A Cumulative Preferred Shares, (ii) 48 Series A-1 Cumulative Preferred Shares and (iii) 62 Series A-2 Cumulative Preferred Shares. We collectively refer to the Series A Cumulative Preferred Shares, Series A-1 Cumulative Preferred Shares and Series A-2 Cumulative Preferred Shares as the "Series A Shares." The Equity Trust was organized to create a vehicle which generates 100% tax-exempt income that would be attractive to institutional investors.

      The Series A Shares rank, with respect to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Equity Trust, senior to all classes or series of common shares of the Equity Trust, and senior to the Equity Trust's Series B Shares (as described below under "--Series B Shares"). We own all of the common shares of the Equity Trust.

      The Series A, Series A-1 and Series A-2 Cumulative Preferred Shares have annual preferred dividend rates of 6.625%, 7.100% and 6.300%, respectively through June 30, 2009, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, upon the declaration by the Equity Trust's board of trustees, but only to the extent of the Equity Trust's tax-exempt income, net of expenses, for the particular quarter. The Series A Shares are subject to mandatory tender by their holders for remarketing and purchase on June 30, 2009 and each remarketing date thereafter at a price equal to $2,000,000 per Series A Preferred Share and $500,000 per Series A-1 and Series A-2 Cumulative Preferred Share plus, to the extent of the Equity Trust's quarterly net income, an amount equal to all distributions accrued but unpaid on the Series A Shares.

      Holders of the Series A Shares may elect to retain their Series A Shares upon a remarketing, with a distribution rate to be determined immediately prior to the remarketing date by the remarketing agent. Each holder of the Series A Shares will be required to tender its Series A Shares to the Equity Trust for mandatory repurchase on June 30, 2049, unless the Equity Trust decides to remarket our shares on such date. The Equity Trust may not redeem the Series A Shares before June 30, 2009. After that date, all or a portion of the Series A Shares may be redeemed. The Series A Shares are not convertible into common shares of the Equity Trust.

      SERIES B SHARES. The Equity Trust also completed two preferred equity offerings in which it issued (i) 110 Series B Subordinate Cumulative Preferred Shares and (ii) 37 Series B-1 Subordinate Cumulative Preferred Shares. We collectively refer to the Series B Subordinate Cumulative Preferred Shares and Series B-1 Subordinate Cumulative Preferred Shares as the "Series B Shares."

      The Series B Shares rank, with respect to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Equity Trust, senior to all classes or series of common shares of the Equity Trust, and junior to the Equity Trust's Series A Shares.

      The Series B and Series B-1 Subordinate Cumulative Preferred Shares have an annual preferred dividend rate of 7.600% and 6.800%, respectively through November 30, 2010 payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year upon the declaration by the Equity Trust's board of trustees, but only to the extent of the Equity Trust's tax-exempt income, net of expenses, for the particular quarter. The Series B Shares are subject to mandatory tender by their holders for remarketing and purchase on November 30, 2010 and each remarketing date thereafter at a price equal to the $500,000 per Series B Share plus, to the extent of the Equity Trust's quarterly net income, an amount equal to all distributions accrued but unpaid on the Series B Shares.

      Holders of the Series B Shares may elect to retain their Series B Shares upon a remarketing, with a distribution rate to be determined immediately prior to the remarketing date by the remarketing agent. Each holder of the Series B Shares will be required to tender its Series B Shares to the Equity Trust for mandatory repurchase on November 30, 2050, unless the Equity Trust decides to remarket the shares on such date. The Equity Trust may not redeem the Series B Shares before November 30, 2010. After that date, all or a portion of the Series B Shares may be redeemed. The Series B Shares are not convertible into common shares of the Equity Trust.

      COVENANTS WITH RESPECT TO THE EQUITY TRUST PREFERRED SHARES. The Equity Trust is subject to, among others, the following covenants with respect to the Series A Shares and the Series B Shares, which we collectively refer to as the "Equity Trust Preferred Shares:"

      Tax-exempt interest and distributions. The Equity Trust may only acquire new investments that it reasonably believes will generate interest and distributions excludible from gross income for federal income tax purposes. The Equity Trust will dispose of any investment the interest on which becomes includible in gross income for federal income tax purposes, for any reason, as soon as commercially practicable.

      Leverage. The Equity Trust will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any obligation except if (i) the Equity Trust is not in default under its trust agreement, (ii) the Equity Trust has paid or declared and set aside for payment all accrued and unpaid distributions on the Equity Trust Preferred Shares, and (iii) after giving effect to the incurrence of the obligation, the leverage ratio is less than .6 to 1.0.

      Failure to pay distributions. If the Equity Trust has not paid in full six consecutive quarterly distributions on the Equity Trust Preferred Shares, the Equity Trust is required to reconstitute its board of trustees so that a majority of the board of trustees consists of trustees who are independent with respect to the Equity Trust, us, our Manager or Related Capital.

      Allocation of taxable interest income and market discount. The Equity Trust will specially allocate taxable interest income and market discount that is taxable as ordinary income to us. Market discount, if any, may arise where the Equity Trust acquires a bond other than upon its original issuance for less than its stated redemption price at maturity and the difference is greater than a DE MINIMIS amount (generally 1/4 of 1% of a bond's stated redemption price at maturity multiplied by the number of complete years to maturity).

      Limitation on issuance of preferred equity interests. The Equity Trust may not issue preferred equity interests that are senior to the Series A Shares without the consent of a majority of the holders of the Series A Shares. The Equity Trust may not issue any preferred equity interests that are equal in rank to the Equity Trust Preferred Shares unless certain conditions are met, including that the amount of such preferred equity interests is limited, the Equity Trust has paid or declared and set aside for payment all accrued and unpaid distributions on the Equity Trust Preferred Shares to holders, and there is no default or event of default under the Equity Trust's trust agreement.

                                USE OF PROCEEDS

      Unless otherwise described in a supplement to this prospectus, we expect to use the net proceeds of the sale of our shares primarily to acquire additional revenue bonds and other investments, in each case, as described in detail in the prospectus supplement depending upon the circumstances at the time of the related offering, and for other general trust purposes. Any specific allocation of the net proceeds of an offering of shares to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

                             PLAN OF DISTRIBUTION

      We may sell our shares in or outside the United States to or through underwriters or dealers, through agents or directly to other purchasers. The applicable supplement to this prospectus with respect to our shares, will set forth the terms of the offering of our shares, including the name or names of any underwriters, dealers or agents, the public offering price, any underwriting discounts and other items constituting underwriter compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed.

      Our shares may be sold directly by us or through agents designated by us from time to time at fixed prices, which may be changed, or at varying prices determined at the time of a sale of our shares. Any agent involved in the offer or sale of our shares will be named, and any commissions payable by us to such agent will be set forth, in the supplement to this prospectus relating thereto.

      In connection with the sale of our shares, underwriters or agents may receive compensation from us or from purchasers of our shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our shares may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of our shares they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our shares will be subject to conditions precedent and the underwriters will be obligated to purchase all our shares if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Any common shares sold pursuant to this prospectus and applicable prospectus supplement, will be approved for trading, upon notice of issuance, on the American Stock Exchange.

      Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our shares may be entitled to indemnification by us against and contribution toward certain liabilities, including liabilities under the Securities Act.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

      In order to comply with the securities laws of certain states, if applicable, our shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

     RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

      The following table sets forth our historical ratio of earnings to combined fixed charges and preference dividends for the periods indicated:

 YEAR ENDED DECEMBER 31,      NINE MONTHS ENDED
 -----------------------      -----------------
  1996 1997 1998 1999    2000      9/30/01
------ ---- ---- -   -   ---- -----------------
  N/A  24:1  7:1  3:1     2:1          2:1
------ ---- ---- ----    ---- -----------------
--------------------------------------------

      For the purposes of computing the ratio of earnings to fixed charges and preference dividends, earnings were calculated using income before minority interests, adding back total fixed charges less preference security dividend requirements of consolidated subsidiaries. Fixed charges consist of interest expense, minority interest in income of subsidiary, recurring fees and amortization of capitalized costs related to indebtedness and preference security dividend requirements of consolidated subsidiaries. There are no periods in which earnings were insufficient to cover combined fixed charges and preference dividends.

                                    EXPERTS

      The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from our annual report on Form 10-K for the fiscal year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

      Certain legal matters will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York, and Greenberg Traurig, LLP, Philadelphia, Pennsylvania. The validity of the shares will be passed upon for us by Richards, Layton and Finger, P.A., Wilmington, Delaware.

                      WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 under the Securities Act to register the shares offered by this prospectus. This prospectus is part of the registration statement. This prospectus does not contain all the information contained in the registration statement because we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, which you may read and copy at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's Regional Offices at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain copies at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding our Company. You may access the SEC's web site at http://www.sec.gov.

      We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. As a result, we are required to file reports, proxy statements and other information with the SEC. These materials can be copied and inspected at the locations described above. Copies of these materials can be obtained from the Public Reference Section of the SEC at 450 Judiciary Plaza, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our common shares are listed on the American Stock Exchange under the symbol "CHC."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

        . Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on March 30, 2001 (SEC File No. 001-13237);

        . Our Quarterly Report on Form 10-Q for the period ended September 30, 2001, filed with the SEC on November 14, 2001 (SEC File No. 001-13237);

        . Our Quarterly Report on Form 10-Q for the period ended June 30, 2001, filed with the SEC on August 14, 2001 (SEC File No. 001-13237);

        . Our Quarterly Report on Form 10-Q for the period ended March 31, 2001, filed with the SEC on May 15, 2001 (SEC File No. 001-13237);

        . Our Definitive Proxy Statement dated April 30, 2001 on Schedule 14A prepared in connection with our Annual Meeting of Shareholders held on June 12, 2001 (SEC File No. 001-13237);

        . Our Current Report on Form 8-K filed with the Commission on January 29, 2002 (SEC File No. 001-13237);

        . Our Current Report on Form 8-K filed with the Commission on January 25, 2002 (SEC File No. 001-13237);

        . Our Current Report on Form 8-K filed with the Commission on January 14, 2002 (SEC File No. 001-13237);

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        .   Our Current Report on Form 8-K filed with the Commission on January
            7, 2002 (SEC File No. 001-13237);

        . Our Current Report on Form 8-K filed with the Commission on October 26, 2001 (SEC Fle No. 001-13237);

        . Our Current Report on Form 8-K filed with the Commission on October 22, 2001 (SEC File No. 001-13237);

        . Our Current Report on Form 8-K filed with the Commission on September 5, 2001 (SEC File No. 001-13237);

        . Registration Statement on Form 10 and Form 10/A dated July 31, 1997 and filed on August 1, 1997; and as amended and filed on September 23, 1997 (SEC File No. 001-13237).

      You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

                 Charter Municipal Mortgage Acceptance Company
                              625 Madison Avenue
                           New York, New York 10022
                              Attn: Brenda Abuaf
             Telephone requests may be directed to (212) 421-5333.

      This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

      Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document filed as an exhibit to the registration statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.


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